                                 LOAN AGREEMENT


                         Dated as of December 28, 1993


                                  by and among



                          FRP FINANCING LIMITED, L.P.
                                  as Borrower,



                        NOMURA ASSET CAPITAL CORPORATION
                                   as Lender


                                      and


                             BANKERS TRUST COMPANY
                                  as Custodian

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I     CERTAIN DEFINITIONS...........................................   2

    Section 1.1.  Definitions...............................................   2


ARTICLE II    GENERAL TERMS.................................................  25

    Section 2.1.  Amount of the Loan........................................  25
    Section 2.2.  Use of Proceeds...........................................  25
    Section 2.3.  Security for the Loan.....................................  26
    Section 2.4.  Borrower's Note...........................................  26
    Section 2.5.  Principal and Interest....................................  26
    Section 2.6.  Voluntary Prepayment......................................  27
    Section 2.7.  Mandatory Prepayment......................................  27
    Section 2.8.  Application of Payments...................................  29
    Section 2.9.  Method and Place of Payment...............................  29
    Section 2.10. Taxes.....................................................  29
    Section 2.11. Release of Collateral.....................................  30
    Section 2.12. Central Cash Management...................................  31
    Section 2.13. Security Agreement........................................  38
    Section 2.14. Supplemental Mortgage Affidavits..........................  42
    Section 2.15. Securitization............................................  43


ARTICLE III   CONDITIONS PRECEDENT..........................................  45

    Section 3.1.  Conditions Precedent to Effectiveness and
                  Disbursement of the Loan..................................  45
    Section 3.2.  Acceptance of Borrowings..................................  48
    Section 3.3.  Form of Loan Documents and Related Matters................  49


ARTICLE IV    REPRESENTATIONS AND WARRANTIES................................  49

    Section 4.1.  Borrower Representations..................................  49
    Section 4.2.  Survival of Representations...............................  58


ARTICLE V     AFFIRMATIVE COVENANTS.........................................  59

    Section 5.1.  Borrower Covenants........................................  59


ARTICLE VI    NEGATIVE COVENANTS............................................  70

    Section 6.1.  Borrower Negative Covenants...............................  70

ARTICLE VII       DEFAULTS.................................................  72

    Section 7.1.  Event of Default.........................................  72
    Section 7.2.  Remedies.................................................  75
    Section 7.3.  Remedies Cumulative......................................  76

ARTICLE VIII      MISCELLANEOUS............................................  76

    Section 8.1.  Survival.................................................  76
    Section 8.2.  Lender's Discretion......................................  77
    Section 8.3.  Governing Law............................................  77
    Section 8.4.  Modification, Waiver in Writing..........................  78
    Section 8.5.  Delay Not a Waiver.......................................  79
    Section 8.6.  Notices..................................................  79
    SECTION 8.7.  TRIAL BY JURY............................................  80
    Section 8.8.  Headings.................................................  80
    Section 8.9.  Assignment...............................................  80
    Section 8.10. Severability.............................................  80
    Section 8.11. Preferences..............................................  80
    Section 8.12. Waiver of Notice.........................................  81
    Section 8.13. Remedies of Borrower.....................................  81
    Section 8.14. Exculpation..............................................  81
    Section 8.15. Exhibits Incorporated....................................  83
    Section 8.16. Offsets, Counterclaims and Defenses......................  83
    Section 8.17. No Joint Venture or Partnership..........................  83
    Section 8.18. Waiver of Marshalling of Assets Defense..................  83
    Section 8.19. Waiver of Counterclaim...................................  84
    Section 8.20. Conflict; Construction of Documents......................  84
    Section 8.21. Brokers and Financial Advisors...........................  84
    Section 8.22. Counterparts.............................................  84
    Section 8.23. Estoppel Certificates....................................  85
    Section 8.24. Payment of Expenses......................................  85
    Section 8.25. Bankruptcy Waiver........................................  86

Exhibits

  A  --   Allocated Loan Amounts
  B  --   Appraisals and Appraised Values
  C  --   Assignment of Leases and Rents (Form)
  D  --   Collection Account Banks
  E  --   Debt Service Coverage Ratio
  F  --   Engineering Reports
  G  --   Environmental Reports
  H  --   Facilities
  I  --   Environmental Guaranty and Indemnity Agreement (Form)
  J  --   Mortgage, Security Agreement and Fixture Filing (Form)
  K  --   Promissory Note (Form)
  L  --   Pledge and Security Agreement (Form)
  M  --   Letter of Instructions and Acknowledgement (Form)
  N  --   Required Debt Service Payment Certificate (Form)
  O  --   Cash Collateral Account Agreement (Form)


  P  --   True Sale/Nonconsolidation Opinion of Jones, Day,
          Reavis & Pogue (Form)
  Q  --   Financing Statements
  R  --   Opinion of Jones, Day, Reavis & Pogue (Form)
  S  --   Opinion of John H. Sharpe, Esq. (Form)
  T  --   Opinion of Real Estate Counsel (Form)
  U  --   Lien Search Reports
  V  --   Litigation
  W  --   Numbers of Nursing Beds, Assisted Living Units and
          Independent Living Units
  X  --   Content of Quarterly Financial Information (Form)
  Y  --   Officer's Certificate (Form)
  Z  --   Prohibited Transferees

Schedules

  1  --   Capital Improvement Costs Allowance
  2  --   Method of Calculating Adjusted Net Cash Flow (Prior to
          January 1, 1995)
  3  --   Initial Capital Requirements

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT, made as of December 28, 1993, is by and among NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 ("Lender"), FRP FINANCING LIMITED, L.P., a Delaware limited partnership, having an address at 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498 ("Borrower") and BANKERS TRUST COMPANY, a New York banking corporation, having an address at 3 Park Plaza, 16th Floor, Irvine, California 92714 ("Custodian").

                                    RECITALS

     WHEREAS, Borrower desires to obtain a loan (the "Loan") from Lender in the aggregate amount of $50,706,556 (the "Loan Amount");

     WHEREAS, Lender is unwilling to make the Loan unless Borrower joins in the execution and delivery of this Agreement, the Note and the other Loan Documents (all of the foregoing capitalized terms as hereinafter defined) which shall establish the terms and conditions of the Loan;

     WHEREAS, Borrower and Lender contemplate that within several months after the Closing Date, Lender's interest in and to the Loan may be assigned by Lender to Trustee for the benefit of all Certificateholders in connection with the Securitization (all of the foregoing capitalized terms as hereinafter defined);

     WHEREAS, among the Loan Documents are certain Assignments of Leases (as hereinafter defined), which Borrower and Lender anticipate will be assigned by Lender to Trustee on the Securitization Closing Date (as hereinafter defined);

     WHEREAS, in order further to effectuate the Assignments of Leases, Borrower has agreed to establish certain accounts and to grant to Custodian (as hereinafter defined), initially on behalf of Lender and after the Securitization Closing Date on behalf of the Certificateholders, a security interest therein upon the terms and conditions of the security agreement set forth in Section 2.13; and

     WHEREAS, Bankers Trust Company, in its capacity as Custodian, is willing to join in the security agreement set forth in Section 2.13 by execution and delivery of this Agreement in that capacity;

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

     Section 1.1.  Definitions.  For all purposes of this Agreement:

     (1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

     (2) all accounting terms have the meanings assigned to them in accordance with generally accepted accounting principles in effect on the date hereof;

     (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision; and

     (4)  the following terms have the following meanings:

     "Account Collateral" has the meaning provided in Section 2.13(a).

     "Accounts" means any of Borrower's rights to payment for goods sold or leased or for services rendered arising from the operation of the Facilities and not evidenced by an Instrument, including, without limitation, all accounts and accounts receivable arising from the operation of the Facilities. Accounts shall include the proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

     "Adjusted Net Cash Flow" means for any period (and calculated either for a Facility or the Facilities) the Net Cash Flow for such period reduced by
(i) an allowance for Capital Improvement Costs in the per annum amounts shown on
Schedule 1 attached hereto, (ii) annual management fees equal to the greater of
(x) actual management fees paid pursuant to the Management Agreement (excluding any deferred management fees paid by FRP) and (y) 5% of Gross Revenue, to the extent that such costs have not been included in Operating Expenses, and (iii) an amount necessary to reflect a 5% vacancy factor if the actual vacancy factor is less than 5%. The initial calculation of Adjusted Net Cash Flow and all other calculations of Adjusted Net Cash Flow made prior to January 1, 1995 shall be made on the bases, and using the assumptions, described on Schedule 2 attached hereto. All calculations of Adjusted Net Cash Flow made after January 1, 1995 shall be based on Net Cash Flow for the prior 12-month period, taking into account only the Facilities constituting the Mortgaged Property at the time the calculation is made.

     "Advisor" has the meaning provided in Section 8.21.

     "Affiliate" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

     "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

     "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Facility as set forth in Exhibit A attached hereto, as such amounts shall be adjusted from time to time as hereinafter set forth. Upon each adjustment in the amount of Principal Indebtedness due to either (i) a regular monthly payment of principal pursuant to Section 2.5(a) or (ii) a prepayment of principal pursuant to Sections 2.7(c) and (d), each Allocated Loan Amount shall be decreased by an amount equal to the product of (i) the amount of such principal payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Principal Indebtedness prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. When the Principal Indebtedness is reduced as a result of Lender's receipt of Net Proceeds or Loss Proceeds with respect to a Taking or casualty affecting 100% of a Facility, the Allocated Loan Amount for the Individual Property with respect to which the Net Proceeds or Loss Proceeds were received shall be reduced to zero (such Allocated Loan Amount being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall (i) if the Withdrawn Allocated Amount exceeds the Net Proceeds or Loss Proceeds (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Withdrawn Allocated Amount or (ii) if the Net Proceeds or Loss

Proceeds are greater than or equal to the Withdrawn Allocated Amount, remain unadjusted.

     "Amortization Date" means January 2, 2014.

     "Appraisals" means the appraisals with respect to each Facility delivered to Lender in connection with the Loan, as described on Exhibit B attached hereto, and any more recent appraisal of any Facility made by an Appraiser at the request of Borrower or Lender, as any of the same may be updated by recertification from time to time by the Appraiser performing such Appraisal.

     "Appraised Value" of any Facility means the fair market value of such Facility as set forth in its Appraisal, the initial Appraised Value of each Facility being set forth on Exhibit B attached hereto reduced by the sum of (i) the "adjusted issue price" (within the meaning of Code (S) 1272(a)(4)) of any indebtedness secured by a Lien affecting such Facility that is prior to or on a parity with the Lien of the Mortgages and (ii) the fair market value of any personal property or other property otherwise included in the fair market value of the Facility, which property is not an "interest in real property" within the meaning of Treas. Reg. (S)(S) 1.860G-2 and 1.856-3(c).

     "Appraiser" means (i) an appraiser who prepared an Appraisal described on Exhibit B attached hereto or (ii) any Independent appraiser selected by Lender (and reasonably satisfactory to Borrower) who is a member of the American Institute of Real Estate Appraisers with a national practice and who has at least ten years experience with real estate of the same type and in the geographic area of the Facility to be appraised.

     "Assignment of Leases" means a first priority Assignment of Leases and Rents, in the form attached hereto as Exhibit C, dated as of the Closing Date, from Borrower, as assignor, to Lender, as assignee, with respect to a Facility, assigning to Lender Borrower's interest in and to the Leases and the Rents with respect to such Facility as collateral security for the Loan, as the same may hereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto, and "Assignments of Leases" means all such instruments collectively.

     "Bank" means Bankers Trust Company or any successor bank hereafter selected by Lender in accordance with the terms hereof.

     "Basic Carrying Costs" means the following costs with respect to the Mortgaged Property: (i) real property taxes and assessments applicable to the Facilities and (ii) insurance premiums for policies of insurance required to be maintained by Borrower pursuant to this Agreement or the other Loan Documents.

     "Basic Carrying Costs Monthly Installment" means Lender's good faith estimate of 1/12th of the annual amount of Basic Carrying Costs. Should the Basic Carrying Costs for the current Fiscal Year or payment period not be ascertainable at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be Lender's good faith estimate based on 1/12th of the aggregate Basic Carrying Costs for the prior Fiscal Year or payment period with reasonable adjustments. As soon as the Basic Carrying Costs are fixed for the current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

     "Basic Carrying Costs Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Basic Carrying Costs.

     "Borrower" has the meaning provided in the first paragraph of this Agreement.

     "Business Day" means any day other than (i) a Saturday and a Sunday, and (ii) a day on which federally insured depository institutions in (x) New York State, (y) a state in which Servicer or any Collection Account Bank is located or (z) the state in which the Corporate Trust Office is located are authorized or obligated by law, governmental decree or executive order to be closed.

     "Capital Improvement Costs" means costs incurred by Borrower in connection with capital improvements to the Facilities.

     "Capital Reserve Amount" means the amount of the annual replacement reserve for capital expenditures which may be increased by Borrower but may not be less than the amount shown for each Facility on Schedule 1 attached hereto.

     "Capital Reserve Monthly Installment" means an amount equal to 1/12th of the Capital Reserve Amount.

     "Capital Reserve Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Capital Improvement Costs.

     "Cash Collateral Account" has the meaning provided in Section 2.12(b).

     "CC Account Agreement" has the meaning specified in Section 2.13(c).

     "Certificate" has the meaning set forth in the Pooling and Servicing Agreement.

     "Certificateholder" means the Person in whose name a Certificate is registered pursuant to the Pooling and Servicing Agreement.

     "Closing Date" means the date on which this Agreement shall become effective pursuant to Section 3.1.

     "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Collateral" means, collectively, the Land, Improvements, Equipment,
Rents, Accounts, General Intangibles, Instruments, Inventory, Money and rights to payment from patients or private insurers arising from the operation of each Facility (excluding all rights to payment from Medicare and Medicaid programs or similar state or federal programs, boards, bureaus or agencies), and (to the full extent assignable) Permits and all Proceeds, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of Lender as security for the Loan.

     "Collateral Security Instrument" means any right, document or instrument, other than a Mortgage, given as security for the Loan (including, without limitation, an Assignment of Leases and the Pledge and Security Agreement), as same may be amended or modified from time to time.

     "Collection Account" has the meaning provided in Section 2.12(a).

     "Collection Account Bank" means the applicable bank for each Facility listed on Exhibit D attached hereto and any successor bank hereafter selected by Borrower and approved by Lender in accordance with the terms hereof.

     "Condemnation Proceeds" has the meaning provided in Section 2.12(h).

     "Contingent Obligation" means any obligation of Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of Borrower, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming Borrower is required to perform thereunder) as determined by Lender in good faith (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable).

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered.

     "Current Month" has the meaning provided in Section 2.12(g).

     "Custodial Account" has the meaning provided in Section 2.12(f)(i).

     "Custodian" means Bankers Trust Company or any Person appointed by the Trustee as Custodian under the Pooling and Servicing Agreement or such Person's successor in interest.

     "Debt Service" means the principal and interest payment that would be due and payable in accordance with the Note during an applicable period.

     "Debt Service Coverage Ratio" means for any period (and calculated either for a Facility or for the Facilities) the quotient obtained by dividing Adjusted Net Cash Flow for the specified period by the Imputed Debt Service for such period. The Debt Service Coverage Ratio as of the Closing Date for the Facilities is 1.4 and the Debt Service Coverage Ratio for each

Facility as of the Closing Date is set forth on Exhibit E attached hereto. All calculations of Debt Service Coverage Ratios shall be made by Borrower, subject to verification by Lender and Peat Marwick & Co. or another accounting firm acceptable to Lender (any "Big Six" accounting firm or Kenneth Leventhal & Company being deemed acceptable to Lender).

     "Debt Service Payment Sub-Account" means the Sub-Account of the Cash Collateral Account established and maintained pursuant to Section 2.12 relating to the payment of Debt Service.

     "Deed of Trust Trustee" means the trustee, if any, under the Mortgages.

     "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

     "Default Collateral" has the meaning provided in Section 8.14.

     "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount (as defined in the Note) or (ii) 12.93%.

     "Eligible Account" means an account that is either at a Collection Account Bank or: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) are rated by the Rating Agencies in the highest rating category at the time of the deposit therein, or, if such depository institution or trust company (or holding company) does not have a long-term unsecured debt rating, the short-term unsecured debt obligations of such depository institution or trust company (or holding company), as the case may be, are rated by the Rating Agencies as AAA, (ii) an account the deposits in which are fully insured by the FDIC, (iii) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity, or (iv) after the Securitization Closing Date, an account in any other insured depository institution reasonably acceptable to Servicer and the Trustee if the maintenance of such account in such institution will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency.

     "Engineer" means (i) an engineer who prepared an Engineering Report described on Exhibit F attached hereto or (ii) any reputable Independent engineer licensed as such in the applicable state.

     "Engineering Reports" means the structural engineering reports with respect to each Facility delivered to Lender in connection with the Loan, as described on Exhibit F attached hereto, and any amendments or supplements thereto delivered to Lender.

     "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting, a Facility,
(ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower or otherwise affecting a Facility or (iii) any alleged injury or threat of injury to health, safety or the environment by Borrower or otherwise affecting a Facility.

     "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment or safety, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the Use of Hazardous Substances.

     "Environmental Reports" means the environmental audit reports with respect to each Facility delivered to Lender in connection with the Loan, as decribed on Exhibit G attached hereto, and any amendments or supplements thereto delivered to Lender.

     "Equipment" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other machinery and equipment owned by Borrower located on, attached to or used in connection with the

Facilities, other than any fixtures, provided, however, that, with respect to any items which are leased and not owned by Borrower, the Equipment shall include the leasehold interest only of Borrower together with any options to purchase any of said items and any additional or greater rights with respect to such items which Borrower may hereafter acquire.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

     "ERISA Controlled Group" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such ERISA Person that, together with the ERISA Person, are treated as a single employer under regulations of the PBGC.

     "ERISA Person" has the meaning set forth in Section 3(9) of ERISA for the term "person".

     "Event of Default" has the meaning set forth in Section 7.1.

     "Excess Cash Flow" means all available cash from the operation of the Facilities after the monthly funding on the Sub-Accounts pursuant to Section 2.12(g), payment of Debt Service and Capital Improvement Costs (to the extent not paid from the Sub-Accounts), payment of Operating Expenses and funding of additional reserves at levels determined by Borrower to be prudent for working capital, Capital Improvement Costs and other Borrower costs.

     "Facility" means the Land and Improvements encumbered by a Related Mortgage and "Facilities" means all Land and Improvements covered by the Mortgages. The Facilities are described on Exhibit H attached hereto.

     "FGI" means Forum Group, Inc., an Indiana corporation, which is the sole stockholder of FRI.

     "Fiscal Year" means each calendar year or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender (which consent shall not be unreasonably withheld).

     "FRI" means Forum Retirement, Inc., a Delaware corporation, which is the sole general partner of FRP and of Borrower and whose sole stockholder is FGI.

     "FRP" means Forum Retirement Partners, L.P., a Delaware limited partnership, whose sole general partner is FRI and which is the limited partner of Borrower.

     "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

     "General Intangibles" means all intangible personal property of Borrower arising out of or directly relating to the Facilities (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, things in action, contract rights, refunds of real estate taxes and assessments and other rights to payment of Money.

     "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Gross Revenue" means with respect to a Facility, the total dollar amount of all income and receipts whatsoever received by Borrower in the ordinary course of its business with respect to such Facility, including all Rents, Money and proceeds of any Accounts.

     "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, the presence, generation, use, transportation, storage or disposal of which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Impositions" means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the date hereof, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Related Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of an Individual Property, including any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on Borrower for the privilege of doing business in the jurisdiction in which such Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, is located) or Lender, (ii) an Individual Property, or any other collateral delivered or pledged to Lender in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Individual Property or the leasing or use of such Individual Property or any part thereof, or the acquisition or financing of the acquisition of such Individual Property by Borrower. Nothing contained in this Agreement shall be construed to require Borrower to pay any tax, assessment, levy or charge imposed on Lender, Servicer or any Certificateholder in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

          "Improvements" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including, but not limited to, to the extent of Borrower's interest therein, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements.

          "Imputed Debt Service" means for any period (and calculated either for a Facility based on its Allocated Loan Amount or for the Facilities based on the Principal Indebtedness then outstanding) the aggregate amount of principal and interest payments that would be due and payable during the applicable period calculated using a debt constant computed on a 240 month amortization schedule with interest at the Interest Rate.

          "Indebtedness" means the Principal Indebtedness, together with all other obligations and liabilities due or to become due to Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to Lender hereunder or pursuant to the Note or any of the other Loan Documents.

          "Indemnity Agreement" means that certain Environmental Guaranty and Indemnity Agreement, in the form attached hereto as Exhibit I, dated as of the Closing Date, from FRP to Lender.

          "Independent" means, when used with respect to any Person, a Person who (i) does not have any direct financial interest or any material indirect financial interest in Borrower or in any Affiliate of Borrower, and (ii) is not connected with Borrower or any Affiliate of Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "Individual Property" means that portion of the Mortgaged Property located at or otherwise pertaining to one of the Facilities. All of the "Individual Properties" collectively comprise the Mortgaged Property.

          "Initial Capital Requirement" means $611,720, which is the sum of the amounts specified in the Engineering Reports as being necessary to complete the deferred capital improvements identified therein, as specified for each Facility on Schedule 3 attached hereto.

          "Instruments" means all instruments, chattel paper, documents or other writing obtained by Borrower from or in connection with the operation of the Facilities evidencing a right to the payment of Money.

          "Insurance Proceeds" has the meaning provided in Section 2.12(h).

          "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement or a Mortgage and all material regulations and then current standards applicable to or affecting the applicable Individual Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over such Individual Property, or such other body exercising similar functions.

          "Interest Rate" means 9.93% per annum.

          "Inventory" means all inventories of food, beverages and other comestibles held by Borrower for sale or use at or from the Facilities, and soap, paper supplies, medical supplies, drugs (excluding pharmaceuticals requiring a license to distribute or sell) and all other such goods, wares and merchandise held by Borrower for sale to or for consumption by guests or patients of the Facilities and all such other goods returned to or repossessed by Borrower.

          "Land" has the meaning provided in the Mortgages.

          "Leases" means all leases, lettings, occupancy agreements, tenancies and licenses (to the extent assignable) by Borrower as landlord of a Facility or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

          "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting either an applicable Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, enacted and in force as of the relevant date, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

          "Lender" has the meaning provided in the first paragraph of this Agreement.

          "Letters of Instructions" has the meaning provided in Section 2.12(a).

          "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting an Individual Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan" has the meaning provided in the Recitals hereto.

          "Loan Amount" has the meaning provided in the Recitals hereto.

          "Loan Documents" means this Agreement, the Note, the Mortgages, the Assignments of Leases, the Pledge and Security Agreement, the Indemnity Agreement and all other agreements, instruments, certificates and documents delivered by or on behalf of Borrower or an Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgages or the other documents listed above.

          "Loss Proceeds" has the meaning provided in Section 2.12(h).

          "Management Agreement" means that certain Management Agreement dated as of December 31, 1986, among FRP, Forum Retirement Operations, L.P., Forum Health Partners I-A, L.P. and Foulk Manor Associates, L.P., as owners, and FGI, as manager, as amended by First Amendment to Management Agreement dated as of June 29, 1989, Second Amendment to Management Agreement dated as of September 29, 1989, Third Amendment to Management Agreement dated as of May 27, 1992 and Fourth Amendment to Management Agreement dated as of November 9, 1993, and as assigned to Borrower pursuant to that certain Contribution Agreement, General Conveyance and Assignment and Assumption Agreement dated as of the date hereof between FRP and Borrower.

          "Manager" means FGI, or any permitted successor or assignee, as manager of a Facility or all of the Facilities, as the case may be.

          "Manager's Subordination" means the Manager's Consent and Subordination of Management Agreement, dated as of the Closing Date, executed by Manager, Borrower and Lender.

          "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of Borrower, (ii) the ability of Borrower to perform, or of Lender to enforce, any of the Loan Documents or (iii) the value of (x) the Collateral taken as a whole or (y) any Facility.

          "Maturity Date" means January 1, 2001 or such earlier date resulting from acceleration.

          "Money" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Facilities.

          "Mortgage" means a first priority Mortgage, Security Agreement and Fixture Filing or Deed of Trust, Security Agreement and Fixture Filing, in the form attached hereto as Exhibit J, dated as of the Closing Date, granted by Borrower to Lender (or, in the case of a Deed of Trust, to Deed of Trust Trustee for the benefit of Lender) with respect to an Individual Property as security for the Loan, as same may hereafter from time to time by supplemented, amended, modified or extended by one or more agreements supplemental thereto, but shall exclude any such instrument released by Lender pursuant to Section 2.11, and "Mortgages" means all such instruments collectively.

          "Mortgaged Property" means all the Individual Properties encumbered by the Mortgages then outstanding.

          "Multiemployer Plan" means a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

          "Net Cash Flow" means for any period (and calculated either for a Facility or for the Facilities) the excess, if any, of Operating Income for such period over Operating Expenses for such period.

          "Net Proceeds" means (i) either (x) the purchase price (at foreclosure or otherwise) actually received by Lender from a third party purchaser with respect to one or more Individual Properties as a result of the exercise by Lender of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that Lender is the purchaser at foreclosure of one or more of such Individual Properties, the fair market value of such Individual Properties, as determined by Lender in good faith, or at Borrower's request and expense, an Appraiser, in either case less (ii) all reasonable costs and expenses, including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Lender in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Mortgages or applicable law.

          "Note" means and refers to the promissory note, in the form attached hereto as Exhibit K, dated the Closing Date, made by Borrower to Lender pursuant to this Agreement, as such note may be modified, amended, supplemented, extended or consolidated, and any note(s) issued in exchange therefor or in replacement thereof.

          "Officer's Certificate" means a certificate delivered to Lender by Borrower which is signed by an authorized officer of FRI, as general partner of Borrower.

          "Operating Expenses" means, for any period, all expenditures by Borrower required to be expensed under GAAP during such period in connection with the ownership, operation, maintenance, repair or leasing of the Facilities (or of a Facility), including, without limitation:

       (i) expenses in connection with the cleaning, repair and maintenance of the Facilities (or of a Facility);

       (ii) wages, benefits, payroll taxes, uniforms, insurance costs and all other related expenses for employees of Borrower or any Affiliate engaged in the repair, operation and maintenance of the Facilities (or of a Facility) and service to patients;

       (iii) any management fees and expenses incurred with respect to the Facilities (or of a Facility);

       (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services;

       (v)  the cost of cleaning supplies;

       (vi)  Impositions;

       (vii) business interruption, liability, casualty and fidelity insurance premiums (which, in the case of any policies covering more than one Facility, shall be allocated among the Facilities pro rata in proportion to the insured value of the Facilities covered by such policies);

       (viii) legal, accounting and other professional fees and expenses incurred in connection with the ownership and operation of the Facilities (or of a Facility) including, without limitation, collection costs and expenses;

       (ix) costs and expenses of security and security systems provided to and/or installed and maintained with respect to the Facilities (or a Facility);

       (x)  trash removal and exterminating costs and expenses;

       (xi)  advertising and marketing costs;

       (xii) costs of environmental audits and monitoring, environmental remediation work or any other expenses incurred with respect to compliance with Environmental Laws; and

       (xiii) all other ongoing expenses which in accordance with GAAP should be included in Borrower's annual financial statements as operating expenses of the Facilities (or of a Facility).

Notwithstanding the foregoing, Operating Expenses shall not include (w) any Capital Improvement Costs, (x) depreciation, amortization and other non-cash charges, (y) any extraordinary items or (z) Debt Service and other payments in connection with the Indebtedness. Operating Expenses shall be calculated on the accrual basis of accounting and in accordance with GAAP.

          "Operating Income" means, for any period, all regular ongoing income of Borrower during such period from the Permitted Investments or the operation of the Facilities (or of a Facility), including, without limitation:

       (i) all amounts payable to Borrower by any Person as rent and other amounts under Leases, license agreements, occupancy agreements or other agreements relating to the Facilities (or a Facility);

       (ii)  business interruption proceeds; and

       (iii) all other amounts which in accordance with GAAP are included in Borrower's annual financial statements as operating income of the Facilities (or of a Facility).

Notwithstanding the foregoing, Operating Income shall not include (v) any condemnation or insurance proceeds (other than business interruption proceeds or condemnation proceeds with respect to a temporary taking and, in either such case, only to the extent allocable to such period or other applicable reporting period), (w) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of one or more Individual Properties, (x) any Rent attributable to a Lease prior to the date on which the actual payment of Rent is required to be made thereunder, (y) any item of income otherwise includable in Operating Income but paid directly to a Person other than Borrower, or (z) security deposits received from tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and in accordance with GAAP.

          "Other Borrowings" means, with respect to Borrower, without duplication (but not including the Indebtedness or any deferred fees payable in connection with the Transaction) (i) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of Borrower secured by a Lien on any property owned by Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of Borrower, and (vi) all payment obligations of Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements.

          "Payment Date" has the meaning specified in Section 2.5.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "Permits" means all licenses, permits and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property.

          "Permitted Encumbrances" means, with respect to an Individual Property, collectively, (i) the Lien created by the Related Mortgage or the other Loan Documents of record, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning such Individual Property or any part thereof, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 2.06(b) of the Mortgages,
(iv) any mechanics' and materialmen's Liens deleted from the exceptions to, or affirmatively insured against collection with respect to, the Individual Property under the applicable Title Insurance Policy, (v) without limiting the foregoing, any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an inconsequential nature which may hereafter be granted by Borrower and which do not affect (x) the marketability of title to the Individual Property, (y) the fair market value thereof, or (z) the use thereof as of the Closing Date, (vi) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance, made in the ordinary course of Borrower's business, (vii) rights of existing and future tenants and residents as tenants and residents, as the case may be, only pursuant to Leases and (viii) Liens permitted pursuant to Section 6.1(C).

          "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Lender, Servicer, Trustee or any of their respective
Affiliates:

       (i) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, (x) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America, or (y) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loan Banks provided such obligations at the time of purchase or contractual commitment for purchase are qualified by the Rating Agencies as a Permitted Investment hereunder as evidenced in writing;

       (ii) fully FDIC-insured demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank;

       (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

       (iv) general obligations of or obligations guaranteed by any State of the United States or the District of Columbia receiving the highest long-term unsecured debt rating available for such securities by the Rating Agencies, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

       (v) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof or the District of Columbia and rated by the Rating Agencies in their highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Cash Collateral Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Cash Collateral Account;

       (vi) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by the Rating Agencies in their highest short-term unsecured debt rating available at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by the Rating Agencies in their highest rating available in their long-term unsecured debt ratings, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

        (vii) guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in the highest long-term unsecured rating levels available to such issuers by the Rating Agencies throughout the duration of such agreements, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency as evidenced in writing;

        (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have been designated in writing by the Rating Agencies as Permitted Investments with respect to this definition; and

        (ix) if previously confirmed in writing to Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, that may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to their initial rating of the Certificates;

provided, however, that no instrument or security shall be a Permitted Investment if (x) such instrument or security evidences a right to receive only interest payments or (y) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

     "Person" means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, country or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Plan" means any employee benefit plan covered by Title IV of ERISA (other than a Multiemployer Plan), the funding requirements of which:

         (i) are currently the responsibility of Borrower or a member of its ERISA Controlled Group, or

         (ii) hereafter become the responsibility of Borrower or a member of its ERISA Controlled Group,

including any such plans as may hereafter be terminated for whatever reason.

     "Pledge and Security Agreement" means that certain first priority
Pledge and Security Agreement, in the form attached hereto as Exhibit L, dated as of the Closing Date, made by FRI and FRP, each as pledgor, in favor of Lender, as pledgee, with respect to collateral security for the Loan.

     "Pooling and Servicing Agreement" means that certain Pooling and Servicing Agreement to be entered into by and among Lender, as depositor, Servicer, as servicer, and Trustee, as trustee, on the Securitization Closing Date.

     "Principal Indebtedness" means the Loan Amount, initially, as adjusted by each increase or decrease in the principal amount of the Loan outstanding, whether as a result of prepayment or otherwise.

     "Proceeds" means all proceeds (including Insurance Proceeds and Condemnation Proceeds), rents and profits from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral.

     "Proceeds Deficiency" has the meaning provided in the definition of "Allocated Loan Amount".

     "Rating Agencies" means at least two of Fitch Investors Service, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Standard & Poor's Corporation, or any successor thereto, and any other nationally recognized financial rating agency which may hereafter be engaged by Lender, or its designees, to rate the Certificates.

     "Recourse Distributions" has the meaning provided in Section 8.14.

     "Reimbursement Contracts" means all third party reimbursement contracts with respect to the Facilities which are now or hereafter in effect with respect to patients qualifying for coverage under the same, including Medicare and Medicaid, and any successor program or other similar reimbursement programs and private insurance agreements.

     "Related Mortgage" means, with respect to a particular Individual Property, the Mortgages encumbering such Individual Property.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Release Price" has the meaning provided in Section 2.7(a).

     "Remedial Work" has the meaning provided in Section 5.1(D)(i).

     "REMIC" means "real estate mortgage investment conduit" for federal income tax purposes.

     "REMIC Trust" means the trust fund created pursuant to the amendment to the Pooling and Servicing Agreement or that portion thereof for which a REMIC election is made under the Code.

     "Rents" means all rent and other payments of whatever nature from time to time payable pursuant to any Lease (including, without limitation, rights to payment earned under Leases for space in the Improvements for the operation of ongoing retail businesses such as news stands, barber shops, beauty shops, physicians' offices, pharmacies and specialty shops).

     "Required Debt Service Payment" has the meaning provided in Section
2.12(f).

     "Securitization" has the meaning provided in Section 2.15.

     "Securitization Closing Date" means the date on which the amendment to the Pooling and Servicing Agreement is executed and delivered and the Securitization is effected.

     "Security Deposit Accounts" has the meaning provided in Section 2.12(a).

     "Servicer" means Bankers Trust Company, any Person appointed as servicer under the Pooling and Servicing Agreement or such Person's successor in interest.

     "Single-Purpose Entity" means a Person, other than an individual, which (i) is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Mortgaged Property, (ii) does not engage in any business unrelated to the Mortgaged Property, (iii) does not have any assets other than those related to its interest in the Mortgaged Property or any indebtedness other than as permitted by this Agreement, the Mortgages or the other Loan Documents, (iv) has its own separate books and records and has its own accounts (other than the Collection Accounts and the Cash Collateral Account), in each case which are separate and apart from the books and records and accounts (except as set forth above) of any other Person, (v) if a corporation, at all times has an Independent director (mutually acceptable to Borrower and Lender; the present Independent directors being acceptable to Borrower and Lender) who has agreed to vote against any action described in Article SEVENTH of Borrower's certificate of incorporation, and (vi) holds itself out as being a Person separate and apart from any other Person.

     "Sub-Account" has the meaning provided in Section 2.12(c).

     "Survey" means a certified title survey of an Individual Property prepared by a registered Independent surveyor satisfactory to Lender and the company issuing the Title Insurance Policy for that Individual Property.

     "Taking" means a taking or voluntary conveyance during the term hereof of all or part of a Facility, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Facility or any portion thereof whether or not the same shall have actually been commenced.

     "Title Insurance Policies" means the loan policy of title insurance issued by Stewart Title Guaranty Company with respect to each Individual Property and insuring the first priority lien in favor of Lender created by the Related Mortgage, subject only to the Permitted Encumbrances for that Individual Property and containing such endorsements and affirmative assurances as Lender shall reasonably require.

     "Transaction Costs" means all costs and expenses paid or payable by Borrower relating to the Transactions, including, without limitation, the Advisor's fees, the underwriting fee in the amount of $507,065.56, appraisal fees, legal fees and accounting fees and the costs and expenses described in Section 8.24.

     "Transactions" means each of the transactions contemplated by the Loan Documents.

     "Transfer" means any transfer, sale, assignment or conveyance of a Facility.

     "Trustee" means any Person appointed as trustee under the Pooling and Servicing Agreement or its successor in interest.

     "UCC Searches" has the meaning specified in Section 3.1(F).

     "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property of such Person of such Hazardous Substance.

     "Yield Maintenance Premium" means, with respect to any prepayment pursuant to Section 2.6 or Section 2.7(a), an amount calculated by discounting monthly to net present value the product of (i) 8.3333% and (ii) the product of (x) the greater of (A) (1) the Interest Rate less (2) the yield, as of the prepayment date, on a U.S. Treasury security having a term comparable to the period from the prepayment date to January 1, 2000 plus 1.50% and (B) .5% and (y) the amount prepaid, for the period from the month in which the prepayment date occurs to January 1, 2000, using a discount rate equal to the yield, as of the prepayment date, on a U.S. Treasury security having a term comparable to the period from the prepayment date to January 1, 2000 plus 1.50%.

                                   ARTICLE II

                                 GENERAL TERMS

     Section 2.1. Amount of the Loan. On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall lend to Borrower the Loan Amount.

     Section 2.2. Use of Proceeds. Proceeds of the Loan shall be used for the following purposes: (a) to repay any existing indebtedness on the Mortgaged Property, including, without limitation, the loan from Chemical Bank and the split coupon note loan, and all related costs and expenses of any of the foregoing, (b) to repay the loan by Lender secured by certain of the split coupon notes and all related costs and expenses, (c) to pay to Lender and the Advisor the financing and Securitization fees and to pay or reimburse all other Transaction Costs and (d) to fund the Capital Reserve Sub-Account in the amount of the Initial Capital Requirement. There is no restriction on the use of any proceeds in excess of the amounts described in clauses (a), (b), (c) and (d).

     Section 2.3. Security for the Loan. The Note and Borrower's obligations hereunder and under the other Loan Documents shall be secured by (a) the Mortgages, (b) the Assignments of Leases, (c) the Pledge and Security Agreement and (d) the security interest and Liens granted in this Agreement and in the other Loan Documents.

     Section 2.4. Borrower's Note. (a) Borrower's obligation to pay the principal of and interest on the Loan and the Yield Maintenance Premium, if any, shall be evidenced by the Note, duly executed and delivered by Borrower. The Note shall be payable as to principal, interest and Yield Maintenance Premium, if any, as specified in this Agreement, with a final maturity on the Maturity Date.

     (b) Lender is hereby authorized, at its option, (i) to endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing each Allocated Loan Amount evidenced thereby and the date and amount of each payment of principal, interest and Yield Maintenance Premium, if any, in respect thereof, and/or (ii) to record the Allocated Loan Amounts and such payments in its books and records. Such schedule and/or such books and records, as the case may be, shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein.

     Section 2.5. Principal and Interest. (a) The principal of and interest on the Loan shall be payable in 84 monthly installments, which installments will be recalculated following any prepayment of principal on the Loan (calculated to amortize fully the Loan over the remaining term to the Amortization Date on the basis of equal monthly combined installments of principal and interest). Principal and interest on the Loan shall be payable in arrears on February 1, 1994, and on the first day of each and every month thereafter, unless, in any such case, such day is not a Business Day, in which event such principal and interest shall be payable on the first Business Day following such date (such date for any particular month, the "Payment Date"), with the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon, due and payable to Lender on the Maturity Date. Interest shall be computed on the basis of a 360 day year with 12 30-day months. Interest shall accrue on the outstanding principal balance of the Loan commencing upon the Closing Date. The Loan will bear interest at the Interest Rate.

     (b)  If Borrower fails to make (i) the payment due on the Maturity Date or
(ii) any other payment of principal of or interest on the Loan within five Business Days of such payment becoming due, the unpaid amount will bear interest at the Default Rate from the date due until paid. Borrower will be deemed to have made a monthly payment of principal and interest if the funds necessary to make such payment are in the Debt Service Payment Sub-Account on the Payment Date.

     Section 2.6. Voluntary Prepayment. (a) After January 1, 1997, Borrower may voluntarily prepay the Loan in whole or, unless an Event of Default shall have occurred and be continuing, in part; provided, however, that, in the case of any voluntary prepayment prior to January 1, 2000 such prepayment must be accompanied by an amount representing a prepayment premium equal to the Yield Maintenance Premium. The Loan may be prepaid prior to January 1, 1997 only as specifically described in Section 2.7.

     (b) In the event of any such voluntary prepayment, Borrower shall give Lender written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay, which notice shall be given at least five Business Days prior to the date upon which prepayment is to be made and shall specify the date and the amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any costs incurred in connection with the giving of such notice and its revocation).

     (c) Any voluntary prepayment of the Loan in whole or mandatory prepayment of a portion of the Loan pursuant to Section 2.7(a) which is made on a day from the first to and including the fourteenth day of a month is required to include interest accrued to the date of prepayment. Any voluntary prepayment of the Loan in whole or mandatory prepayment of a portion of the Loan pursuant to Section 2.7(a) which is made on a day from the fifteenth to and including the last day of a month is required to include a full month's interest. Any voluntary prepayment of the Loan in part is required to be made on a Payment Date.

     Section 2.7. Mandatory Prepayment. (a) Borrower may Transfer any Individual Property at any time after January 1, 1997; provided, however, that Borrower shall have given Lender at least 30 days' prior written notice of the Transfer and, upon the date of the consummation of any such Transfer, Borrower shall pay to Lender (unless such notice is revoked by Borrower prior to the date specified therein in which event Borrower shall immediately reimburse Lender for any reasonable costs incurred in connection with the giving of such notice and its revocation):

         (i) interest accrued on the portion of the Loan being prepaid (calculated as provided in Section 2.6(c));

         (ii) in the case of any prepayment prior to January 1, 2000, an amount representing a prepayment premium equal to the Yield Maintenance Premium;

         (iii) an amount equal to 125% of the Allocated Loan Amount for such Individual Property (the "Release Price"); and

         (iv) all other amounts due under the Related Mortgage.

         (b) If Borrower is required by Lender under the provisions of a Mortgage to prepay the Loan or any portion thereof in the event of damage, destruction or a Taking of a Facility, Servicer shall prepay a portion of the Loan (such prepayment to be applied to the Allocated Loan Amount for such Facility) such that the principal amount prepaid together with accrued interest thereon to the date of prepayment exhausts the Insurance Proceeds or the Condemnation Proceeds available for such prepayment by advancing the Loss Proceeds from the Custodial Account. No Yield Maintenance Premium shall be applicable in the event of any prepayment pursuant to this Section 2.7(b).

         (c) If the Debt Service Coverage Ratio of the Facilities calculated as of the end of any calendar quarter for the previous 12-month period based on the Principal Indebtedness then outstanding (such calculation to be provided within 30 days after the end of each calendar quarter) (i) is less than 1.3, then on each Payment Date after such calculation 50% of Excess Cash Flow for the prior month shall be paid by Borrower to Lender (or by Lender to the extent such funds are on deposit in the Cash Collateral Account) and applied to prepay the Loan until the Debt Service Coverage Ratio as of the end of a calendar quarter for the previous 12-month period based on the Principal Indebtedness then outstanding increases to 1.3 or more, or (ii) is less than 1.2, then on each Payment Date after such calculation 100% of Excess Cash Flow for the prior month shall be paid by Borrower to Lender (or by Lender to the extent such funds are on deposit in the Cash Collateral Account) and applied to prepay the Loan until the Debt Service Coverage Ratio as of the end of a calendar quarter for the previous 12-month period based on the Principal Indebtedness then outstanding increases to 1.2 or more. No Yield Maintenance Premium shall be applicable in the event of any prepayment pursuant to this Section 2.7(c).

         (d) If Borrower fails to make any payment of principal of or interest on the Loan when due (excluding the payment due on the Maturity Date), Borrower shall, on each Payment Date thereafter until such amount has been paid, prepay the Loan in an aggregate amount equal to the Excess Cash Flow for the prior month. No Yield Maintenance Payment shall be applicable to prepayments pursuant to this Section 2.7(d).

         (e) Upon prepayment of the Loan in full, Borrower shall pay to Lender, in addition to the amounts specified in Section 2.6 or this Section 2.7, as applicable, any other amounts then due and payable to Lender pursuant to the Loan Documents. All prepayments made pursuant to Section 2.6 or this Section
2.7 shall be applied in accordance with the provisions of Section 2.8.

     Section 2.8.  Application of Payments.  All proceeds (including any
Net Proceeds) of any repayment, including prepayments, of the Loan shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of Lender arising as a result of such repayment; second, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; third, the Yield Maintenance Premium, if any, on the Loan or the portion thereof being repaid; and fourth, the outstanding principal amount of the Loan or the portion thereof being repaid.

     Section 2.9. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrower by Lender in writing, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

         (b) All payments made by Borrower hereunder, or by Borrower under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-off or counterclaims.

     Section 2.10. Taxes. All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Lender).

     Section 2.11. Release of Collateral. (a) Notwith-standing any other provision of this Agreement or any other Loan Document, upon a prepayment with respect to any Individual Property as described in Section 2.7(a), Section 2.12(i) or Section 2.03(d) of the Mortgages, Lender shall, simultaneously with such payment, release the Lien of the Related Mortgage and the Assignment of Leases and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property and shall release to Borrower any portion of the Sub-Accounts relating to such Individual Property, but only in the event that (i) the Debt Service Coverage Ratio of the remaining Facilities (considered on an aggregate basis) would not be less than 115% of the Debt Service Coverage Ratio of such Facilities (considered on an aggregate basis) calculated as of the Closing Date, (ii) the Debt Service Coverage Ratio of the remaining Facilities (considered on an aggregate basis) would not be less than 1.4, (iii) Lender shall have received an Officer's Certificate certifying that the Principal Indebtedness, after application of the Release Price, will not, on the date the Release Price is paid, exceed 125% of the lesser of (x) the Appraised Value of the remaining Facilities as of the Closing Date if the Loan has not been "significantly modified" so as to result in a taxable exchange under Section 1001 of the Code and, if so "significantly modified" prior to the Securitization Closing Date, the Appraised Value of the remaining Facilities as of the date of such "significant modification" and (y) the Appraised Value of the remaining Facilities as of the Securitization Closing Date, (iv) no Default or Event of Default shall have occurred and be continuing, and (v) Lender shall have received from Borrower financial statements, calculations and other backup information with respect to the matters referred to in clauses (i), (ii) and
(iii) above, all in form and substance reasonably satisfactory to Lender and accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects.

         (b)  If Lender (i) receives Loss Proceeds with respect to any Facility
(x) in the event of a Taking or casualty affecting 100% of such Facility or (y) in an amount equal to or exceeding the sum of the Allocated Loan Amount for such Facility and accrued and unpaid interest thereon and (ii) applies such Loss Proceeds to reduce the Indebtedness in accordance with Section 2.7(b), Lender shall simultaneously with such application release the Lien of the Related Mortgage and Assignment of Leases and UCC-1 financing statements and any other Liens in favor of Lender relating to such Individual Property.

         (c) Upon repayment of the Loan and all other amounts due hereunder and under the Loan Documents in full in accordance with the terms hereof and thereof, Lender shall, as promptly as possible after such payment, release its Liens with respect to all Collateral, provided, however, that Lender shall have no obligation to release any Lien with respect to Collateral prior to January 1, 1997 except as provided in Section 2.11(b), Section 2.12(i) or Section 2.03(d) of the Mortgages.

     Section 2.12. Central Cash Management. (a) Collection and Security Deposit Accounts. Borrower hereby acknowledges and agrees that all of the Rents (other than security deposits from tenants) and Money received from Accounts derived from the Facilities shall be utilized first (i) to pay all amounts to become due and payable under the Note by funding the Debt Service Payment Sub-Account to the extent required pursuant to Section 2.12(g)(i), (ii) to fund the Basic Carrying Costs Sub-Account to the extent required pursuant to Section 2.12(g)(ii), (iii) to fund the Capital Improvements Sub-Account to the extent required pursuant to Section 2.12(g)(iii), and (iv) to pay all Operating Expenses. For each Facility, Borrower shall open and maintain at the specified Collection Account Bank a demand deposit account (a "Collection Account") and a second demand deposit account that is fully segregated and distinct from the Collection Account (a "Security Deposit Account"). Each Collection Account and each Security Deposit Account shall be assigned a separate and unique identification number by the Collection Account Banks and shall be opened and maintained in the name "FRP Financing Limited, L.P. as Debtor and Bankers Trust Company (as custodian) as Secured Party pursuant to the Loan Agreement dated December 28, 1993". All payments constituting Rent (other than security deposits from tenants) or made with respect to Accounts shall be payable to Manager. Manager shall collect all such Rents and Money received from Accounts and shall endorse all checks and deposit all such funds, within one Business Day after receipt thereof, directly into the Collection Account for the Facility. All security deposits shall be payable to Manager. Manager shall collect all security deposits with respect to a Facility and shall endorse all checks and deposit all such funds within one Business Day after receipt thereof, directly into the Security Deposit Account for the Facility. Borrower may designate a new financial institution to serve as a Collection Account Bank hereunder as provided in Section 2.13(1). Each Collection Account shall at all times be an Eligible Account. Borrower shall have no right of withdrawal from the Collection Accounts or the Security Deposit Accounts except (i) as provided in the Letters of Instructions delivered to the Collection Account Banks (the "Letter of Instructions") in substantially the form attached hereto as Exhibit M and (ii) that, prior to a Collection Account Bank's receipt of notice of the occurrence of an Event of Default, Borrower may withdraw funds from the applicable Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements, and, after delivery of such notice, Lender, on written request from Borrower with appropriate supporting materials, will direct the Collection Account Banks to release funds from the Security Deposit Accounts to refund security deposits as required by the Leases or by applicable Legal Requirements.

         (b) Cash Collateral Account. Pursuant to the Letters of Instructions, Borrower has authorized and directed the Collection Account Banks to transfer all funds in excess of $5,000 deposited in the Collection Accounts for the Facilities to account no. 11431 at the 4 Albany Street, New York, New York branch of the Bank entitled "Bankers Trust Company (as custodian) as Secured Party pursuant to a Loan Agreement dated December 28, 1993 between FRP Financing Limited, L.P. and Nomura Asset Capital Corporation" (the "Cash Collateral Account") until the Collection Account Bank has received a notice that sufficient funds have been deposited in the Cash Collateral Account for the current month. Lender may elect to change the financial institution at which the Cash Collateral Account shall be maintained; provided, however, that Lender shall give Borrower and each Collection Account Bank not fewer than ten Business Days' prior notice of each change and the financial institution to which the Cash Collateral Account may be transferred shall be subject to Borrower's reasonable approval. The Cash Collateral Account shall at all times be an Eligible Account. Borrower has established the Cash Collateral Account in the name of Custodian, and the Cash Collateral Account shall be under the sole dominion and control of Custodian. Borrower shall have no right of withdrawal in respect of the Cash Collateral Account.

         (c) Establishment of Sub-Accounts. The Cash Collateral Account shall contain the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account and the Capital Reserve Sub-Account, each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement.

         (d) Permitted Investments. Upon the request of Borrower, Lender shall direct the Bank to invest and reinvest any balance in the Cash Collateral Account from time to time in Permitted Investments as instructed by Borrower; provided, however, that (i) if Borrower fails to so instruct Lender, or upon the occurrence of an Event of Default, Lender may direct the Bank to invest and reinvest such balance in Permitted Investments as Lender shall determine in its sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Lender, and (iv) no Permitted Investment shall be made unless Lender shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken. It is the intention of the parties hereto that the entire amount deposited in the Cash Collateral Account (or as much thereof as Lender may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Cash Collateral Account shall be a so-called "zero balance" account. All funds in the Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in the Cash Collateral Account for all purposes of this Agreement and the other Loan Documents. Lender shall have no liability for any loss in investments of funds in the Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Borrower's request prior to an Event of Default) and no such loss shall affect Borrower's obligation to fund, or liability for funding, the Cash Collateral Account and each Sub-Account, as the case may be. Borrower agrees that Borrower shall include all such earnings on the Cash Collateral Account as income of Borrower for federal and applicable state tax purposes.

          (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be deposited into the Cash Collateral Account and shall be subject to allocation and distribution like any other monies deposited therein.

          (f) Payment of Debt Service, Basic Carrying Costs and Capital Improvement Costs. On or before the third Business Day of each month during the term of the Loan, Lender shall notify Borrower of the Debt Service (the "Required Debt Service Payment") that will be payable to Lender on the Payment Date in the next calendar month. Not later than three Business Days before each Payment Date during the term of the Loan, Lender shall deliver to Borrower a certificate in the form attached hereto as Exhibit N, setting forth (i) the Required Debt Service Payment for such Payment Date and (ii) whether sufficient funds exist in the Cash Collateral Account to fund the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account and the Capital Reserve Sub-Account in the required amounts. If any such certificate states that the funds then allocated to the Sub-Accounts are less than the amount of funds which are required to be on deposit therein on such Payment Date, Borrower shall be obligated to deposit funds (in addition to Rents and Money received from Accounts) into the Cash Collateral Account in the amount of such deficiency, and failure to make such deposit shall be an Event of Default hereunder.

       (i) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Lender shall transfer from the Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for such Payment Date (x) if on or prior to the Securitization Closing Date, to itself, and (y) if after the Securitization Closing Date, to the account of Servicer established under the Pooling and Servicing Agreement, or such other account designated by Servicer in accordance with the Pooling and Servicing Agreement (either of such accounts, the "Custodial Account"). Borrower shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.9 regardless of the time Lender makes such transfer as long as sufficient funds are then on deposit in the Debt Service Payment Sub-Account.

       (ii) Payment of Basic Carrying Costs. If amounts are then allocated to the Basic Carrying Cost Sub-Account, at least five Business Days prior to the due date of any Basic Carrying Cost and not more frequently than once each month, Borrower shall notify Lender in writing and request that Lender pay such Basic Carrying Cost on behalf of Borrower on or prior to the due date thereof. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Basic Carrying Cost is then due. Lender shall make such payments out of the Basic Carrying Cost Sub-Account before same shall be delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and Lender has received appropriate documentation to establish the amount(s) due and the due date(s).

       (iii) Payment of Capital Improvement Costs. Not more frequently than once each month and provided that no Event of Default has occurred and is continuing, upon Borrower's written request Lender shall transfer funds to Borrower then allocated to the Capital Reserve Sub-Account for payment of Capital Improvement Costs. Together with each such request, Borrower shall furnish Lender with copies of bills and other documentation as may be reasonably required by Lender to establish that such Capital Improvement Costs are then due.

          (g) Monthly Funding of Sub-Accounts. During each month in the term of the Loan commencing with January 1994 (each, the "Current Month"), until the notice described in the Letters of Instructions has been received, all funds then in the Collection Accounts in excess of $5,000 shall be transferred to the Cash Collateral Account pursuant to the Letter of Instructions referred to in Section 2.12(b), and Lender shall allocate all funds then on deposit in the Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

       (i) first, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in the month following the Current Month has been allocated to the Debt Service Payment Sub-Account;

       (ii) second, if an Event of Default has occurred, to the Basic Carrying Costs Sub-Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the Current Month has been allocated to the Basic Carrying Costs Sub-Account; and

       (iii) third, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the Current Month has been allocated to the Capital Reserve Sub-Account.

          Lender or, upon the request of Lender, Custodian on Lender's behalf shall notify Borrower and the Collection Account Banks as soon as reasonably practicable after the minimum amounts set forth in clauses (i), (ii) and (iii) above have been deposited in the Cash Collateral Account and allocated as aforesaid, in a form of notice provided by Lender to Custodian in the event that Lender has requested that Custodian give the notificiation referred to in this sentence sufficient, in the opinion of Borrower, Lender and the Collection Account Banks, under the Letters of Instructions to terminate the sweep of the Collection Accounts to the Cash Collateral Account described therein for the Current Month. Provided that (i) no Event of Default has occurred and is continuing, (ii) Lender has received all financial information described in
Section 5.1(Q) for the most recent periods for which the same are due and (iii) no prepayments of the Loan from Excess Cash Flow are then required pursuant to Sections 2.7(c) or (d), Lender agrees that in each Current Month any amounts deposited into or remaining in the Cash Collateral Account after the minimum amounts set forth in clauses (i), (ii) and (iii) above have been allocated with respect to the Current Month and any periods prior thereto shall be disbursed to Borrower (or to Manager, as Borrower may direct) by wire transfer (at Borrower's expense) (x) as soon as practicable after the allocations in the stated minimum amounts have been completed, (y) thereafter not less frequently than once per week and (z) in addition upon specific request by Borrower. Borrower shall use any funds distributed to Borrower (or to Manager) pursuant to the foregoing to first pay all Operating Expenses, and all Excess Cash Flow may be retained by Borrower and used for, or applied to, any purpose, including, without limitation, dividends or other distributions. If an Event of Default has occurred and so long as it is continuing, any amounts deposited into or remaining in the Cash Collateral Account after Lender has allocated minimum amounts as hereinabove provided shall be for the account of Lender and may be withdrawn by Lender to be applied as provided in the Loan Documents.

          If, on any Payment Date, the balance in the Debt Service Payment Sub-Account is insufficient to make the payment of Required Debt Service Payment, then a Default shall exist hereunder, and Lender may (but shall not be obligated to) withdraw funds from the Basic Carrying Costs Sub-Account or the Capital Reserve Sub-Account to pay such deficiency. In the event that Lender elects to apply the proceeds of either such Sub-Account to pay any Required Debt Service Payment, Borrower shall, upon demand, repay to Lender the amount of such withdrawn funds to replenish such Sub-Account, and if Borrower shall fail to repay such amounts within five days after such withdrawal, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Borrower repays such amount or all Sub-Accounts have again been fully funded from Rent or Money received from Accounts. Lender may, at its sole option, replenish such Sub-Account out of available Rents or Money received from Accounts in subsequent months which Borrower would have otherwise been entitled to receive.

          (h) Loss Proceeds. In the event of a casualty or Taking with respect to a Facility, unless pursuant to the Related Mortgage the proceeds, net of Borrower's reasonable collection costs approved by Lender, received under any insurance policy required to be maintained by Borrower ("Insurance Proceeds") or the proceeds, net of Borrower's reasonable collection costs approved by Lender, in respect of any Taking ("Condemnation Proceeds"), as the case may be, are to be made available to Borrower for restoration, Lender and Borrower shall cause all such Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") to be paid directly to the Cash Collateral Account prior to the Securitization Closing Date and to the Custodial Account after the Securitization Closing Date whereupon Lender or Servicer, as the case may be, shall apply same to reduce the Indebtedness in accordance with Section 2.7(b). If Lender agrees or is required pursuant to the provisions hereof or of the Mortgage to make Loss Proceeds available for restoration, (i) all Insurance Proceeds received in respect of business interruption coverage and (ii) any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Cash Collateral Account, to be applied by Lender in the same manner as Rent received from Manager with respect to the operation of such Facility; provided, further, that in the event that the Insurance Proceeds of any such business interruption insurance policy or Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, Lender shall hold such

Insurance Proceeds or Condemnation Proceeds in a segregated interest-bearing escrow account at the Bank, shall estimate, in Lender's reasonable discretion, the number of months required for Borrower to restore the damage caused by the casualty to such Facility or that such Facility will be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Proceeds or Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of said Insurance Proceeds or Condemnation Proceeds. In the event that Insurance Proceeds or Condemnation Proceeds are to be applied toward restoration, Lender shall hold such funds in a segregated interest-bearing escrow account at the Bank and shall disburse same in accordance with the provisions of the Related Mortgage. If any Loss Proceeds are received by Borrower, such Loss Proceeds shall be received in trust for Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid to the Cash Collateral Account prior to the Securitization Closing Date and to the Custodial Account after the Securitization Closing Date, or paid to Lender to hold in a segregated interest-bearing escrow account, in each case to be applied or disbursed in accordance with the foregoing, except as provided to the contrary in Sections 2.05(e) and 2.12(c) of the Related Mortgage. Any Loss Proceeds made available to Borrower for restoration in accordance herewith, to the extent not used by Borrower in connection with, or to the extent they exceed the cost of such restoration, shall be deposited into the Cash Collateral Account prior to the Securitization Closing Date and into the Custodial Account after the Securitization Closing Date, whereupon Lender or Servicer, as the case may be, shall apply the same to reduce the Allocated Loan Amount applicable to the affected Individual Property in accordance with Section 2.7(b).

          (i) Payment of Basic Carrying Costs. Except to the extent that Lender is obligated to pay Basic Carrying Costs from the Basic Carrying Costs Sub-Account pursuant to the terms of Section 2.12(f), Borrower shall pay all Basic Carrying Costs with respect to Borrower and each Individual Property in accordance with the provisions of the Related Mortgage, subject, however, to Borrower's rights to contest payment of same in accordance with the Related Mortgage. Borrower's obligation to pay (or cause Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Lender's or the Deed of Trust Trustee's interests. (In the event such a change in law prohibits Borrower from assuming liability for payment of any such Imposition, the Allocated Loan

Amount and accrued and unpaid interest thereon with respect to the affected Facility shall, at the option of Lender, become due and payable, without payment of the Yield Maintenance Premium, on the date that is 120 days after such change in law and failure to pay such amounts on the date due shall be an Event of Default.) All funds deposited in the Cash Collateral Account relating to the Basic Carrying Costs shall be held by Lender pursuant to the provisions of this Agreement and shall be applied in payment of the foregoing charges when and as payable, provided that no Event of Default shall have occurred and be continuing. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub- Account may be applied by Lender in payment of any Basic Carrying Costs for all or any portion of the Mortgaged Property as Lender in its sole discretion may determine; provided, however, that Lender shall not apply the proceeds of the Basic Carrying Costs Sub-Account as aforesaid unless Lender receives notice from Servicer or becomes aware that Servicer shall not be advancing such shortfall pursuant to the terms of the Pooling and Servicing Agreement; and provided, further, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender as herein provided.

          Section 2.13. Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, Borrower hereby sells, assigns, conveys, pledges and transfers to Custodian (initially on behalf of Lender and after the Securitization Closing Date on behalf of the Certificateholders), and grants a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

          (i) all of Borrower's right, title and interest in the Collection Accounts and all Money, if any, from time to time deposited or held in each Collection Account;

          (ii) all of Borrower's right, title and interest in the Security Deposit Accounts and all Money, if any, from time to time deposited or held in each Security Deposit Account;

          (iii) all of Borrower's right, title and interest in the Cash Collateral Account and all Money and Permitted Investments, if any, from time to time deposited or held in the Cash Collateral Account;

          (iv) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

          (v) to the extent not covered by clauses (i), (ii), (iii) or (iv) above, all proceeds (as defined under the Uniform Commercial Code of the applicable jurisdiction) of any or all of the foregoing.

          (b) Covenants. Borrower covenants that (i) all Rents and Money received from Accounts shall be deposited into the Collection Accounts; (ii) there are no other accounts currently maintained by Borrower or Manager for the collection of Rents or Money received from Accounts; (iii) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection of Rents or Money received from Accounts, other than such replacement Collection Accounts as may be established pursuant to Section 2.13(l); (iv) all security deposits posted by tenants shall be deposited in the Security Deposit Accounts; (v) there are no other accounts currently maintained by Borrower or Manager for the collection and management of such security deposits; and (vi) so long as any portion of the Indebtedness is outstanding, Borrower shall not open (nor permit Manager to open) any other account for the collection and management of such security deposits, other than such replacement Security Deposit Accounts as may be established pursuant to Section 2.13(l). The Collection Accounts and the Security Deposit Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of the Collection Account Bank relating to demand deposit accounts from time to time in effect.

          (c) Instructions and Agreements. Borrower has submitted to each Collection Account Bank a Letter of Instructions, and each Collection Account Bank has executed and returned the acknowledgement of instructions and notice that is part of its Letter of Instructions. Borrower and the Bank have also executed and delivered that certain Cash Collateral Account Agreement dated as of the date hereof (the "CC Account Agreement"), the form of which is attached hereto as Exhibit O. Borrower agrees that prior to the payment in full of the Indebtedness, the CC Account Agreement shall be irrevocable by Borrower without the prior written consent of Lender. The Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect and the rules, regulations and procedures of the Bank relating to demand deposit accounts from time to time in effect. All statements relating to the Cash Collateral Account shall be issued by Custodian as provided in the CC Account Agreement.

          (d) Financing Statements; Further Assurances. Borrower has executed and delivered to Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Custodian's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower shall promptly execute and deliver all further instruments, and take all further action, that Lender may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Custodian to exercise and enforce Custodian's rights and remedies hereunder with respect to, any Account Collateral.

          (e) Transfers and Other Liens. Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Custodian under this Agreement.

          (f) Custodian's Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five Business Days after Borrower's receipt of written notice thereof from Custodian, Custodian may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Custodian incurred in connection therewith shall be payable by Borrower to Custodian upon demand.

          (g) Custodian's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Custodian shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Custodian, or the preservation of rights against any Person or otherwise with respect thereto. Custodian shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which Custodian accords its own property, it being understood that Custodian shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Custodian's acknowledging receipt of, any wire transfer from the Collection Account Banks or (ii) any loss, damage or diminution in value by reason of the act or omission of Custodian, or Custodian's agents, employees or bailees, except to the extent that such loss or damage or diminution in value results from Custodian's gross negligence or willful misconduct or the gross negligence or willful misconduct of any such agent, employee or bailee of Custodian.

          (h) Remedies. The rights and remedies provided in this Section 2.13 are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Custodian or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.

          (i) No Waiver. Every right and remedy granted to Custodian under this Agreement or by law may be exercised by Custodian at any time and from time to time, and as often as Custodian may deem it expedient. Any and all of Custodian's rights with respect to the pledge and security interest granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by Custodian in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by Custodian in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Custodian, shall constitute a waiver thereof, or limit, impair or prejudice Custodian's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy.

          (j) Custodian Appointed Attorney-In-Fact. Borrower hereby irrevocably constitutes and appoints Custodian as Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Account Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower with respect to the Account Collateral, which Borrower could or might do or which Lender may deem necessary or desirable to more fully vest in Custodian the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

          (k) Continuing Security Interest; Termination. This Section 2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, Borrower shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Custodian shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the pledge and lien hereof, provided, however, that Borrower shall pay on demand all of Custodian's expenses in connection therewith.

          (l) Replacement of a Collection Account Bank. So long as no Event of Default shall have occurred and be continuing, Borrower shall have the right at any time to designate a successor Collection Account Bank to hold one or more of the Collection Accounts or the Security Deposit Accounts upon 30 days' prior written notice to Custodian, and Custodian's approval of the successor, which approval shall not be unreasonably withheld or delayed. In the event that the rating of long-term unsecured debt obligations of any Collection Account Bank issued by a Rating Agency is withdrawn or reduced to a rating of BBB or lower, Borrower shall be obligated to promptly select a new Collection Account Bank and, upon approval of such selection by Custodian, to establish and maintain all the Collection Accounts and the Security Deposit Accounts previously held at such Collection Account Bank at said successor. Any successor selected hereunder shall be a financial institution within reasonable proximity of the Facility related to such Collection Account and such Security Deposit Account and capable of offering Eligible Accounts. No such designation shall become effective until Borrower has (i) delivered to the successor Collection Account Bank a written letter of instructions substantially equivalent to the Letter of Instructions and (ii) delivered to Custodian evidence satisfactory to Custodian that such instructions have been delivered to the successor Collection Account Bank and acknowledged by successor's execution of an acknowledgement of instructions and notice substantially in the form included in the Letter of Instructions and such financing statements as may be necessary or appropriate have been prepared, executed and delivered to a filing agency.

          Section 2.14. Supplemental Mortgage Affidavits. The Lien created by each Mortgage is intended to encumber the Individual Property described therein to the full extent of all the Indebtedness. As of the Closing Date, Borrower has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages in the applicable states.
If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any Individual Property as a direct, or indirect, result of applicable taxes not having been paid with respect to the Related Mortgage, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits increasing the amount of Indebtedness for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of such Individual Property (i) as of the Closing Date and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Indebtedness, and Borrower shall, on demand, pay any such additional taxes.

          Section 2.15. Securitization. Borrower hereby acknowledges that Lender, its successors or assigns, may securitize the Loan through the issuance of the Certificates, which will be rated by the Rating Agencies (the "Securitization"). Borrower agrees that it shall cooperate with Lender in the Securitization including, but not limited to, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as requested by the Rating Agencies, provided that any such amendment (or additional documentation) does not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents; (b) providing such information as may be requested in connection with the preparation of a private placement memorandum or a registration statement required to privately place or publicly distribute the Certificates in a manner which does not conflict with federal or state securities laws; (c) providing in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, an indemnification certificate
(x) certifying that Borrower has carefully examined such memorandum or prospectus, as applicable, including, without limitation, the sections entitled "Special Considerations", "Description of the Mortgage Loan" and "The Underlying Mortgaged Properties", "The Manager", "The Borrower" and "Certain Legal Aspects of the Mortgage Loan", and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (y) indemnifying Lender and the Advisor for any losses, claims, damages or liabilities (the "Liabilities") to which Lender or the Advisor may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and (z) agreeing to reimburse Lender and the Advisor for any legal or other expenses reasonably incurred by Lender and the Advisor in connection with investigating or defending the Liabilities; provided, however, that Borrower shall not be obligated to indemnify or reimburse Lender or the Advisor in respect of any claims which are settled or compromised by Lender or the Advisor without the consent of Borrower, which consent will not be unreasonably withheld or delayed; (d) causing to be rendered such customary opinion letters as shall be requested by the Rating Agencies, including, without limitation, an opinion letter substantially in the form attached hereto as Exhibit P (subject to changes in law or fact after the date hereof) and an opinion letter from each real estate counsel to Borrower stating that the assignment of the Loan and the Loan Documents to the Trustee is enforceable; (e) making such representations, warranties and covenants with respect to Borrower (and its Affiliates), and the Mortgaged Property, as may be requested by the Rating Agencies, but which do not materially adversely affect the rights, or materially increase the obligations, of Borrower under the Loan Documents; (f) establishing additional reserves requested by the Rating Agencies; provided, however, that if such reserves are in excess of $500,000, such excess shall be funded from Net Cash Flow; (g) providing such information regarding the Mortgaged Property as may be requested by the Rating Agencies or otherwise required in connection with the formation of the REMIC, including, without limitation, recertified or updated Appraisals; and
(h) amending Borrower's partnership agreement or FRI's certificate of incorporation or making such other changes to the structure of Borrower required by the Rating Agencies (provided, however, that Borrower shall not be in Default hereunder if Borrower is prevented from making any change described in this clause (h) because such change requires the approval of the limited partners of FRP and such approval is requested but not given). Borrower hereby agrees to pay on the Securitization Closing Date or, if earlier, within 180 days after the Closing Date, upon demand, all reasonable costs incurred by Lender in connection with the Securitization (or any attempt to securitize the Loan), including, without limitation, the cost of preparing a private placement memorandum or prospectus, Rating Agency fees, reasonable legal fees and disbursements (including, without limitation, in connection with the rendering of legal opinions), the cost of market studies and SEC filing fees. Borrower and Lender anticipate that the Securitization will be done through a private placement.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

          Section 3.1. Conditions Precedent to Effectiveness and Disbursement of the Loan. This Agreement shall become effective, and the Loan shall be made, on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4) (the "Closing Date"):

          (A)  Loan Documents.

            (i) Loan Agreement. Borrower shall have executed and delivered this Agreement to Lender.

            (ii) Note. Borrower shall have executed and delivered to Lender the Note.

            (iii) Mortgages. Borrower shall have executed and delivered the Mortgages to Lender and the Mortgages shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Facilities are located or irrevocably delivered to a title agent for such recordation.

            (iv) Pledge and Security Agreement. FRI and FRP shall have executed and delivered to Lender the Pledge and Security Agreement.

            (v) Assignment of Leases. Borrower shall have executed and delivered the Assignments of Leases to Lender and the Assignments of Leases shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Facilities are located or irrevocably delivered to a title agent for such recordation.

            (vi) CC Account Agreement. Borrower and Bank shall have executed the CC Account Agreement and delivered to Lender a copy thereof.

            (vii) Letters of Instructions. Borrower and each of the Collection Account Banks shall have executed a Letter of Instructions and delivered to Lender a copy thereof.

            (viii) Financing Statements. Borrower shall have executed and delivered all financing statements specified on Exhibit Q attached hereto to Lender and such financing statements shall have been filed of record in the appropriate filing offices in each of the jurisdictions in which the Facilities are located and all other appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

            (ix) Indemnity Agreement. FRP shall have executed and delivered to Lender the Indemnity Agreement.

            (x) Manager's Subordination. Manager and Borrower shall have executed and delivered to Lender the Manager's Subordination.

          (B) Opinions of Counsel. Lender shall have received from Jones, Day, Reavis & Pogue, counsel to Borrower, its legal opinion in substantially the form attached hereto as Exhibit R; from John H. Sharpe, Esq., counsel to FRI and FRP, his legal opinion in substantially the form attached hereto as Exhibit S; and from each real estate counsel to Borrower, its legal opinion in substantially the form attached hereto as Exhibit T. Each of such legal opinions will be addressed to Lender, dated the Closing Date, and in form and substance satisfactory to Lender and its counsel. Borrower hereby instructs such counsel to deliver to Lender such opinions addressed to Lender.

          (C)  Organizational Documents.  Lender shall have received:

            (i) with respect to Borrower, its partnership agreement, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by FRI, together with a copy of its certificate of limited partnership, certified by the appropriate Secretary of State as of a date not more than 15 days prior to the Closing Date;

            (ii) with respect to FRI, its certificate of incorporation, as amended, modified or supplemented to the Closing Date, certified by the appropriate Secretary of State as of a date not more than 15 days prior to the Closing Date; and

            (iii) with respect to each of Borrower and FRI, good standing certificates from the Secretaries of State (or the equivalent thereof) of Delaware and of each other state in which Borrower or FRI is required to be qualified to transact business, each to be dated a date not more than 15 days prior to the Closing Date.

          (D) Certified Resolutions, etc. Lender shall have received a certificate of the secretary or assistant secretary of FRI dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of FRI authorized to sign the applicable Loan Documents on behalf of Borrower, (ii) the by-laws of FRI as in effect on the Closing Date, (iii) the resolutions of FRI's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by FRI on behalf of Borrower, and
(iv) that there have been no changes in the certificate of incorporation of FRI since the date of the most recent certification thereof by the appropriate Secretary of State.

          (E) Insurance. Lender shall have received certificates of insurance demonstrating insurance coverage in respect of each of the Facilities of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Related Mortgages. Such certificates shall indicate that Lender is named additional insured as its interest may appear and shall contain a loss payee endorsement in favor of Lender with respect to the property policies required to be maintained under the Mortgages. All insurance policies required to be maintained hereunder shall be maintained throughout the term of this Agreement in the types and amounts required under the Mortgages.

          (F) Lien Search Reports. Lender shall have received satisfactory (i.e., showing no Liens other than Permitted Encum-brances) reports of UCC (collectively, the "UCC Searches"), tax lien, judgment and litigation searches conducted by a search firm acceptable to Lender with respect to the Collateral, Borrower, FRI and FRP, such searches to be conducted in each of the locations set forth on Exhibit U attached hereto.

          (G) Title Insurance Policies. Lender shall have received commitments (in form and substance satisfactory to Lender) to issue the Title Insurance Policies.

          (H) Financial Statements. Lender shall have received the audited financial statements of FRP for the fiscal year ending December 31, 1992, and the unaudited financial statements of FRP for the three- and nine-month periods ended on September 30, 1993. All audited financial statements must have been prepared by a "Big Six" certified public accounting firm or other firm acceptable to Lender in its sole discretion.

          (I) Environmental Matters. Lender shall have received Environmental Reports, acceptable to Lender, with respect to each of the Facilities, such Environmental Reports to be conducted by Independent environmental engineers acceptable to Lender.

          (J) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

          (K) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender, and all partnership, corporate and other proceedings, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be satisfactory in form and substance to Lender.

          (L) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects on such date both before and after giving effect to the making of the Loan.

          (M) No Default or Event of Defaults. No Default with respect to the payment of money or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of the Loan.

          (N) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transactions.

          (O) Surveys. Lender shall have received a Survey with respect to each Individual Property.

          (P) Engineering Reports. Lender shall have received the Engineering Reports.

          (Q)  Appraisals.  Lender shall have received the Appraisals.

          (R) Transaction Costs. Borrower shall have paid (or agreed to pay at closing from the proceeds of the Loan) all Transaction Costs for which bills have been submitted.

          Section 3.2. Acceptance of Borrowings. The acceptance by Borrower of the proceeds of the Loan shall constitute a representation and warranty by Borrower to Lender that all of the conditions required to be satisfied under this Article III in connection with the making of the Loan have been satisfied or waived in accordance with Section 8.4.

          Section 3.3. Form of Loan Documents and Related Matters. The Note and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Lender, and shall be satisfactory in form and substance to Lender in its sole discretion (unless the form thereof is prescribed herein).

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          Section 4.1. Borrower Representations. Borrower represents and warrants that:

          (A) Organization. Borrower (i) is a duly formed and validly existing limited partnership in good standing under the laws of the State of Delaware,
(ii) has the requisite partnership power and authority to own its properties (including, without limitation, the Mortgaged Property) and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which a Facility is located, and (iii) has the requisite partnership power to execute and deliver, and perform its obligations under this Agreement, the Note, the Mortgages and all of the other Loan Documents to which it is a party.

          (B) Authorization. The execution and delivery by Borrower of this Agreement, the Note, the Mortgages and each of the other Loan Documents, Borrower's performance of its obligations thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents (i) have been duly authorized by all requisite action on the part of Borrower, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the partnership agreement of Borrower or any indenture or material agreement or other instrument to which Borrower is a party or by which Borrower is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of Borrower pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, Borrower is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, the Note, the Mortgages or the other Loan Documents.

          (C) Litigation. Except for claims that are fully covered by valid policies of insurance held by Borrower, and except as set forth on Exhibit V, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of Borrower, threatened against Borrower or any Individual Property, which actions, suits or proceedings, if determined against Borrower or any Individual Property might result in a Material Adverse Effect or a lower reimbursement rate under the Reimbursement Contracts.

          (D) Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any Individual Property is bound.

          (E) Title to the Mortgaged Property. Borrower owns good, marketable and insurable fee simple title to each Facility, free and clear of all Liens, other than the Permitted Encumbrances applicable to that Facility. There are no outstanding options to purchase or rights of first refusal affecting any Facility other than rights or options held by Borrower and the rights of FGI under that certain Option Agreement dated December 29, 1986 among FGI, FRP and Forum Retirement Operations, L.P.

          (F) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

          (G) Full and Accurate Disclosure. No statement of fact made by or on behalf of Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which adversely affects, nor as far as Borrower can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

          (H) Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office is 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498.

          (I) Compliance. Except for matters set forth in the Engineering Reports described on Exhibit F attached hereto and in the "Summary" sections of the Environmental Reports described on Exhibit G attached hereto and except for matters described in Section 4.1(P) (as to which the provisions of Section 4.1(P) shall apply), Borrower, each Facility and Borrower's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

          (J) Use of Proceeds; Margin Regulations. Borrower will use the proceeds of the Loan for the purposes described in Section 2.2. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

          (K) Financial Information. All historical financial data concerning Borrower or the Facilities that has been delivered by Borrower to Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there has been no adverse change in the financial position of Borrower or the Facilities, or in the results of operations of Borrower. Borrower has not incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might adversely affect its business operations or any Facility.

          (L) Condemnation. No Taking has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Facility.

          (M) Other Mortgage Debt. Except for the debt to be repaid from the proceeds of the Loan, Borrower has not borrowed or received other debt financing whether unsecured or secured by any Individual Property or any part thereof.

          (N) ERISA. Neither Borrower, FRI nor FRP has any Plans. Neither Borrower, FRI nor FRP is party to any Multiemployer Plans.

       (O) Utilities and Public Access. Each Facility has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of each Facility as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Facility without passing over other property. All roads necessary for the full utilization of each Facility for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Facility.

       (P) Environmental Compliance. Except for matters set forth in the "Summary" sections of the Environmental Reports described on Exhibit G attached hereto (true, correct and complete copies of which have been provided to Lender by Borrower):

       (i) Borrower is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Borrower of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Individual Property under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

       (ii) There is no Environmental Claim pending or, to Borrower's knowledge, threatened, and no penalties arising under Environmental Laws have been assessed, against Borrower or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the knowledge of Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by Borrower or the Individual Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of Borrower for any Use or Release of any Hazardous Substances.

       (iii) To the knowledge of Borrower after due inquiry, there have been and are no past or present Releases of any Hazardous Substance, that are reasonably likely to form the basis of any Environmental Claim against Borrower or, to Borrower's knowledge, against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of law.

       (iv) To the knowledge of Borrower after due inquiry, without limiting the generality of the foregoing, there is not present at, on, in or under the Individual Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

       (v) No liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Individual Property and, to Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Individual Property to Liens under any Environmental Law.

       (vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to an Individual Property which have not been made available to Lender.

       (Q) Solvency. Giving effect to the transactions contemplated hereby, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, Contingent Liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

       (R) Not Foreign Person. Borrower is not a "foreign person" within the meaning of (S) 1445(f)(3) of the Code.

       (S)  Single-Purpose Entity.

       (i) Borrower at all times since its formation has been, and will continue to be, a duly formed and existing Delaware limited partnership and a Single-Purpose Entity. FRI is a duly formed and existing Delaware corporation. FRP is a duly formed and existing Delaware limited partnership. During the term of this Loan, FRI and FRP will be Single-Purpose Entities (it being understood that although FRI and FRP were not formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Mortgaged Property, during the term of this Loan that will be the sole purpose and activity of FRI and
     FRP). Each of Borrower and FRI at all times since Borrower's formation (or, with respect to FRI, since the acquisition of the applicable Facility) has been, and will continue to be, duly qualified as a foreign limited partnership or corporation, as the case may be, in each jurisdiction in which a Facility is located.

       (ii) Each of Borrower, FRI and FRP at all times since Borrower's formation has complied, and will continue to comply, with the provisions of its partnership agreement and its certificate of limited partnership or its certificate of incorporation and its by-laws, as the case may be, and the laws of the State of Delaware relating to corporations and limited partnerships, as the case may be.

       (iii) All customary formalities regarding the existence of Borrower, FRI and FRP have been observed at all times since Borrower's formation and will continue to be observed.

       (iv) Each of Borrower, FRI and FRP has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other partnership or corporate documents separate from those of its partners or its shareholders, Affiliates of its partners or its shareholders and any other Person. Neither Borrower, FRI nor FRP has at any time since its formation commingled, nor will Borrower, FRI or FRP commingle, its assets with those of its partners or its shareholders, any Affiliates of its partners or its shareholders, or any other Person. Each of Borrower, FRI and FRP has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account.

       (v) Each of Borrower, FRI and FRP has at all times since its formation paid, and will continue to pay, its own liabilities from its own separate assets.

           (vi) Each of Borrower, FRI and FRP has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under its own name and as a separate and distinct entity. Neither Borrower, FRI nor FRP has at any time since its formation identified itself, nor will Borrower, FRI or FRP identify itself, as being a division or a part of any other entity. Neither Borrower, FRI nor FRP has at any time since its formation identified, nor will Borrower, FRI or FRP identify its partners or its shareholders or any Affiliates of its partners or its shareholders, as being a division or part of Borrower.

           (vii) Each of Borrower, FRI and FRP has been at all times since Borrower's formation and will continue to be adequately capitalized in light of the nature of its business.

           (viii) Neither Borrower, FRI nor FRP has any time since its formation assumed or guaranteed, nor will Borrower, FRI or FRP assume or guarantee, the liabilities of its partners or its shareholders (or any predecessor partnership or corporation), any Affiliates of its partners or its shareholders, or any other Persons, except for liabilities relating to the Facilities and guarantees by FRI or FRP that were terminated prior to Borrower's formation and except as permitted by or pursuant to this Agreement. Borrower has not at any time since its formation acquired, and neither FRI nor FRP currently own, nor will Borrower, FRI or FRP acquire, obligations or securities of its partners or its shareholders (or any predecessor partnership or corporation), or any Affiliates of its partners or its shareholders. Neither Borrower, FRI nor FRP has at any time since its formation made, nor will Borrower, FRI or FRP make, loans to its partners or its shareholders (or any predecessor partnership or corporation), or any Affiliates of its partners or its shareholders, except for loans made by FRI or FRP that were repaid in full or forgiven prior to Borrower's formation and loans totalling approximately $600,000 made by FGI to FRP in connection with certain of the Facilities.

           (ix) Neither Borrower, FRI nor FRP has at any time since Borrower's formation entered into or been a party to, nor will Borrower, FRI or FRP enter into or be a party to, any transaction with its partners or its shareholders (or any predecessor partnership or corporation) or any Affiliates of its partners or its shareholders except in the ordinary course of business on terms which are no less favorable than would be obtained in a comparable arm's length transaction with an unrelated third party.

          (T) No Joint Assessment; Separate Lots. Borrower shall not suffer, permit or initiate the joint assessment of any Facility (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Facility which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Facility as a single lien. Each Facility is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

          (U) Assessments. Except as disclosed in the Title Insurance Policies, there are no pending or, to the knowledge of Borrower, proposed special or other assessments for public improvements or otherwise affecting any Facility, nor, to the knowledge of Borrower, are there any contemplated improvements to any Facility that may result in such special or other assessments.

          (V) Mortgage and Other Liens. Each Mortgage creates a valid and enforceable first mortgage Lien on the Individual Property described therein, as security for the repayment of the Indebtedness, subject only to the Permitted Encumbrances applicable to that Individual Property. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument is subject to a Uniform Commercial Code financing statement filed and/or recorded, as appropriate, (or irrevocably delivered to a title agent for such recordation or filing) in all places necessary to perfect a valid first priority lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the Uniform Commercial Code. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

          (W) Enforceability. The Note, each Mortgage and each other Loan Document executed by Borrower in connection therewith, including, without limitation, any Collateral Security Instrument, is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles and the other matters described in the opinions delivered pursuant to Section 3.1(B). The Note, each such Mortgage and the other Loan Documents executed by Borrower are, as of the date hereof, not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor will the operation of any of the terms of the Note, each such Mortgage and other Loan Documents executed by Borrower, or the exercise of any right thereunder, render the Mortgages unenforceable against Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (X) Labor Matters. Borrower is not a party to any collective bargaining agreements.

          (Y) No Prior Assignment. As of the date hereof, (i) Lender is the assignee of Borrower's interest under the Leases and (ii) there are no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

          (Z) Bed Capacity. Neither Borrower nor Manager has granted to any third party the right to reduce the number of licensed beds in any Facility or to apply for approval to move the right to any and all of the licensed beds to any other location.

          (AA) Compliance with Nursing Home Laws. To the extent required, each Facility is duly licensed as a skilled and intermediate care nursing home under the applicable laws of the state where it is located. The licensed bed capacity of each Facility as set forth in Exhibit W attached hereto is true and correct. Borrower and Manager are in compliance in all material respects with the applicable provisions of nursing home, nursing facility or assisted living facility laws, rules and regulations to which each Facility is subject. All Reimbursement Contracts are in full force and effect with respect to the Facilities. Borrower and Manager are current in payment of all so-called provider specific taxes or other assessments with respect to such Reimbursement Contracts.

          (BB) Use of Facilities. Each Facility is used exclusively as a skilled nursing home, assisted living facility and/or congregate care facility and uses ancillary thereto.

          (CC) Certificate of Occupancy. Borrower has obtained all Permits necessary to use and operate each Facility for the use described in Section 4.1(BB). The use being made of each Facility is in conformity in all material respects with the certificate of occupancy and/or Permits for such Facility and any other restrictions, covenants or conditions affecting such Facility.

          (DD) Flood Zone. Except as shown on the Surveys, none of the Facilities is located in a flood hazard area as defined by the Federal Insurance Administration.

          (EE) Physical Condition. Each Facility is free of structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear, except as disclosed in the Engineering Reports described on Exhibit F.

          (FF) Loan to Value Ratio. The Loan Amount does not exceed 125% of the sum of the Appraised Values for the Facilities.

          (GG) Security Deposits. All security deposits with respect to the Facilities on the date hereof have been transferred to the Security Deposits Accounts on the date hereof, and Borrower is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply is reasonably likely to have a Material Adverse Effect.

          (HH) Intellectual Property. All material trademarks, trade names and service marks that Borrower owns or has pending, or under which it is licensed, are in good standing and uncontested. There is no right under any trademark, trade name or service mark necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business. Borrower has not infringed, is not infringing and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of material trademarks, trade names and service marks of Borrower.

          (II) Investment Company Act; Public Utility Holding Company Act. Borrower is not (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

          (JJ) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

          Section 4.2. Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents are made as of the Closing Date (except as expressly otherwise provided) and shall survive the delivery of the Note and making of the Loan and continue for so long as any amount remains owing to Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations set forth in Section 4.1(P) shall survive in perpetuity. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          Section 5.1. Borrower Covenants. Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness (or with respect to a particular Individual Property, the earlier release of its Related Mortgage):

          (A) Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its partnership existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all material respects with all Legal Requirements and Insurance Requirements applicable to it and each Individual Property. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep each Facility in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep each Individual Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Mortgages.

          (B) Impositions and Other Claims. Borrower shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages.

          (C) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened (in writing) against Borrower which is reasonably likely to have a Material Adverse Effect.

        (D)  Environmental Remediation.

        (i) If any investigation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance on, under or from a Facility or any portion thereof, Borrower shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within 30 days after any demand therefor by Lender or such shorter period as may be required under any applicable Environmental Law; provided, however, that Borrower shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority,
     (y) if commencing such Remedial Work within such time periods would result in Borrower or such Remedial Work violating any Environmental Law or (z) if Borrower, at its expense and after prior notice to Lender, is contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as
     (1) Borrower is permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Facility nor any part thereof or interest therein will be sold, forfeited or lost if Borrower performs the Remedial Work being contested, and Borrower would have the opportunity to do so, in the event of Borrower's failure to prevail in the contest, (3) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrower has not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Facility nor any interest therein would be subject to the imposition of any lien for which Borrower has not furnished additional security as provided in clause
     (4) below, as a result of the failure to perform such Remedial Work and (4) Borrower shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrower's failure to prevail in such contest in such amount as may be reasonably requested by Lender.

        (ii) If requested by Lender, all Remedial Work under clause (i) above shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by Lender which approval will not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such Remedial Work shall be paid by Borrower. If Borrower does not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to), upon 30 days prior written notice to Borrower of its intention to do so, cause such Remedial Work to be performed. Borrower shall pay or reimburse Lender on demand for all Advances (as defined in the Mortgages) and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to or incurred by Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

        (iii) Borrower shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Substances on, under or about any Individual Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, Borrower may complete all necessary Remedial Work. In such events, Borrower shall notify Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

        (E)  Environmental Matters; Inspection.

        (i) Borrower shall not authorize a Hazardous Substance to be present on, under or to emanate from a Facility, or migrate from adjoining property controlled by Borrower onto or into a Facility, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present on, under or emanate from a Facility, or migrate onto or into a Facility, Borrower shall cause the removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. Borrower shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into any Facility from any adjoining property.

        (ii) Upon reasonable prior written notice, Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of any Facility, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of such Facility. If Lender suspects that Remedial Work may be required, Lender may select a consulting Engineer to conduct and prepare reports of such inspections. Borrower shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to Lender in this Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to Lender in this Agreement, and shall expressly include the right (if Lender suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

        (iii) Borrower agrees to bear and shall pay or reimburse Lender on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender) reasonably relating to, or incurred by Lender in connection with, the inspections and reports described in this Section 5.1(E) (to the extent such inspections and reports relate to any Facility) in the following situations:

               (x) If Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

               (y) If any such inspection reveals an occurrence or condition that could lead to an Environmental Claim; or

               (z) If an Event of Default with respect to any Facility exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

     (F) Environmental Notices. Borrower shall promptly provide notice to Lender of:

        (i) any Environmental Claim asserted by any Governmental Authority with respect to any Hazardous Substance on, in, under or emanating from any Facility, which could reasonably be expected to impair the value of

     Lender's security interests hereunder or have a Material Adverse Effect;

         (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S)(S) 9601, et seq., which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

         (iii) all Environmental Claims asserted or threatened against Borrower, against any other party occupying any Facility or any portion thereof which become known to Borrower or against such Facility, which could reasonably be expected to impair the value of Lender's security interests hereunder or have a Material Adverse Effect;

         (iv) the discovery by Borrower of any occurrence or condition on any Facility or on any real property adjoining or in the vicinity of such Facility which could reasonably be expected to lead to an Environmental Claim against Borrower or Lender which such Environmental Claim is reasonably likely to have a Material Adverse Effect; and

         (v)  the commencement or completion of any Remedial Work.

    (G) Copies of Notices. Borrower shall transmit to Lender copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

    (H) Environmental Claims. Lender and/or, to the extent authorized by Lender, Deed of Trust Trustee, Trustee and/or Servicer, may join and participate in, as a party if Lender so determines, any legal or administrative proceeding or action concerning a Facility or any portion thereof under any Environmental Law, if, in Lender's reasonable judgment, the interests of Lender, Deed of Trust Trustee, Trustee or Servicer will not be adequately protected by Borrower. Borrower agrees to bear and shall pay or reimburse Lender, Deed of Trust Trustee, Trustee and/or Servicer, on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Trustee and Servicer) incurred by Lender, Deed of Trust Trustee, Trustee and/or Servicer, in connection with any such action or proceeding.

     (I) Indemnification. Borrower agrees to indemnify, reimburse, defend, and hold harmless Lender, Deed of Trust Trustee, Servicer and Trustee for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Servicer and Trustee), asserted against, resulting to, imposed on, or incurred by Lender, Deed of Trust Trustee, Servicer and Trustee, directly or indirectly, in connection with any of the following, except to the extent same are directly and solely caused by Lender's, Deed of Trust Trustee's, Servicer's or Trustee's gross negligence or willful misconduct:

          (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

          (ii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

          (iii) the breach of any representation, warranty or covenant set forth in Section 4.1(P) and Sections 5.1(D) through 5.1(I), inclusive.

          The indemnity provided in this Section 5.1(I) shall not be included in any exculpation of Borrower or its partners from personal liability provided in this Agreement or in any of the other Loan Documents. Nothing in this Section 5.1(I) shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law.

     (J) Access to Facilities. Borrower shall permit agents, representatives and employees of Lender to inspect each Facility or any part thereof at such reasonable times as may be requested by Lender upon reasonable advance notice, subject, however, to the rights of the tenants, occupants and residents of the Facility.

          (K) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Event of Default, or of the occurrence of any Default.

          (L) Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such proceedings.

          (M) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by Borrower.

          (N) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable to Lender in connection with each Individual Property, and Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including attorneys' fees and disbursements and the payment by Borrower of the expense of an Appraisal on behalf of Lender in case of a fire or other casualty affecting such Individual Property or any part thereof, but excluding internal overhead, administrative and similar costs of Lender) out of such Insurance Proceeds, all as more specifically provided in the Mortgages.

          (O) Further Assurances. Borrower shall, at Borrower's sole cost and expense:

          (i) upon Lender's request therefor given from time to time (but, other than in connection with the Securitization, in no event more often than once every two years during the term of this Agreement), pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to Borrower and (b) searches of title to each Facility, each such search to be conducted by search firms designated by Lender in each of the locations designated by Lender;

         (ii) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents;

         (iii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as Lender may reasonably require;

         (iv) execute and deliver to Lender such documents and instruments necessary to subject additional property acquired by Borrower (including, without limitation, condominium units acquired by Borrower at the Facility known as Foulk Manor North) to the Lien of the applicable Mortgage; and

         (v) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

         (P) Management of Mortgaged Property. Each of the Facilities will be managed at all times by Manager pursuant to the Management Agreement until terminated as herein provided. Pursuant to the Manager's Subordination, Manager has agreed that the Management Agreement is subject and subordinate in all respects to the Liens of the Mortgages. The Management Agreement may be terminated by Lender upon 30 days prior written notice to Borrower and Manager
(i) upon the occurrence of an Event of Default of the type described in clause
(i) or (ii) of Section 7.1, or (ii) if Manager commits any act which would permit termination under the Management Agreement; provided, however, that after the Securitization Closing Date a vote of at least 66-2/3% in interest of the Certificateholders shall be required to so terminate the Management Agreement. Borrower may from time to time appoint a successor manager to manage the Facilities or any of the Facilities with Lender's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any successor property manager selected hereunder by Lender or Borrower to serve as Manager shall be a reputable management company having at least seven years' experience in the management of skilled nursing homes, assisted living facilities and/or congregate care facilities (as the case may be) in the state in which the Facility is located, and shall, if after the Securitization Closing Date, (i) have qualifications such that the then current ratings of no class of the Certificates would be downgraded or withdrawn by the Rating Agencies upon such an appointment and (ii) be reasonably acceptable to Servicer. Borrower further covenants and agrees that Manager (including any successor property manager serving as Manager) shall at all times during the term of the Loan maintain worker's compensation insurance as required by Governmental Authorities.

       (Q)  Financial Reporting.

       (i) Borrower shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of Borrower and all items of income and expense in connection with the operation of each Facility and in connection with any services, equipment or furnishings provided in connection with the operation of each Facility, whether such income or expense may be realized by Borrower or by any other Person whatsoever. Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to Borrower to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default with respect to Borrower or any Facility, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to such Facility, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

       (ii) Borrower shall furnish to Lender annually, within 120 days following the end of each Fiscal Year, a complete copy of Borrower's financial statement audited by an Independent certified public accountant acceptable to Lender (Lender hereby agreeing that any "Big Six" certified public accounting firm or Kenneth Leventhal & Company shall be acceptable to Lender) in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) consistently applied covering Borrower's financial position and results of operations, including consolidated and consolidating balance sheets for each Facility, for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Borrower's equity.

     Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof (x) that the annual financial statements present fairly in all material respects the results of operations and financial condition of

     Borrower all in accordance with GAAP consistently applied, and (y) whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

       (iii) Borrower shall furnish to Lender, within 45 days following the end of each Fiscal Year quarter, in the form attached hereto as Exhibit X, (x) a true, complete and correct cash flow statement with respect to each Facility for that quarter, and (y) census information for each Facility as of the end of that quarter in sufficient detail to show by patient-mix (i.e., private, Medicare, Medicaid (if applicable) and V.A.), the average monthly census of the Facility and statements of occupancy rates, together with an Officer's Certificate in substantially the form attached hereto as Exhibit Y.

       (iv) Borrower shall furnish to Lender, within 45 days after the end of each Fiscal Year quarter, an aged accounts receivable report from each Facility in sufficient detail to show amounts due from each class of patient-mix by the account age classifications of 30 days, 60 days, 90 days, 120 days, and over 120 days, accompanied by an Officer's Certificate.

       (v) Borrower shall furnish to Lender, within three Business Days after the receipt by Borrower or a Facility, any and all written notices (regardless of form) from any licensing and/or certifying agency that the Facility's license or the Medicare or Medicaid certification of the Facility is being revoked or suspended, or that action is pending or being considered to revoke or suspend the Facility's license or such certification.

       (vi) Borrower shall furnish to Lender, within ten days after the date of the required filing of cost reports for each Facility with the Medicaid agency or the date of actual filing of such cost report of the Facility with such agency, whichever is earlier, a complete and accurate copy of the annual Medicaid cost report for each Facility, which will be prepared by Manager or by an Independent certified public accountant or by an experienced cost report preparer acceptable to Lender (any "Big Six" accounting firm being deemed acceptable to Lender), and promptly furnish Lender any amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to such reports.

       (vii) Borrower shall furnish to Lender copies of all SEC filings by Borrower, FRI or FRP, other than Registration

     Statements on Form S-8 and reports under Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended.

       (viii) Borrower shall furnish to Lender, within 15 Business Days after request, such further information with respect to the operation of any Facility and the financial affairs of Borrower as may be reasonably requested by Lender, including all business plans prepared for Borrower.

       (ix) After the Securitization Closing Date, Borrower shall also furnish to Trustee a copy of each report, statement and other information provided to Lender under this Section 5.1(Q).

       (R) Conduct of Business. Borrower shall cause the operation of each Facility to be conducted at all times in a manner consistent with at least the level of operation of such Facility as of the date hereof, including, without limitation, the following:

       (i) to maintain or cause to be maintained the standard of care for the patients of each Facility at all times at a level necessary to insure a level of quality care for the patients of such Facility not lower than that existing on the Closing Date;

       (ii) to operate or cause to be operated each Facility in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits, Reimbursement Contracts and any other agreements necessary for the continued use and operation of each Facility or as may be necessary for participation in the Medicare, Medicaid or other applicable reimbursement programs to remain in effect; and

       (iii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at each Facility to enable Borrower or Manager to operate such Facility.

       (S) Periodic Surveys. Borrower shall furnish (or cause Manager to furnish) to Lender within ten Business Days after receipt, a copy of any Medicare, Medicaid or other licensing agency annual licensing certificate, survey or report and any statement of deficiencies, and within the time period required by the particular agency for furnishing a plan of correction also furnish or cause to be furnished to Lender a copy of the plan of correction generated from such survey or report for the Facility, and correct or cause to be corrected any deficiency, the curing of which is a condition of continued licensure or for full participation in Medicare and Medicaid for existing patients or for new patients to be admitted with Medicare or Medicaid coverage, by the date required for cure by such agency (plus extensions granted by such agency).

          (T) Future Representation as to Loan to Value Ratio. If the Loan is significantly modified prior to the Securitization Closing Date so as to result in a taxable exchange under (S) 1001 of the Code, Borrower will, if requested by Lender, represent that the Loan Amount does not exceed 125% of the sum of the Appraised Values for the Facilities as of the date of such significant modification.


                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

          Section 6.1. Borrower Negative Covenants. Borrower covenants and agrees that, until payment in full of the Indebtedness (or, with respect to any particular Individual Property, the earlier release of the Related Mortgage), it will not do, directly or indirectly, any of the following unless Lender consents thereto in writing:

          (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Individual Property, except: (i) Liens in favor of Lender; and
(ii) the Permitted Encumbrances.

          (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Mortgages, allow any Transfer to occur, terminate the Management Agreement, or enter into a management contract with respect to any Facility.

          (C) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except that (i) Borrower may incur secured or unsecured indebtedness relating solely to financing or leasing of Equipment and costs associated with such indebtedness (x) which does not exceed $150,000 in aggregate at any Facility or $1,000,000 in the aggregate at all the Facilities, and (y) the proceeds of which are not distributed to Borrower except as reimbursement for monies expended by Borrower to fund the financing or leasing of such Equipment and (ii) FRI and FRP may make loans to Borrower provided that such loans are unsecured, subordinate to the Loan and on terms satisfactory to Lender.

          (D) Dissolution. Dissolve, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to Borrower's partnership agreement; provided, however, that the surviving Person(s) must be a Single-Purpose Entity.

          (E) Change In Business. Enter into any line of business other than the ownership and operation of the Mortgaged Property, or otherwise cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

          (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

          (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of Borrower, except in the ordinary course of business and on terms which are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party and, if the amount to be paid to the Affiliate pursuant to the transaction or series of related transactions is greater than $250,000, are fully disclosed to Lender in advance; provided, however, that Lender hereby agrees that, provided no Event of Default shall have occurred and be continuing with respect to Borrower or any Individual Property, and subject to the provisions of Sections 5.1(P) and 5.1(Q), nothing contained in the foregoing shall prohibit payment by Borrower of any fees or expenses to Manager in accordance with the terms of the Management Agreement, and Lender hereby consents to Manager serving as manager of the Facilities; provided, further, however, that the management fee charged by Manager shall not be more than the amounts provided for in the Management Agreement as of the date hereof.

          (H) Creation of Easements. Create, or permit any Facility or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance. Lender agrees that it will join in and subordinate the Liens of the Mortgages to any easement, license or restrictive covenant (i) which arises after the date hereof and (ii) that Lender, (A) in Lender's reasonable discretion, deems to constitute a Permitted Encumbrance or (B) in Lender's sole discretion, deems not to adversely affect the value of a Facility.

          (I) Misapplication of Funds. Distribute any Rents or Moneys received from Accounts in violation of the provisions of Section 2.12, or fail to deliver any security deposit to Manager for deposit into the Security Deposit Accounts, or misappropriate any security deposit or portion thereof.

          (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

          (K) Admission of Partners. Admit any Person as a partner of Borrower, unless the Person(s) who is so admitted pledges its partnership interest to Lender pursuant to an agreement in the form of Exhibit L attached hereto.

          (L) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits, certificates of need or Reimbursement Contracts (including rights to payment thereunder) pertaining to any Facility, or assign, transfer or remove or permit any other Person to assign, transfer or remove any records pertaining to any Facility including, without limitation, patient records, medical and clinical records (except for removal of records (i) in the ordinary course of business, (ii) as directed by the patients owning such records or (iii) pursuant to court order or Legal Requirements) without Lender's prior written consent, which consent may be granted or refused in Lender's sole discretion.

          (M) Place of Business. Change its chief executive office or its principal place of business without giving Lender at least 30 days' prior written notice thereof and promptly providing Lender such information as Lender may reasonably request in connection therewith.

          (N) Leases. Enter into, amend or cancel Leases, except as permitted by or pursuant to the Mortgages.


                                  ARTICLE VII

                                    DEFAULTS
                                    --------

          Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

         (i) if on any Payment Date the funds in the Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date;

         (ii) if Borrower fails to pay the outstanding Indebtedness on the Maturity Date;

          (iii) if on the date any payment of a Basic Carrying Cost would become delinquent, the funds in the Basic Carrying Costs Sub-Account required to be reserved pursuant to Section 2.12(g), if any, together with any funds in the Cash Collateral Account not allocated to another Sub-Account (excluding all funds which are utilized in the calculation in clause (i) above to prevent the determination of an Event of Default thereunder) are insufficient to make such payment;

         (iv) the occurrence of the event identified in Sections 2.12(f), 2.12(g) or 2.12(i) as constituting an "Event of Default";

         (v) if Borrower fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for 30 days after Lender delivers written notice thereof to Borrower;

         (vi) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by Borrower, shall be false in any material respect as of the date such representation or warranty was made;

         (vii) if Borrower, FRI or FRP makes an assignment for the benefit of creditors;

         (viii) if a receiver, liquidator or trustee shall be appointed for Borrower, FRI or FRP or if Borrower, FRI or FRP shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, FRI or FRP or if any proceeding for the dissolution or liquidation of Borrower, FRI or FRP shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, FRI or FRP, as the case may be, upon the same not being discharged, stayed or dismissed within 90 days, or if Borrower, FRI or FRP shall generally not be paying its debts as they become due;

         (ix) if Borrower attempts to assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs other than in accordance with the Mortgages or any other Loan Document;

         (x) if any provision of the partnership agreement or certificate of limited partnership of Borrower or of the certificate of incorporation or the by-laws of FRI affecting the purpose for which Borrower or FRI, as the case may be, is formed is amended or modified in any material respect which may adversely affect Lender, Servicer, Trustee or any of the Certificateholders, or if Borrower or FRI fails to perform or enforce the provisions of such organizational documents or attempts to dissolve Borrower or FRI, or if any of the representations, warranties or covenants set forth in Sections 4.1(S) or 6.1(E) are breached;

         (xi) if an Event of Default as defined or described in the Note, the Mortgages or any other Loan Document occurs, whether as to Borrower or any Individual Property or all or any portion of the Mortgaged Property;

         (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement, the Note, the Mortgages or the other Loan Documents, for ten days after notice to Borrower from Lender or its successors or assigns, in the case of any Default which can be cured by the payment of a sum of money (other than Events of Default pursuant to clauses (i), (ii), (iii) and (iv) above as to which no grace period is applicable), or for 30 days after notice from Lender or its successors or assigns, in the case of any other Default (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that Borrower shall have commenced to cure such Default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, but in no event shall such period exceed 180 days after the original notice from Lender;

         (xiii) if Borrower fails to correct within the time deadline set by any Medicare, Medicaid or licensing agency, any deficiency that justifies either of the following actions by such agency with respect to any
     Facility:

              (x) a termination of Borrower's Medicare contract, Medicaid contract or nursing home license; or

              (y) a ban on new admissions generally or on admission of patients otherwise qualified for Medicare or Medicaid coverage; or

         (xiv) if the Loan Amount exceeds 125% of the Appraised Value of the Mortgaged Property as of the Closing Date, unless (x) REMIC status is maintained or regained due to corrective actions taken by Borrower within any applicable cure period under the Code or otherwise, and (y) Borrower furnishes Lender with an opinion of outside counsel reasonably acceptable to Lender stating that the REMIC Trust is a valid REMIC for federal income tax purposes;

then, upon the occurrence of any such Event of Default and at any time thereafter, Lender or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Note, the Mortgages and the other Loan Documents, or at law or in equity, take such action, without notice or demand, as Lender or its successors or assigns, deems advisable to protect and enforce its rights against Borrower and in and to all or any portion of the Mortgaged Property, including, without limitation, declaring the entire Indebtedness to be immediately due and payable and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and/or the Mortgaged Property, including, without limitation, all rights or remedies available at law or in equity.

          Section 7.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, other remedies available to Lender against Borrower under this Agreement, the Note, the Mortgages or any of the other Loan Documents executed by or with respect to Borrower, or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property or all or any portion of the Mortgaged Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

          (b) In the event of the foreclosure or other action by Lender to enforce its remedies in connection with one or more of the Individual Properties or all or any portion of the Mortgaged

Property, whether such foreclosure sale (or other remedy) yields Net Proceeds in an amount less than, equal to or more than the Allocated Loan Amount of such Individual Property or Mortgaged Property, Lender shall apply all Net Proceeds received to repay the Indebtedness in accordance with Section 2.8, Allocated Loan Amounts shall be adjusted (or not adjusted) in accordance with the definition of "Allocated Loan Amount", the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Mortgages and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to Lender pursuant to the Mortgages; provided, however, that the Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by Lender with respect to any Individual Property and applied in reduction of the Indebtedness in accordance with the provisions of the Note, after payment by Borrower of all transaction costs and expenses and costs of enforcement.

          Section 7.3. Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of a Mortgage on an Individual Property, to the extent necessary to foreclose on other parts of the Mortgaged Property.

                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery by Borrower to Lender of the Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid; provided, however, that upon a prepayment with respect to a particular Individual Property as described in
Section 2.7(a) and upon satisfaction of the other conditions set forth in
Section 2.11, Borrower shall be released of all liability under this Agreement (other than any liability with respect to environmental matters arising under Sections 4.1(P) or 5.1(D) - (I), inclusive, hereof), the Related Mortgage, the applicable Assignment of Lease, and the other Loan Documents insofar as they concern such Individual Property, and FRI and FRP shall be released of all liability under the Pledge and Security Agreement with respect to such Individual Property. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of the respective successors and assigns of Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Note, the Mortgages and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

          Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

          Section 8.3. Governing Law. (a) This Agreement was negotiated in New York, and made by Lender and accepted by Borrower in the State of New York, and the proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the Mortgages and the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Facility is located, it being understood that, to the fullest extent permitted by law of such States, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the Indebtedness or obligations arising hereunder or thereunder. To the fullest extent permitted by law, Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to (S) 5-1401 of the New York General Obligations Law.

          (b) Any legal suit, action or proceeding against Lender or Borrower arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to (S) 5-1402 of the New York General Obligations Law, and Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Borrower does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022,
Attention: Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by Borrower from time to time in accordance with the terms hereof) with a copy to Borrower at its principal executive offices, Attention: General Counsel, and written notice of said service of Borrower mailed or delivered to Borrower in the manner provided herein shall be deemed in every respect effective service of process upon Borrower, in any such suit, action or proceeding in the State of New York. Borrower (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

          Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answerback acknowledged), addressed if to Lender at its address set forth on the first page hereof, and if to Borrower at its address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to Lender shall be delivered to Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: Geoffrey K. Hurley and Servicer, at the address set forth in the Pooling and Servicing Agreement, and a copy of all notices, consents, approvals and requests directed to Borrower (other than statements setting forth the monthly amount payable under the Note) shall be delivered to Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention:
Robert A. Profusek, Esq. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

          SECTION 8.7. TRIAL BY JURY. BORROWER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS.

          Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 8.9. Assignment. Lender shall have the right to assign this Agreement and/or any of the other Loan Documents and the obligations hereunder to any Person, except that the Note and, in connection with the initial offering under the Securitization only, the Certificates may not be assigned, transferred or sold to any Person listed on Exhibit Z attached hereto or their Affiliates. The parties hereto acknowledge that following the execution and delivery of this Agreement, the Note and the Mortgages, Lender expects to sell, transfer and assign this Agreement, the Note, the Mortgages and the other Loan Documents to Trustee on the Securitization Closing Date. All references to "Lender" hereunder shall be deemed to include the assigns of Lender and the parties hereto acknowledge that actions taken by Lender hereunder may be taken by Servicer on Lender's behalf or, after the Securitization Closing Date, on behalf of Trustee.

          Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 8.11. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Note or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender for Borrower's benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to be a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 8.12. Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower.

          Section 8.13. Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents, including, without limitation, Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Mortgages or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents, including, without limitation, Servicer, shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

          Section 8.14. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this
Section 8.14 to the contrary, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Mortgages or any of the other Loan Documents executed and delivered by Borrower by any action or proceeding wherein a money judgment shall be sought against Borrower or its partners, except that Lender may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) solely for the purpose of enabling Lender to realize upon (i) Borrower's interest in the Mortgaged Property, (ii) the Rents and Accounts arising from the Facilities to the extent (x) received by Borrower after the occurrence of an Event of Default or (y) distributed to Borrower or its partners during or with respect to any period for which Lender did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Sections 2.7(c) or (d) (all Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Lender under the Loan Documents ((i), (ii) and (iii), collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of any such Default Collateral. The provisions of this Section 8.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Note or in any way affect or impair the Liens of the Mortgages or any of the other Loan Documents or the right of Lender to foreclose the Mortgages following an Event of Default; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of the Note, the Mortgages or the other Loan Documents; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignments of Leases or the Pledge and Security Agreement (subject to the nonrecourse provisions thereof); (f) impair the right of Lender to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by Borrower or any other Person in connection with this Agreement, the Note, the Mortgages or the other Loan Documents; (g) impair the right of Lender to obtain the Recourse Distributions received by Borrower, including, without limitation, the right to proceed against Borrower's partners to the extent any such Recourse Distributions have actually theretofore been distributed to Borrower's partners;
(h) impair the right of Lender to bring suit with respect to Borrower's misappropriation of security deposits or Rents collected more than one month in advance; (i) impair the right of Lender to obtain Insurance Proceeds or Condemnation Proceeds due to Lender pursuant to the Mortgages; (j) impair the right of Lender to enforce the provisions of Sections 4.1(P) or 5.1(D)-(I) even after repayment in full by Borrower of the Indebtedness; (k) prevent or in any way hinder Lender from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Lender to bring suit with respect to any misapplication of any funds; (m) impair the right of Lender to enforce the Indemnity Agreement even after repayment in full by Borrower of the Indebtedness; or (n) impair the right of Lender to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (n) shall be enforceable against Borrower only to the extent of any of the Default Collateral. The provisions of this Section 8.14 shall be inapplicable to Borrower if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to Borrower, or if Borrower shall institute any proceeding for the dissolution or liquidation of Borrower, or if Borrower shall make an assignment for the benefit of creditors, in which event Lender shall have recourse against all of the assets of Borrower and the interests in Borrower owned by, and the Recourse Distributions received by, Borrower's partners (but excluding the other assets of Borrower's partners to the extent Lender would not have had recourse against such assets other than in accordance with the provisions of this Section 8.14). Notwithstanding the foregoing, in the event an Individual Property is released from the lien created by the Related Mortgage, Borrower shall be released in all respects from any further liability with respect to the Loan other than any further liability for certain kinds of environmental matters arising under Sections 4.1(P) or 5.1(D)-(I) as the same applies to such Individual Property.

          Section 8.15. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 8.16. Offsets, Counterclaims and Defenses. Any assignee of Lender's interest in and to this Agreement, the Note, the Mortgages and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this Agreement, the Note, the Mortgages and the other Loan Documents which Borrower may otherwise have against any assignor or this Agreement, the Note, the Mortgages and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Mortgages and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

          Section 8.17. No Joint Venture or Partnership. Borrower and Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

          Section 8.18. Waiver of Marshalling of Assets Defense. To the fullest extent Borrower may legally do so, Borrower waives all rights to a marshalling of the assets of Borrower, FGI and others with interests in Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Individual Property for the collection of the Indebtedness without any prior or different resort for collection, or the right of Lender or Deed of Trust Trustee to the payment of the Indebtedness out of the Net Proceeds of the Individual Property in preference to every other claimant whatsoever.

          Section 8.19. Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including, without limitation, Servicer.

          Section 8.20. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

          Section 8.21. Brokers and Financial Advisors. Borrower and Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except for Nomura Securities International, Inc. (the "Advisor"). Borrower agrees to pay all amounts required to be paid to the Advisor pursuant to that certain engagement letter dated October 6, 1993, between FRP and the Advisor. Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than the Advisor) that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. The provisions of this Section 8.21 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

          Section 8.22. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          Section 8.23. Estoppel Certificates. Borrower and Lender each hereby agree at any time and from time to time upon not less than 15 days prior written notice by Borrower or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section 8.23, that Lender shall have received, together with Borrower's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

          Section 8.24. Payment of Expenses. Borrower shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, (a) reasonable out-of-pocket costs and expenses of Lender in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, third party due diligence expenses of up to $2,000 for each Facility plus travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (iv) the preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness, and (v) the Securitization, (b) the reasonable fees, expenses and disbursements of counsel to Lender in connection with all of the foregoing, (c) after the Securitization Closing Date, the cost of an annual rating review by the Rating Agencies and all fees of Trustee and (d) all fees of Servicer, Bank and Custodian. Prior to retention of third parties, Lender shall consult with Borrower regarding the services required and the third parties selected to assure that costs will be reasonable in scope and amount.

          Section 8.25. Bankruptcy Waiver. Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Lender, so as to permit Lender to exercise any and all of its remedies, upon request of Lender made on notice to Borrower and any other party in interest but without the need of further proof or hearing. Neither Borrower nor any Affiliate of Borrower shall contest the enforceability of this Section 8.25.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives, all as of the day and year first above written.

                                       LENDER:

                                       NOMURA ASSET CAPITAL CORPORATION, a
                                       Delaware corporation


[corporate seal]                       By:                          (seal)
                                          --------------------------------
                                          Name:
                                          Title:


                                       BORROWER:

                                       FRP FINANCING LIMITED, L.P.,
                                       a Delaware limited partnership

                                       By:  Forum Retirement, Inc., a Delaware
                                            corporation, General Partner


[corporate seal]                       By:                          (seal)
                                          --------------------------------
                                          Name:
                                          Title:




                                       CUSTODIAN:

                                       BANKERS TRUST COMPANY,
                                         a New York banking
                                         corporation (as Custodian only)


[corporate seal]                       By:                          (seal)
                                          --------------------------------
                                          Name:
                                          Title:

                         ASSIGNMENT OF LEASES AND RENTS


          THIS ASSIGNMENT OF LEASES AND RENTS (this "Assignment") is made as of December 28, 1993, by FRP FINANCING LIMITED, L.P., a Delaware limited partnership, having an address at 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498 ("Assignor") in favor of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 ("Assignee").

                                R E C I T A L S:

          WHEREAS, Assignor is the owner of the fee simple interest in the improved real property described on Exhibit A attached hereto (the "Facility");

          WHEREAS, Assignor and Assignee are parties to a Loan Agreement dated as of the date hereof (said Loan Agreement, as modified and supplemented and in effect from time to time, the "Loan Agreement"), which Loan Agreement provides for a loan to be made by Assignee to Assignor in an aggregate principal amount of $50,706,556 (the "Loan") which Loan is evidenced by, and repayable with interest thereon in accordance with, a promissory note dated of even date herewith, executed and delivered to the order of Assignee (the "Note");

          WHEREAS, Assignor has executed and delivered a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of the date hereof by Assignor, as mortgagor, to Assignee, as mortgagee (in its original form and as hereafter amended, the "Mortgage"), establishing a first priority lien on the Facility to secure the payment and performance of the Note. The Mortgage has been recorded in the County in which the Facility is located;

          WHEREAS, Assignor intends by the execution and delivery of this Assignment to further secure the payment and performance of the Note;

          WHEREAS, Assignee and Assignor contemplate that within several months after the date hereof, Assignee's interest in and to, inter alia, the Loan, the Note and this Assignment will be assigned by Assignee to Trustee for the benefit of all Certificateholders in connection with the Securitization (all of the foregoing capitalized terms as defined in the Loan Agreement unless otherwise defined herein);

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

          1. Certain Defined Terms. For all purposes of this Assignment, all capitalized terms shall have the meaning ascribed thereto in the Loan Agreement unless defined herein, and:

          "Assignee" has the meaning provided in the first paragraph of this Assignment.

          "Assignor" has the meaning provided in the first paragraph of this Assignment.

          "Default Collateral" has the meaning provided in Section 18.

          "Facility" has the meaning provided in the recitals of this Assignment.

          "Leases" has the meaning provided in Section 2.

          "Loan" has the meaning provided in the recitals to this Assignment.

          "Loan Agreement" has the meaning provided in the recitals to this Assignment.

          "Mortgage" has the meaning provided in the recitals to this Assignment.

          "Note" has the meaning provided in the recitals to this Assignment.

          "Recourse Distributions" has the meaning provided in Section 18.

          "Rents" has the meaning provided in Section 2.

          2. Assignment of Leases and Rents. Assignor does hereby absolutely and unconditionally assign to Assignee Assignor's right, title and interest in all (a) leases, lettings, occupancy agreements, tenancies and licenses (to the extent assignable) by Assignor, as lessor, of the Facility or any part thereof now or hereafter entered into and all amendments, extensions, renewals and guarantees thereof, all security therefor (the "Leases") and (b) all rent and other payments of whatever nature from time to time payable pursuant to any Lease (the "Rents"), it being intended by Assignor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Assignee shall not be construed to bind Assignee to the performance of any of the covenants, conditions or provisions contained in any such Leases or otherwise impose any obligation upon Assignee. Assignor agrees to execute and deliver to Assignee such additional instruments, in form and substance reasonably satisfactory to Assignee, as may hereafter be requested by Assignee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section 2, Assignee grants to Assignor a license, revocable as hereinafter provided, to operate and manage the Facility and to collect and use the Rents subject to the requirements of the Loan Agreement. In accordance with Section 2.12(a) of the Loan Agreement, all payments of the Rents shall be payable to Manager and shall be collected, endorsed, if in the form of a check, and deposited into the applicable Collection Account by Manager. Such Rents shall then be transferred into the Cash Collateral Account or to an account designated by Assignor in accordance with Section 2.12(b) of the Loan Agreement. Upon the occurrence of an Event of Default, the license granted to Assignor herein may be revoked by Assignee, and, upon notice of such revocation, Assignee shall immediately be entitled to possession of all of the Rents then in the Collection Accounts and the Cash Collateral Account and all Rents collected thereafter (including Rents past due and unpaid) whether or not Assignee enters upon or takes control of the Facility. Assignee is hereby granted and assigned by Assignor the right, at its option, upon revocation of the license granted herein, to enter upon the Facility in person, by agent or by court appointed receiver to collect the Rents. Any of the Rents collected after the revocation of the license may be applied toward payment of the Indebtedness in accordance with Section 2.8 of the Loan Agreement.

          3. Leases. Assignor shall not, without the prior consent and approval of Assignee, enter into, amend or terminate any of the Leases; provided, however, that without the prior consent and approval of Assignee, Assignor may (a) enter into any Leases or amendments of existing Leases for rental rates comparable to then-existing local market rates and on terms and conditions commercially reasonable and consistent with then-prevailing market terms and conditions; and (b) cancel or terminate any Lease or accept a surrender thereof in accordance with the terms of such Lease or in the ordinary course of business.

          4. Covenants. Assignor (a) shall observe and perform all the obligations imposed upon the lessor under the Leases except where such failure does not give rise to rights of tenant to set-off against rent payments or to terminate the Lease and shall not do or permit to be done anything to materially impair the value of such Leases as security for the Indebtedness;

(b) shall, in accordance with Assignor's normal and customary business practices, enforce the Leases; (c) except in accordance with normal and customary business practices, shall not collect any of the Rents under the Leases more than one month in advance (except that Assignor may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (d) shall not execute any other assignment of lessor's interest in such Leases or the Rents; (e) shall not Transfer or suffer or permit to occur a Transfer of all or any part of the Facility or of any interest therein so as to effect a merger of the estates and rights of lessees thereunder; (f) shall, in accordance with Assignor's normal and customary business practices, make all reasonable efforts to seek lessees for the rental units as they become vacant and enter into Leases in accordance with the terms hereof; (g) shall assign and transfer to Assignee any and all subsequent Leases; and (h) shall, without limiting any other provision hereof, execute and deliver at the request of Assignee all such further assurances, confirmations and assignments in connection with the Facility as Assignee shall from time to time reasonably require; provided, however, that no such further assurances, confirmations and assignments shall increase Assignor's obligations under the Loan Documents.

          5. Security Deposits. In accordance with Section 2.12(a) of the Loan Agreement, all security deposits shall be payable to Manager. Manager shall collect all security deposits with respect to the Facility and shall endorse all checks and deposit all such funds within one Business Day after receipt thereof, directly into the Security Deposit Account for the Facility. Any bond or other instrument which Assignor is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits, shall be issued by a Person reasonably satisfactory to Assignee, shall, if permitted pursuant to Legal Requirements, name Assignee as payee or beneficiary thereunder (or at Assignee's option, be fully assignable to Assignee) and shall, in all respects, comply with applicable Legal Requirements and otherwise be reasonably satisfactory to Assignee. Assignor shall, upon request, provide Assignee with evidence reasonably satisfactory to Assignee of Assignor's compliance with the provisions of this
Section 5. Upon the occurrence of an Event of Default, the license granted to Assignor herein may be revoked by Assignee, and, upon notice of such revocation, Assignee shall immediately be entitled to possession of all of the security deposits, whether or not Assignee enters upon or takes control of the Facility and whether or not the security deposits are deposited in the Security Deposit Account, or not at all.

          6. Representations. Assignor hereby represents and warrants to Assignee that Assignor has not (a) executed any prior assignment of the Leases or the Rents; (b) performed any act or executed any other instrument which might prevent Assignee from operating under any of the terms and conditions of this Assignment or which would limit Assignee in such operation; (c) executed or granted any modification whatsoever of any Lease which in the aggregate might have a Material Adverse Effect; and (d) given to nor received any written notice of default from any tenant which, individually or in the aggregate, might have a Material Adverse Effect, and to Assignor's knowledge, no events or circumstances exist which with or without the giving of notice, the passage of time or both may constitute a default under any of the Leases which in the aggregate might have a Material Adverse Effect.

          7. Additional Terms. This Assignment is made on the following terms, covenants and conditions:

          (a) Prior to the occurrence and continuance of an Event of Default, Assignor shall have the right to collect, in accordance with the terms hereof and of the Loan Agreement, all of the Rents and to retain, use and enjoy the same;

          (b) At any time after the occurrence and continuance of an Event of Default pursuant to the Mortgage, Assignee, without in any way waiving such Event of Default, at its option, upon notice and without regard to the adequacy of the security for the principal sum, interest and indebtedness secured hereby and by the Mortgage, either in person or by agent, upon bringing any action or proceeding, or by a receiver appointed by a court, may take possession of the Facility and have, hold, manage, lease and operate the same on such terms and for such period of time as Assignee may deem proper. Assignee, either with or without taking possession of the Facility in its own name, may demand, sue for or otherwise collect and receive all of the Rents, including any Rents past due and unpaid, and apply such Rents to the payment of: (a) all reasonable expenses of managing the Facility, including, without limitation, the salaries, fees and wages of any managing agent and such other employees as Assignee may deem necessary and all expenses of operating and maintaining the Facility, including, without limitation, all taxes, charges, claims, assessments, water rents, sewer rents and any other liens, and premiums for all insurance which are due and payable and the cost of all alterations, renovations, repairs or replacements, and all reasonable expenses incident to taking and retaining possession of the Facility; and (b) the principal sum, interest and indebtedness secured hereby and by the Mortgage, together with all reasonable costs and reasonable attorneys' fees actually incurred in accordance with Section 2.8 of the Loan Agreement. The exercise by Assignee of the option granted it in this Section 7(b) and the collection of the Rents and the application thereof as herein provided shall not be considered a waiver of any Event of Default under the Note, the Mortgage or this Assignment. Assignor agrees that the exercise by Assignee of one or more of its rights and remedies hereunder shall in no way be deemed or construed to make Assignee a mortgagee-in-possession unless and until such time as Assignee takes actual possession of the Facility; and

          (c) Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee's failure to let the Facility or any portion thereof after the occurrence and during the continuance of an Event of Default or from any other act or omission of Assignee either in collecting the Rents or, if Assignee shall have taken possession of the Facility, in managing the Facility after any such Event of Default unless such loss is caused by the gross negligence or willful misconduct of Assignee. Assignee shall not be obligated to perform or discharge, nor does Assignee hereby undertake to perform or discharge, any obligation, duty or liability under any Lease or under or by reason of this Assignment, and Assignor shall, and does hereby agree to indemnify Assignee for, and to hold Assignee harmless prior to the time that Assignee becomes a mortgagee-in-possession or fee owner of the Facility or otherwise takes possession of the Facility following an Event of Default from, any and all liability, loss or damage which may or might be incurred under said Leases or under or by reason of this Assignment and the exercise of Assignee's remedies hereunder and under the Loan Documents and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in said Leases unless caused by Assignee's gross negligence or willful misconduct. Should Assignee incur any such liability under said Leases or under or by reason of this Assignment or in defense of any such claims or demands, the amount thereof (including reasonable costs and expenses and reasonable attorneys' fees and disbursements) shall be secured hereby, and Assignor shall reimburse Assignee therefor within ten days of demand therefor, which amount shall bear interest at the Default Rate from the date due until the date of payment, and upon the failure of Assignor so to do Assignee may, at its option, exercise Assignee's remedies under the Mortgage. It is further understood that unless and until Assignee shall become a mortgagee-in-possession or the fee owner of the Facility or otherwise takes possession or control of the any Facility following an Event of Default, this Assignment shall not operate to place responsibility for the control, care, management or repair of the Facility upon Assignee, nor for the carrying out of any of the terms and conditions of any Lease; nor shall it operate to make Assignee responsible or liable for any waste committed on the

Facility by the tenants or any other parties, or for any dangerous or defective condition of the Facility, or for any negligence in the management, upkeep, repair or control of the Facility resulting in loss or injury or death to any tenant, licensee, employee or stranger.

          8. Notices. All notices, demands, consents, requests or other communications that are permitted or required to be given by any party to the other hereunder shall be in writing and given in the manner specified in Section
8.6 of the Loan Agreement.

          9. Binding Obligations. The provisions and covenants of this Assignment shall run with the Facility, shall be binding upon Assignor, its successors and assigns, and shall inure to the benefit of Assignee, its successors and assigns.

          10. Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties hereto and are not a part of this Assignment.

          11. Severability. If any term or provision of this Assignment or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Assignment, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Assignment shall be valid and enforceable to the maximum extent permitted by law.

          12. Assignor's Obligations Absolute. Except as set forth to the contrary in the Loan Documents, all sums payable by Assignor hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Assignor hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Facility or any portion thereof; (b) any restriction or prevention of or interference with any use of the Facility or any portion thereof; (c) any title defect or encumbrance or any eviction from the Facility or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Assignor, any shareholder of Assignor, or any guarantor or indemnitor, or any action taken with respect to this Assignment or any other Loan Document by any trustee or receiver of Assignor or any such shareholder, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Assignor has or might have against Assignee; (f) any default or failure on the part of Assignee to perform or comply with any of the terms hereof or of any other agreement with Assignor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Assignor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Assignor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Assignor.

          13. Amendments. This Assignment cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by Assignor and Assignee.

          14. Exhibits. The information set forth on the cover, heading and recitals hereof, and the Exhibit attached hereto, are hereby incorporated herein as a part of this Assignment with the same effect as if set forth in the body hereof.

          15. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Assignor under this Assignment.

          16. Termination. When the Mortgage has been fully reconveyed by Assignee, that reconveyance shall operate as a release and discharge of this Assignment and as a reassignment of all future Leases and all Rents with respect to the Facility to the Person or Persons legally entitled thereto, unless such reconveyance expressly provides to the contrary.

          17. Governing Law. This Assignment shall be governed by the laws of the state of __________.

          18. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 18 to the contrary, Assignee shall not enforce the liability and obligation of Assignor to perform and observe the obligations contained in this Assignment, the Note, the Loan Agreement or any of the other Loan Documents executed and delivered by Assignor by any action or proceeding wherein a money judgment shall be sought against Assignor or its partners, except that Assignee may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) solely for the purpose of enabling Assignee to realize upon (i) Assignor's interest in the Mortgaged Property, (ii) the Rents and Accounts arising from the Facilities to the extent (x) received by Assignor after the occurrence of an Event of Default or (y) distributed to Assignor or its partners during or with respect to any period for which Assignee did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Sections 2.7(c) or
(d) of the Loan Agreement (all

Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Assignee under the Loan Documents ((i), (ii) and (iii), collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Assignor only to the extent of any such Default Collateral. The provisions of this Section 18 shall not, however,
(a) impair the validity of the Indebtedness evidenced by the Note or in any way affect or impair the Liens of this Assignment or any of the other Loan Documents or the right of Assignee to foreclose the Mortgages following an Event of Default; (b) impair the right of Assignee to name Assignor as a party defendant in any action or suit for judicial foreclosure and sale under the Mortgages; (c) affect the validity or enforceability of the Note, this Assignment or the other Loan Documents; (d) impair the right of Assignee to obtain the appointment of a receiver; (e) impair the enforcement of this Assignment or the Pledge and Security Agreement (subject to the nonrecourse provisions thereof); (f) impair the right of Assignee to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by Assignor or any other Person in connection with this Assignment, the Note, the Mortgages, the Loan Agreement or the other Loan Documents; (g) impair the right of Assignee to obtain the Recourse Distributions received by Assignor, including, without limitation, the right to proceed against Assignor's partners to the extent any such Recourse Distributions have actually theretofore been distributed to Assignor's partners; (h) impair the right of Assignee to bring suit with respect to Assignor's misappropriation of security deposits or Rents collected more than one month in advance; (i) impair the right of Assignee to obtain Insurance Proceeds or Condemnation Proceeds due to Assignee pursuant to the Mortgages; (j) impair the right of Assignee to enforce the provisions of Sections 4.1(P) or 5.1(D)-(I) of the Loan Agreement even after repayment in full by Assignor of the Indebtedness; (k) prevent or in any way hinder Assignee from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Assignee to bring suit with respect to any misapplication of any funds; (m) impair the right of Assignee to enforce the Indemnity Agreement even after repayment in full by Assignor of the Indebtedness; or (n) impair the right of Assignee to sue for, seek or demand a deficiency judgment against Assignor solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (n) shall be enforceable against Assignor only to the extent of any of the Default Collateral. The provisions of this Section 18 shall be inapplicable to Assignor if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to Assignor, or if Assignor shall institute any proceeding for the dissolution or liquidation of Assignor, or if Assignor shall make an assignment for the benefit of creditors, in which event Assignee shall have recourse against all of the assets of Assignor and the interests in Assignor owned by, and the Recourse Distributions received by, Assignor's partners (but excluding the other assets of Assignor's partners to the extent Assignee would not have had recourse against such assets other than in accordance with the provisions of this Section 18). Notwithstanding the foregoing, in the event an Individual Property is released from the lien created by the Related Mortgage, Assignor shall be released in all respects from any further liability with respect to the Loan other than any further liability for certain kinds of environmental matters arising under Sections 4.1(P) or 5.1(D)-
(I) of the Loan Agreement as the same applies to such Individual Property.


                            [signature page follows]

          IN WITNESS WHEREOF, this Assignment of Leases and Rents has been duly executed and delivered as of the day and year first above written.

                                 ASSIGNOR
                                 --------

                                 FRP FINANCING LIMITED, L.P.,
                                 a Delaware limited partnership


                                 By:  Forum Retirement, Inc.,
                                      a Delaware corporation,
                                      General Partner


                                      By:_______________________
                                         Name:
                                         Title:

                                 ASSIGNEE
                                 --------

                                 NOMURA ASSET CAPITAL CORPORATION,
                                 a Delaware corporation


                                 By:_____________________________
                                    Name:
                                    Title:

STATE OF NEW YORK )
                  : ss.
COUNTY OF NEW YORK)


          On the ____ day of December, 1993, before me personally came _______________________ to me known, who, being by me duly sworn, did depose, acknowledge and say that he/she resides at _________________________; that he/she is the _____________ of FORUM RETIREMENT, INC., the corporation described in and which executed the foregoing instrument as the general partner of FRP FINANCING LIMITED, L.P., a Delaware limited partnership; and that he/she signed his/her name thereto by order of the board of directors of said corporation for and on behalf of said partner-ship as its act and deed for the uses and purposes therein men-tioned.


                                 __________________________________
                                           Notary Public

My commission expires:


_______________________

STATE OF NEW YORK )
                  : ss.
COUNTY OF NEW YORK)


          On the ____ day of December, 1993, before me personally came _______________________ to me known, who, being by me duly sworn, did depose, acknowledge and say that he/she resides at _________________________; that he/she is the _____________ of NOMURA ASSET CAPITAL CORPORATION, the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by order of the board of directors of said corporation.


                                 __________________________________
                                           Notary Public

My commission expires:


_______________________

                                   Exhibit A
                                   ---------


                        [insert description of property]

                             ENVIRONMENTAL GUARANTY

                                      AND

                              INDEMNITY AGREEMENT



     THIS ENVIRONMENTAL GUARANTY AND INDEMNITY AGREEMENT (this "Agreement"), made as of December 28, 1993, by and among FORUM RETIREMENT PARTNERS, L.P., a Delaware limited partnership, having an address at 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498 ("Guarantor") and NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 ("Lender").

                                    RECITALS

     WHEREAS, FRP Financing Limited, L.P. ("Borrower") and Guarantor have requested that Lender make a loan (the "Loan") to Borrower in the aggregate amount of $50,706,556, which Loan is to be made pursuant to a Loan Agreement dated as of the date hereof between Borrower and Lender (as modified and supplemented and in effect from time to time, the "Loan Agreement");

     WHEREAS, Lender is unwilling to make the Loan unless Guarantor indemnifies Lender against certain liabilities arising under Environmental Laws (as herein defined), relating to the property securing the Loan, which property consists of the land more particularly described in Exhibit A attached hereto and all buildings, structures and other improvements now or hereafter situated on such land (collectively, the "Facilities"; each a "Facility"); and

     WHEREAS, Borrower and Lender contemplate that within several months after the Closing Date, Lender's interest in and to the Loan will be assigned by Lender to Trustee for the benefit of all Certificateholders in connection with the Securitization.

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:


     1. Defined Terms. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meanings provided therefore in the Loan Agreement, and the following terms shall have the following meanings:

     "Borrower" has the meaning provided in the Recitals to this Agreement.

     "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or any Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting, a Facility,
(ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower or otherwise affecting a Facility or (iii) any alleged injury or threat of injury to health, safety or the environment by Borrower or otherwise affecting a Facility.

     "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment or safety, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the Use of Hazardous Substances.

     "Environmental Reports" means the environmental audit reports with respect to each Facility delivered to Lender in connection with the Loan, as described on Exhibit G attached to the Loan Agreement, and any amendments or supplements thereto delivered to Lender.

     "Facilities" and "Facility" have the meaning provided in the Recitals to this Agreement.

     "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof and any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" has the meaning provided in the first paragraph of this Agreement.

     "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead in drinking water,

                                                                               3
and lead-based paint, the presence, generation, use, transportation, storage or disposal of which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under Environmental Laws, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "Lender" has the meaning provided in the first paragraph of this Agreement.

     "Loan" has the meaning provided in the Recitals to this Agreement.

     "Loan Agreement" has the meaning provided in the Recitals to this Agreement.

     "Person" means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, country or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

     "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property of such Person of such Hazardous Substance.

     2.  Indemnification.

     (a) Guarantor agrees to indemnify, reimburse, defend, and hold harmless Lender for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of Lender, Deed of Trust Trustee, Servicer or Trustee, asserted against, resulting to, imposed on, or incurred by Lender, Deed of Trust Trustee, Servicer or Trustee, directly or indirectly, in connection with any of the following except to the extent same are directly and solely caused by Lender's, Deed of Trust Trustee's, Servicer's or Trustee's gross negligence or willful misconduct):

          (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

          (ii) any Environmental Claim against any Person whose liability for such Environmental Claim Borrower has or may have assumed or retained either contractually or by operation of law; or

          (iii) the breach of any representation, warranty or covenant set forth in Section 4.1(P) and Sections 5.1(D) through 5.1(I), inclusive, of the Loan Agreement.

          (b) The indemnity provided in this Agreement shall not be included in any exculpation of Guarantor or Borrower from personal liability provided in the Loan Agreement or in any of the other Loan Documents. Nothing in this Agreement shall be deemed to deprive Lender of any rights or remedies provided to it elsewhere in this Agreement or in the other Loan Documents or otherwise available to it under law.

          3.   Notice of Environmental Law Violation or Environmental Claims.
If Lender shall become aware of or receive notice or any written communication concerning any actual, alleged, suspected or threatened violation of Environmental Laws with respect to a Facility or liability of Lender for Environmental Claims in connection with the Facilities, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claims, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Lender shall deliver to Guarantor, within ten days after the receipt of such notice or communication by Lender, a written description of said violation, liability or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Guarantor to defend or otherwise respond to any such notification. The failure of Lender to provide the notice required pursuant to this Section 3 shall not relieve Guarantor of its obligations under this Agreement unless and to the extent that the interests of Guarantor are prejudiced by such failure.

          4. Defense. If a claim should be brought or an action filed with respect to the subject of this Agreement, Lender agrees that Guarantor may, but shall not be obligated to, employ attorneys of its own selection to appear and defend the claim or action on behalf of Lender and Guarantor. Guarantor, at its option, shall have the sole authority for the direction of the defense and shall be the sole judge of the acceptability of any compromise or settlement of any claims or action against Lender so long as Guarantor is fully performing its obligations hereunder. Guarantor shall pay to Lender as incurred all reasonable out-of-pocket costs and expenses (including, without limitation, the fees and disbursements of any of Lender's consultants and legal counsel) incurred by Lender in connection with this Agreement or the enforcement hereof whether or not an action is filed in connection therewith.

          5. Payment. All payments due to Lender under this Agreement shall be payable to Lender within ten days after demand therefor, and shall bear interest at the Default Rate from the date such payment is due until the date of payment.

          6.  Governing Law.

          (a) This Agreement was negotiated in New York, and made by Guarantor and accepted by Lender in the State of New York, and the parties agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed by and construed in accordance with the laws of the State of New York pursuant to (S) 5-1401 of the New York General Obligations Law.

          (b) Any legal suit, action or proceeding against Lender or Guarantor arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to (S) 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Guarantor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022,
Attention: Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as such agent shall designate in writing in accordance with the terms hereof) with a copy of same to Guarantor in the manner hereinafter described and written notice of said service of Guarantor mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor in any such suit, action or proceeding in the State of New York. Guarantor (i) shall give prompt notice to Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

          7. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Guarantor shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

          8. Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount.

          9. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in accordance with the terms of, and methods of delivery set forth in, the Loan Agreement addressed as hereinafter set forth. A party receiving a notice which does not comply with the technical requirements for notice under this Section 9 may elect to waive any deficiencies and treat the notice as having been properly given.

          If to Guarantor:

          Forum Retirement Partners, L.P.
          8900 Keystone Crossing
          Suite 200
          Indianapolis, Indiana  46240-0498
          Attention:  General Counsel
          Facsimile:  (317) 575-1246

          with a copy to:

          Jones, Day, Reavis & Pogue
          599 Lexington Avenue
          New York, New York 10022
          Attention:  Robert A. Profusek, Esq.
          Facsimile:  (212) 755-7306

          If to Lender:

          Nomura Asset Capital Corporation
          2 World Financial Center
          Building B
          New York, New York 10281-1198
          Attention:  Raymond M. Anthony
          Facsimile:  (212) 667-1014

          with a copy to:

          Milbank, Tweed, Hadley & McCloy
          1 Chase Manhattan Plaza
          New York, New York  10005
          Attention:  Geoffrey K. Hurley, Esq.
          Facsimile:  (212) 530-5219

          10. Trial by Jury. GUARANTOR, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT.

          11. Headings. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          12. Assignment. Lender shall have the right to assign this Agreement and the obligations hereunder to any Person who is from time to time the owner of the Loan, but not otherwise. The parties hereto acknowledge that following the execution and delivery of this Agreement, Lender expects to sell, transfer and assign this Agreement, the Loan Agreement, the Note, the Mortgages and the other Loan Documents to Trustee on the Securitization Closing Date. All references to "Lender" hereunder shall be deemed to include the assigns of Lender and, after the Securitization Closing Date, Servicer and Trustee, and the parties hereto acknowledge that actions taken by Lender hereunder may, after the Securitization Closing Date, be taken by Servicer on behalf of Trustee.

          13. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          14. Exhibits Incorporated. The information set forth in the heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          16. Estoppel Certificates. Guarantor and Lender each hereby agree at any time and from time to time upon not less than 15 days prior written notice by Guarantor or Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any matter giving rise to claim under
Section 2, and, if so, specifying each such matter; provided, however, that it shall be a condition precedent to Lender's obligation to deliver the statement pursuant to this Section 16, that Lender shall have received, together with Guarantor's request for such statement, an officer's certificate signed by an authorized officer of Guarantor stating that no such matter exists as of the date of such certificate (or specifying each such matter).

          17. Survival. This Agreement shall survive any foreclosure or acceptance by Lender of a deed in lieu of foreclosure and repayment of the Loan; provided, however, Guarantor shall not indemnify Lender with respect to any violation which Guarantor can establish results from wastes, substances or materials being placed on, above or under a Facility by Lender or its agents, successors and assigns or subsequent to Lender taking title to a Facility or any foreclosure by Lender or acceptance by Lender of a deed in lieu of foreclosure with respect to such Facility.

     18. Liability. The liability of Guarantor under this Agreement shall in no way be limited or impaired by (a) any amendment or modification of the Loan Documents, (b) any extensions of time for performance required by any of the Loan Documents, or (c) the release or substitution in whole or in part, of any security for the Note or other evidence of debt issued pursuant to the Loan Documents; and in any of such cases, whether with or without notice to Guarantor and with or without consideration.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                       GUARANTOR:

                                       FORUM RETIREMENT PARTNERS, L.P., a
                                       Delaware limited partnership

                                       By:   Forum Retirement, Inc., a
                                             Delaware corporation


                                             By:___________________________
                                                Name:
                                                Title:

                                       LENDER:

                                       NOMURA ASSET CAPITAL CORPORATION, a
                                       Delaware corporation


                                       By:_________________________________
                                          Name:
                                          Title:

                                   EXHIBIT A


                          [insert legal descriptions]

                                   Exhibit J

Recording requested by:
Stewart Title Guaranty Company
2900 1st City Center
1700 Pacific Avenue
Dallas, Texas  75201

This Mortgage was prepared by
and when recorded mail to:
Kristin A. Halvey, Esq.
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York  10005



                        MORTGAGE, ASSIGNMENT OF RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING


                                      by

                          FRP FINANCING LIMITED, L.P.

                                (as Mortgagor)

                                      to

                       NOMURA ASSET CAPITAL CORPORATION

                                (as Mortgagee)



                        Dated as of:  December 28, 1993



Property: _________________________________________________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
ARTICLE I        Definitions.............................................     3
  Section 1.01.  Certain Defined Terms...................................     3
  Section 1.02.  Interpretation of Defined Terms.........................     9

ARTICLE II       Particular Covenants and Agreements of the
                   Mortgagor.............................................     9
  Section 2.01.  Payment of Secured Loan Obligations.....................     9
  Section 2.02.  Title, etc..............................................     9
  Section 2.03.  Further Assurances; Filing; Re-Filing; etc..............    10
  Section 2.04.  Liens...................................................    11
  Section 2.05.  Insurance and Casualty Events...........................    11
  Section 2.06.  Impositions.............................................    19
  Section 2.07.  Maintenance of the Improvements and Equipment...........    20
  Section 2.08.  Compliance With Laws....................................    21
  Section 2.09.  Limitations of Use......................................    24
  Section 2.10.  Inspection of the Property..............................    25
  Section 2.11.  Actions to Protect Mortgaged Estate.....................    25
  Section 2.12.  Condemnation............................................    25
  Section 2.13.  Insurance and Condemnation Proceeds.....................    28
  Section 2.14.  Leases; Management Agreements...........................    30

ARTICLE III      Assignment of Rents, Issues and Profits.................    30
  Section 3.01.  Assignment of Rents, Issues and Profits.................    30

ARTICLE IV       Security Agreement......................................    31
  Section 4.01.  Security Agreement......................................    31
  Section 4.02.  Warranties, Representations and Covenants...............    31

ARTICLE V        Events of Default; Remedies.............................    32
  Section 5.01.  Events of Default.......................................    32
  Section 5.02.  Acceleration of Maturity................................    32
  Section 5.03.  Default Remedies........................................    33
  Section 5.04.  Application of Proceeds.................................    37
  Section 5.05.  Right to Sue............................................    38
  Section 5.06.  Powers of the Mortgagee.................................    38
  Section 5.07.  Remedies Cumulative.....................................    38
  Section 5.08.  Waiver of Stay, Extension, Moratorium Laws;
                   Equity of Redemption..................................    39
  Section 5.09.  Waiver of Homestead.....................................    39
  Section 5.10.  Discontinuance of Proceedings...........................    39

                                                                           Page
                                                                           ----
ARTICLE VI       Miscellaneous...........................................    40

  Section 6.01.  Reconveyance by Mortgagee...............................    40
  Section 6.02.  Notices.................................................    40
  Section 6.03.  Amendments; Waivers; etc................................    40
  Section 6.04.  Successors and Assigns..................................    40
  Section 6.05.  Captions................................................    40
  Section 6.06.  Severability............................................    40
  Section 6.07.  Indemnity; Expenses.....................................    41
  Section 6.08.  Estoppel Certificates...................................    42
  Section 6.09.  Applicable Law..........................................    42
  Section 6.10.  Limitation of Interest..................................    42
  Section 6.11.  Assignment..............................................    43
  Section 6.12.  Time of the Essence.....................................    43
  Section 6.13.  Waiver of Jury Trial....................................    43
  Section 6.14.  Exculpation.............................................    43
  Section 6.15.  Exhibits................................................    45


EXHIBITS
A  --  Description of Land
B  --  Permitted Encumbrances

                         MORTGAGE, ASSIGNMENT OF RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING


                      KNOW ALL PERSONS BY THESE PRESENTS:

     THIS MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE
FILING (this "Mortgage") is made as of the 28th day of December, 1993 by FRP FINANCING LIMITED, L.P., a Delaware limited partnership having its principal office at 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498 (the "Mortgagor"), in favor of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation having its principal office at 2 World Financial Center, Building B, New York, New York 10281-1198 (the "Mortgagee").


                              W I T N E S S E T H:


     WHEREAS, the Mortgagor and the Mortgagee are parties to a Loan
Agreement dated as of the date hereof (said Loan Agreement, as modified and supplemented and in effect from time to time, the "Loan Agreement"), which Loan Agreement provides for a loan to be made by the Mortgagee to the Mortgagor in an aggregate principal amount of $50,706,556 (the "Loan") which Loan is evidenced by, and repayable with interest thereon in accordance with, a promissory note dated of even date herewith, executed and delivered to the order of the Mortgagee (the "Note");

     WHEREAS, the Mortgagee and the Mortgagor contemplate that within several months after the date hereof, the Mortgagee's interest in and to, inter alia, the Loan, the Note and this Mortgage will be assigned by the Mortgagee to Trustee for the benefit of all Certificateholders in connection with the Securitization (all of the foregoing capitalized terms as defined in the Loan Agreement unless otherwise defined herein; terms used herein are defined in
Section 1.01 or in the Loan Agreement); and

     WHEREAS, it is a condition to the obligation of the Mortgagee to extend credit to the Mortgagor pursuant to the Loan Agreement that the Mortgagor execute and deliver this Mortgage;

     NOW, THEREFORE, in consideration of the making of the Loan by the Mortgagee to the Mortgagor and the covenants, agreements, representations and warranties set forth in the Loan Agreement and this Mortgage, and for the purpose of securing the following (collectively, the "Loan Obligations"):

         (a) all principal, interest and the Yield Maintenance Premiums, if any, owing from time to time under the Note, and all expenses and charges owing by the Mortgagor under the Loan Agreement and modifications, extensions, substitutions, exchanges and renewals of the Loan Agreement or the Note (each of which modification, extension, substitution, exchange and renewal shall enjoy the same priority as the initial advances evidenced by the Note) and all amounts from time to time owing by the Mortgagor under this Mortgage or any other Loan Documents; and

         (b) all covenants, agreements and other obligations from time to time owing to, or for the benefit of, the Mortgagee pursuant to the Loan Documents, including, without limitation, any and all sums expended by the Mortgagee pursuant to Section 2.11, together with interest thereon, the Mortgagor hereby irrevocably grants, bargains, sells, releases, conveys, warrants, assigns, transfers, mortgages, pledges, sets over and confirms unto the Mortgagee, its successors and assigns, the following described land, real estate, buildings, improvements, equipment, fixtures, furniture, and other personal property (which together with any additional such property hereafter acquired by the Mortgagor and subject to the lien of this Mortgage, or intended to be so, as the same may be from time to time constituted, the "Mortgaged Estate") to-wit:

         (a) All the land located in ________ County, ________, as more particularly described in Exhibit A attached hereto, subject, however, to the Permitted Encumbrances (the "Land");

         (b) All Improvements and Equipment, to the extent same shall be deemed to be fixtures and accessions to the Land and a part of the Land as between the parties hereto and all Persons claiming by, through or under them (the Land and Improvements collectively, the "Facility");

         (c) All Appurtenant Rights;

         (d)  All Rents;

         (e) All Accounts, General Intangibles, Instruments, Inventory, Money and (to the full extent assignable) Permits; and

         (f)  All Proceeds.

     TO HAVE AND TO HOLD the Mortgaged Estate and all parts thereof unto the Mortgagee, its successors and assigns forever, subject however to the terms and conditions herein;

     PROVIDED, HOWEVER, that these presents are upon the condition that, if the Mortgagor (i) shall pay or cause to be paid to the Mortgagee the principal, interest and the Yield Maintenance Premiums, if any, payable in respect to the Note, at the times and in the manner stipulated therein and herein, all without any deduction or credit for taxes or other similar charges paid by the Mortgagor, and shall keep, perform, and observe all and singular the covenants and promises in each of the Loan Documents expressed to be kept, performed, and observed by and on the part of the Mortgagor, all without fraud or delay or (ii) comply with the provisions of Section 2.7(a) and Section 2.11 of the Loan Agreement, then this Mortgage, and all the properties, interests, and rights hereby granted, bargained, and sold shall cease, terminate and be void.

     TO PROTECT THE SECURITY OF THIS MORTGAGE, THE MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

                                   ARTICLE I

                                  Definitions

     Section 1.01. Certain Defined Terms. For all purposes of this Mortgage all capitalized terms shall have the meaning ascribed thereto in the Loan Agreement unless defined herein, and:

     "Accounts" means any of the Mortgagor's rights to payment for goods sold or leased or for services rendered arising from the operation of the Facility and not evidenced by an Instrument, including, without limitation, all accounts and accounts receivable arising from the operation of the Facility. Accounts shall include the proceeds thereof (whether cash or noncash, moveable or immoveable, tangible or intangible) received from the sale, exchange, transfer, collection or other disposition or substitution thereof.

     "Appurtenant Rights" means all easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights, air rights, development rights and powers, and, to the extent now or hereafter owned by the Mortgagor, all minerals, flowers, shrubs, crops, trees, timber and other emblements now or hereafter appurtenant to, or used in connection with, or located on, under or above the Land, or any part or parcel thereof, and all ground leases, estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances, reversions, and remainders whatsoever, in any way belonging, relating or appertaining to the Land or any part thereof.

     "Condemnation Proceeds" has the meaning provided in Section 2.12(b).

     "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

     "Default Collateral" has the meaning provided in Section 6.14.

     "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to the Mortgagor or the Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance originating at or from, or otherwise affecting, the Facility, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by the Mortgagor or otherwise affecting the Facility or (iii) any alleged injury or threat of injury to health, safety or the environment by the Mortgagor or otherwise affecting the Facility.

     "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment or safety, or the Release or threatened Release of Hazardous Substances into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata or otherwise relating to the Use of Hazardous Substances.

     "Equipment" means all beds, linen, televisions, carpeting, telephones, cash registers, computers, lamps, glassware, rehabilitation equipment, restaurant and kitchen equipment, and other machinery and equipment owned by the Mortgagor located on, attached to or used in connection with the Facility, other than any fixtures; provided, however, that with respect to any items which are leased and not owned by the Mortgagor, the Equipment shall include the leasehold interest only of the Mortgagor together with any options to purchase any of said items and any additional or greater rights with respect to such items which the Mortgagor may hereafter acquire.

     "Event of Default" has the meaning provided in Section 5.01.

     "FGI" means Forum Group, Inc., a Delaware corporation.

     "General Intangibles" means all intangible personal property of the Mortgagor arising out of or directly relating to the Facility (other than Accounts, Rents, Instruments, Inventory, Money and Permits), including, without limitation, things in action, contract rights, real estate tax refunds and other rights to payment of Money.

     "Hazardous Substance" means, collectively, (a) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, lead in drinking water, and lead-based paint the presence, generation, use, transportation, storage or disposal of which (i) is regulated or could lead to liability under any Environmental Law or (ii) is subject to notice or reporting requirements,
(b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental

Law and (c) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "Impositions" means all taxes (including, without limitation, all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the date hereof, all assessments for public improvements or benefits, whether or not commenced or completed within the term of this Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of the Mortgaged Estate including any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) the Mortgagor (including, without limitation, all income, franchise, single business or other taxes imposed on the Mortgagor for the privilege of doing business in the jurisdiction in which Mortgaged Estate, or any other collateral delivered or pledged to the Mortgagee in connection with the Loan, is located) or the Mortgagee, (b) the Mortgaged Estate, or any other collateral delivered or pledged to the Mortgagee in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Estate or the leasing or use of the Mortgaged Estate or any part thereof, or the acquisition or financing of the acquisition of the Mortgaged Estate by the Mortgagor. Nothing contained in this Mortgage shall be construed to require the Mortgagor to pay any tax, assessment, levy or charge imposed on the Mortgagee, Servicer or any Certificateholder in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

     "Improvements" means all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including, but not limited to, to the extent of the Mortgagor's interest therein, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall hereafter be attached to the Land or said buildings, structures or improvements.

          "Instruments" means all instruments, chattel paper, documents or other writings obtained by the Mortgagor from or in connection with the operation of the Facility evidencing a right to the payment of money.

          "Insurance Proceeds" has the meaning provided in Section 2.05(d).

          "Inventory" means all inventories of food, beverages and other comestibles held by the Mortgagor for sale or use at or from the Facility, and soap, paper supplies, medical supplies, drugs (excluding pharmaceuticals requiring a license to distribute or sell) and all other such goods, wares and merchandise held by the Mortgagor for sale to or for consumption by guests or patients of the Facility and all such other goods returned to or repossessed by the Mortgagor.

          "Land" has the meaning provided in the recitals to this Mortgage.

          "Leases" means all leases, lettings, occupancy agreements, tenancies and licenses (to the extent assignable) by the Mortgagor, as lessor, of the Facility or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

          "Loan" has the meaning provided in the recitals to this Mortgage.

          "Loan Agreement" has the meaning provided in the recitals to this Mortgage.

          "Loan Obligations" has the meaning provided in the recitals to this Mortgage.

          "Manager" means FGI or any permitted successor or assignee, as manager of the Facility.

          "Money" means all monies, cash, rights to deposit or savings accounts or other items of legal tender obtained from or for use in connection with the operation of the Facility.

          "Mortgage" has the meaning provided in the heading of this Mortgage.

          "Mortgaged Estate" has the meaning provided in the recitals to this Mortgage.

          "Mortgagee" has the meaning provided in the heading of this Mortgage.

          "Mortgagor" has the meaning provided in the heading of this Mortgage.

          "Note" has the meaning provided in the recitals to this Mortgage.

          "Permits" means all licenses, permits and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Estate, including, without limitation, business licenses, state health department licenses, food service licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Facility.

          "Permitted Encumbrances" means all matters set forth in Exhibit B attached hereto and made a part hereof, provided that to the extent any of the same are listed as subordinate, such matters are permitted only so long as they are in fact subordinate to this Mortgage.

          "Person" means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, country or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Proceeds" means all proceeds (including Insurance Proceeds and Condemnation Proceeds), rents and profits from the collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Mortgaged Estate.

          "Recourse Distributions" has the meaning provided in Section 6.14.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Rents" means all rent and other payments of whatever nature from time to time payable pursuant to the Leases (including, without limitation, rights to payment earned under Leases of space in the Facility for the operation of ongoing retail businesses such as news stands, barbershops, beauty shops, physicians' offices, pharmacies and specialty shops).

          "Taking" has the meaning provided in Section 2.12(a).

          "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation to or from the property of such Person of such Hazardous Substance.

          Section 1.02.  Interpretation of Defined Terms.

          (a) Singular terms shall include the plural forms and vice versa, as applicable, of the terms defined.

          (b) All references to other documents or instruments shall be deemed to refer to such documents or instruments as they may hereafter be extended, renewed, modified or amended, and all replacements and substitutions therefor.


                                   ARTICLE II

              Particular Covenants and Agreements of the Mortgagor
              ----------------------------------------------------

          Section 2.01. Payment of Secured Loan Obligations. The Mortgagor shall pay when due the principal of and the interest on the Loan and the Yield Maintenance Premiums, if any, evidenced by the Note and all charges, fees and other Loan Obligations as provided in the Loan Documents.

          Section 2.02.  Title, etc.

          (a) The Mortgagor represents and warrants that it has good, marketable and insurable fee simple title in and to the Facility, free and clear of all covenants, liens, encumbrances, restrictions, easements and other matters affecting title other than the Permitted Encumbrances. There are no outstanding options to purchase or rights of first refusal affecting the Facility other than rights and options held by the Mortgagor and the rights of FGI under that certain Option Agreement dated December 29, 1986 among FGI, Forum Retirement Partners, L.P. and Forum Retirement Operations, L.P.

          (b) The Mortgagor represents and warrants that it has good and absolute title to all existing personal property and fixtures hereby mortgaged. The personal property and fixtures hereby mortgaged are free and clear of all liens, charges and encumbrances whatsoever, including conditional sales contracts, chattel mortgages, security agreements, financing statements and everything of a similar nature other than the Permitted Encumbrances.

          (c) The Mortgagor represents and warrants that it has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto the Mortgagee the Mortgaged Estate as hereinabove provided and warrants that it will forever defend the title to the Mortgaged Estate and the validity and priority of the lien or estate hereof against the claims and demands of all Persons whomsoever.

          Section 2.03.  Further Assurances; Filing; Re-Filing; etc.

          (a) The Mortgagor shall execute, acknowledge and deliver, from time to time, such further instruments as the Mortgagee may reasonably require to accomplish the purposes of this Mortgage.

          (b) The Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security agreement or mortgage supplemental hereto and each instrument of further assurance to be filed, registered or recorded and refiled, re-registered or re-recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and perfect the lien or estate of this Mortgage upon the Mortgaged Estate.

          (c) The Mortgagor shall pay all filing, registration and recording fees, all refiling, re-registration and re-recording fees, and all expenses incident to the execution, filing, recording and acknowledgment of this Mortgage, any security agreement or mortgage supplemental hereto and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of the execution, delivery, filing, registration and recording of the Note, this Mortgage or any of the other Loan Documents, any security agreement or mortgage supplemental hereto or any instruments of further assurance.

          (d) In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of mortgages or security agreements or debts secured thereby or the manner of collecting such taxes so as to adversely affect the Mortgagee, the Mortgagor will pay any such tax on or before the due date thereof. If the Mortgagor fails to make such prompt payment or if, in the opinion of the Mortgagee, any such state, federal, municipal, or other governmental law, order, rule or regulation prohibits the Mortgagor from making such payment or would penalize the Mortgagee if the Mortgagor makes such payment or if, in the opinion of the Mortgagee, the making of such payment might result in the imposition of interest beyond the Maximum Amount, then the entire balance of the Loan Obligations allocated to the Facility shall, at the option of the Mortgagee, become due and payable on the date that is 120 days after the passage of such law, order, rule or regulation and shall be payable without Yield Maintenance Premium.

          (e) The Mortgagor hereby indemnifies and holds the Mortgagee harmless from any sales or use tax that may be imposed on the Mortgagee by virtue of the Loan from the Mortgagee to the Mortgagor other than taxes imposed on the income of the Mortgagee.

          Section 2.04. Liens. Without limiting the obligations of the Mortgagor under Section 2.06, the Mortgagor shall not create or suffer to be created any mortgage, deed of trust, lien, security interest, charge or encumbrance upon the Mortgaged Estate prior to, on a parity with, or subordinate to the lien of this Mortgage other than a Permitted Encumbrance. The Mortgagor shall pay and promptly discharge at the Mortgagor's cost and expense, any such mortgages, deeds of trust, liens, security interests, charges or encumbrances upon the Mortgaged Estate or any portion thereof or interest therein.

          Section 2.05.  Insurance and Casualty Events.

          (a) At all times while the Mortgagor is indebted to the Mortgagee, the Mortgagor shall maintain the following insurance:

          (i) Professional liability insurance in at least the amount of $1,000,000 per year, which shall include "tail" coverage insuring the Mortgagor for acts occurring prior to the date hereof, with a $5,000,000 umbrella policy which includes coverage for professional liability;

          (ii) Insurance with respect to the Improvements, Equipment and Inventory against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent the Mortgagor from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements, Equipment and Inventory located on the Facility, the term "full insurable value" to mean the actual replacement cost of the Improvements, Equipment and Inventory (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer or by the Mortgagor or, at the request of the Mortgagee, by an independent insurance broker (subject to the Mortgagee's reasonable approval);

          (iii) Comprehensive general liability insurance, including bodily injury, death and property damage liability, and umbrella liability insurance against any and all claims, including all legal liability to the extent insurable imposed upon the Mortgagor and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Facility in such amounts as are generally required by institutional lenders for properties comparable to the Facility but in no event with limits of less than $5,000,000 per occurrence with combined single limit coverage for bodily injury or property damage and excess (umbrella) liability coverage of no less than $10,000,000 per occurrence;

          (iv) Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by the Mortgagor), with respect to any work on or about the Facility;

          (v) Business interruption and/or loss of "rental value" insurance for the Facility in an amount equal to one year's estimated Gross Revenue attributable to the Facility and based on the Gross Revenue for the immediately preceding year and otherwise sufficient to avoid any co-insurance penalty;

          (vi) If all or any portion of the Improvements, or any portion of the Land which, if lost or flooded, would have a material adverse effect on the Facility as a whole, is located within a federally designated flood hazard zone, flood insurance in an amount equal to the lesser of the full insurable value of the Facility or the maximum amount available (provided, however, that if the Mortgagor believes that it is no longer obligated to maintain flood insurance with respect to the Facility pursuant to this provision, the Mortgagor shall notify the Mortgagee of such circumstances and the Mortgagee shall have the opportunity to contest by appropriate legal or mutually agreeable arbitration proceedings whether or not the Mortgagor's obligation remains in effect in light of the criteria set forth in this provision);

          (vii) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Facility, in such amounts as the Mortgagee may from time to time require and which are customarily required by institutional mortgagees with respect to similar properties similarly situated; and

          (viii) Such other insurance with respect to the Improvements, Equipment and Inventory located on the Facility against loss or damage as is reasonably requested by the Mortgagee provided such insurance is of the kind from time to time customarily insured against and in such amounts as are generally required by institutional lenders for properties comparable to the Facility.

          (b) The Mortgagor will maintain the insurance coverage described in Sections 2.05(a)(ii) and 2.05(a)(v) with either the insurers who insure the Facility on the date of this Mortgage or one or more other domestic primary insurers having (or a syndicate of insurers through which at least 75% of the coverage (if there are four or fewer members of the syndicate) or at least 60% of the coverage (if there are five or more members of the syndicate) is with carriers having) a claims paying ability of not less than AA by Fitch (or the equivalent by D&P or Best's Insurance Guide) (and, with respect to such syndicates, with the balance with carriers having a claims paying ability of not less than A by Fitch (or the equivalent by D&P or Best's Insurance Guide)); the coverage described in Sections 2.05(a)(i), 2.05(a)(iii), 2.05(a)(vi), 2.05(a)(vii) and 2.05(a)(viii) with either the insurers who insure the Facility on the date of this Mortgage or one or more other domestic primary insurers having a claims paying ability of not less than AA by Fitch (or the equivalent by D&P or Best's Insurance Guide); and the coverage described in Section 2.05(a)(iv) with either an insurer having a claims paying ability of not less than AA by Fitch (or the equivalent by D&P or Best's Insurance Guide) or the applicable state workers' compensation fund. In each case, however, if no domestic providers of such insurance are so rated, the requirement for such rating shall be that rating by Fitch (or the equivalent by D&P or Best's Insurance Guide) which is not reasonably likely to cause the downgrading or withdrawal of the rating of any class of Certificates if then outstanding; provided, however, that in the case of a syndicate failing to satisfy the foregoing test, supplementary qualifying coverage shall be required within 90 days of the date the Mortgagor learns of such failure only to the extent that syndicate fails to satisfy the test; and provided further, however, that in the event of any loss, claims in respect of a portion of such insurance maintained in accordance with Section 2.05(a)(ii) shall be payable prior to claims in respect of the remaining portion(s) of the insurance required by such provisions. All insurance coverage shall be provided by one or more domestic primary insurers having an Alfred M. Best Company, Inc. rating of "AA" or better and financial size category of not less than IX except to the extent that insurance in force on the date of this Mortgage does not satisfy such criteria or if otherwise approved by the Mortgagee. All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the state where the Facility is located.

          The insurance coverage required under Section 2.05(a) may be effected under a blanket policy or policies covering the Mortgaged Estate and other property and assets not constituting a part of the Mortgaged Estate; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Facility and Equipment and Inventory located thereon, and any sublimits in such blanket policy applicable to the Mortgaged Estate, which amounts shall not be less than the amounts required pursuant to Section 2.05(a) and which shall in any case comply in all other respects with the requirements of this Section 2.05.

          (c) All insurance policies shall be in such form and with such endorsements as are comparable to the forms of and endorsements to the Mortgagor's insurance policies in effect on the date hereof or otherwise in accordance with commercially reasonable standards applied by prudent owners of property of the same type and quality as the Facility. Certified copies of all of the above-mentioned insurance policies have been delivered to and shall be held by the Mortgagee. All such policies shall name the Mortgagee as an additional insured/loss payee, shall provide that all Insurance Proceeds be payable to the Mortgagee as set forth in Section 2.05(d), and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by the Mortgagee notwithstanding the negligent or willful acts or omissions of the Mortgagor;
(ii) a waiver of subrogation endorsement as to the Mortgagee providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by the Mortgagor, the Mortgagee or any other named insured, additional insured or loss payee, except for the willful misconduct of the Mortgagee knowingly in violation of the conditions of such policy; (iii) an endorsement indicating that neither the Mortgagee nor the Mortgagor shall be or be deemed to be a co-insurer with respect to any risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of property of the same type and quality as the Facility, but in no event in excess of $250,000; (iv) a provision that such policies shall not be canceled or amended, including, without limitation, any amendment reducing the scope or limits of coverage, without at least 30 days prior written notice to the Mortgagee in each instance; and (v) include effective waivers by the insurer of all claims for insurance premiums against any loss payees, additional insureds and named insureds (other than the Mortgagor). Certificates of insurance with respect to all renewal and replacement policies shall be delivered to the Mortgagee not less than ten days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums and originals (or certified copies) of such insurance policies shall be delivered to the Mortgagee promptly after the Mortgagor's receipt thereof. If the Mortgagor fails to maintain and deliver to the Mortgagee the original policies (or certified copies) or certificates of insurance required by this Mortgage, the Mortgagee may, at its option, after ten days' prior written notice to the Mortgagor, procure such insurance, and the Mortgagor shall reimburse the Mortgagee for the amount of all premiums paid by the Mortgagee thereon promptly, within ten days after demand by the Mortgagee, with interest thereon at the Default Rate from the date paid by the Mortgagee to the date of repayment, and such sum shall be a part of the Loan Obligations secured by this Mortgage. The aggregate deductible applicable to all insurance policies required by this Mortgage shall not exceed five percent of annual Operating Income of the Facility.

          The Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and the Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

          (d) The Mortgagee shall be entitled to all proceeds of either of the policies described in Sections 2.05(a)(ii) and 2.05(a)(v) net of the Mortgagor's reasonable collection costs approved by the Mortgagee (the "Insurance Proceeds") and all of the Insurance Proceeds are hereby assigned to the Mortgagee. The Mortgagor shall execute such further assignments of the Insurance Proceeds as the Mortgagee may from time to time reasonably require. Without limiting the generality of the foregoing, following the occurrence of any casualty or damage involving the Mortgaged Estate or any part thereof, the Mortgagor shall give prompt notice thereof to the Mortgagee and shall cause all Insurance Proceeds payable as a result of such casualty or damage to be paid into the Custodial Account or to the Mortgagee in accordance with Section 2.13, as additional collateral security hereunder subject to the lien of this Mortgage.

          (e) Notwithstanding anything to the contrary set forth in Section 2.05(d), the Mortgagee agrees that the Mortgagee shall make the net Insurance Proceeds (after payment of the Mortgagee's reasonable costs and expenses) available to the Mortgagor for the Mortgagor's repair, restoration and replacement of the Improvements, Equipment and Inventory damaged or taken on the following terms and subject to the Mortgagor's satisfaction of the following conditions:

          (i) At the time of such loss or damage and at all times thereafter while the Mortgagee is holding any portion of such Insurance Proceeds, there shall exist no Default or Event of Default;

          (ii) The Improvements, Equipment and Inventory for which loss or damage has resulted shall be capable of being restored (including replacements) to their pre-existing condition and utility in all material respects with a value equal to or greater than prior to such loss or damage and shall be capable of being completed prior to January 1, 2001;

          (iii) The Mortgagor shall demonstrate to the Mortgagee's reasonable satisfaction the Mortgagor's ability to pay the Loan Obligations coming due during such restoration period;

          (iv) Within 30 days from the date of such loss or damage the Mortgagor shall have given the Mortgagee a written notice electing to have the Insurance Proceeds applied for such purpose;

          (v) Within 60 days following the date of notice under the preceding subparagraph (iv) and prior to any Insurance Proceeds being disbursed to the Mortgagor, the Mortgagor shall have provided to the Mortgagee all of the following:

               (v) if loss or damage exceeds $250,000, complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by the preceding subparagraph (ii),

               (w) if loss or damage exceeds $250,000, fixed-price or guaranteed maximum cost construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

               (x) if loss or damage exceeds $250,000, builder's risk insurance for the full cost of construction with the Mortgagee named under a standard mortgagee loss-payable clause,

               (y) such additional funds as in the Mortgagee's reasonable opinion are necessary to complete the repair, restoration and replacement, and

               (z) if loss or damage exceeds $250,000, copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

          (vi) If loss or damage exceeds $250,000, the Mortgagee may, at the Mortgagor's expense to the extent such expenses and fees are reasonable, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of the Insurance Proceeds as work progresses;

          (vii) No portion of such Insurance Proceeds shall be made available by the Mortgagee for purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory for which a loss or damage has occurred unless the same are covered by such insurance;

          (viii) The Mortgagor shall commence such work within 120 days after such loss or damage and shall diligently pursue such work to completion;

          (ix) If loss or damage exceeds $250,000, each disbursement by the Mortgagee of such Insurance Proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by the Mortgagee) signed and certified by the Mortgagor and its architect and general contractor with appropriate invoices and lien waivers as required by the Mortgagee;

          (x) The Mortgagee shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Insurance Proceeds, and the Mortgagor shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as the Mortgagee shall reasonably request to create, evidence, or perfect such lien and security interest; and

          (xi) In the event and to the extent such Insurance Proceeds are not required or used for the repair, restoration and replacement of the Improvements, Equipment and Inventory for which a loss or damage has occurred, or in the event the Mortgagor fails to timely make such election or having made such election fails to timely comply with the terms and conditions set forth herein, upon five Business Days prior notice to the Mortgagor, the Mortgagee shall be entitled without consent from the Mortgagor to apply such Insurance Proceeds, or the balance thereof, at the Mortgagee's option either (x) to the full or partial payment or prepayment of the Loan Obligations without the Yield Maintenance Premium in accordance with Section 2.7(b) of the Loan Agreement, or (y) to the repair, restoration and/or replacement of all or any part of such Improvements,

     Equipment and Inventory for which a loss or damage has occurred.

          (f) The Mortgagor appoints the Mortgagee to act after an Event of Default as the Mortgagor's attorney-in-fact, coupled with an interest, to cause the issuance of or an endorsement of any policy to bring the Mortgagor into compliance herewith and, as limited above, at the Mortgagee's sole option, to make any claim for, receive payment for, and execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage covered under any such insurance policy; however, in no event will the Mortgagee be liable for failure to collect any amounts payable under any insurance policy.

          (g) The Mortgagee shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any claims for loss, damage or destruction under any policy or policies of insurance, in excess of $250,000, and the Mortgagor shall within ten Business Days after request therefor reimburse the Mortgagee for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by the Mortgagee in connection with such participation. The Mortgagor shall not make any compromise, adjustment or settlement in connection with any such claim in excess of $250,000 without the approval of the Mortgagee.

          (h) In the event of foreclosure of the lien of this Mortgage or other transfer of title or assignment of the Mortgaged Estate in extinguishment, in whole or in part, of the Loan Obligations, all right, title and interest of the Mortgagor in and to all policies of casualty insurance covering all or any part of the Mortgaged Estate shall inure to the benefit of and pass to the successors in interest to the Mortgagee or the purchaser or grantee of the Mortgaged Estate or any part thereof.

          Section 2.06.  Impositions.

          (a) The Mortgagor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all of the Impositions, as well as all claims for labor, materials or supplies that, if unpaid, might by law become a prior lien on the Mortgaged Estate, and shall submit to Mortgagee such evidence of the due and punctual payment of all such Impositions and claims as may be required by law; provided, however, that if by law any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), the Mortgagor may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty, interest or cost attaches thereto.

          (b) The Mortgagor at its expense may, after prior notice to the Mortgagee, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or lien thereof, and may withhold payment of the same pending such proceedings if permitted by law, as long as (i) in the case of any Impositions or lien therefor or any claims of mechanics, materialmen, suppliers or vendors or lien thereof, such proceedings shall suspend the collection thereof from the Mortgaged Estate, (ii) neither the Mortgaged Estate nor any part thereof or interest therein will be sold, forfeited or lost if the Mortgagor pays the amount or satisfies the condition being contested, and the Mortgagor would have the opportunity to do so, in the event of the Mortgagor's failure to prevail in the contest, (iii) the Mortgagee would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which the Mortgagor has not furnished additional security as provided in clause (iv) below, or to any risk of criminal liability, and neither the Mortgaged Estate nor any interest therein would be subject to the imposition of any lien for which the Mortgagor has not furnished additional security as provided in clause (iv) below, as a result of the failure to comply with such law or of such proceeding and (iv) the Mortgagor shall have furnished to the Mortgagee additional security in respect of the claim being contested or the loss or damage that may result from the Mortgagor's failure to prevail in such contest in such amount as may be reasonably requested by the Mortgagee.

          (c) If an Event of Default has occurred, the Mortgagor shall fund the Basic Carrying Costs Sub-Account to the extent required pursuant to Section 2.12(g)(ii) and Section 2.12(f) of the Loan Agreement and the real property taxes and assessments applicable to the Facility shall be paid from the Basic Cost Carrying Sub-Account in accordance with Section 2.12(f)(ii) of the Loan Agreement.

          Section 2.07. Maintenance of the Improvements and Equipment. The Mortgagor shall not permit the Improvements or Equipment to be removed or demolished (provided, however, that, the Mortgagor may remove or alter such Improvements and Equipment that become obsolete in the usual conduct of the Mortgagor's business and the removal or alteration of which do not materially detract from the operation of the Mortgagor's business); shall maintain the Mortgaged Estate in good repair, working order and condition, except for reasonable wear and use; shall not commit or suffer any waste; shall not do or suffer to be done anything which would or could increase the risk of fire or other hazard to the Mortgaged Estate or which would or could result in the cancellation of any insurance policy carried with respect to the Mortgaged Estate; and shall, subject to receipt of the Insurance Proceeds or the Condemnation Proceeds, restore and repair the Improvements and Equipment or any part thereof now or hereafter damaged or destroyed by any fire or other casualty or affected by any Taking; provided, however, that if the fire or other casualty is not insured against or insurable, the Mortgager shall so restore and repair even though no Insurance Proceeds or Condemnation Proceeds are received.

          Section 2.08.  Compliance With Laws.

          (a) Except for matters set forth in the Engineering Reports described in the Loan Agreement and the "Summary" section of the Environmental Report regarding the Facility obtained in connection with the making of the Loan and except for the matters described in clause (b) below (as to which the provisions of said clause (b) shall apply), the Mortgagor represents and warrants that the Facility and the Mortgagor's operations at and use of the Facility currently comply in all material respects with all Legal Requirements, and the orders, rules and regulations of the American Insurance Association or any other body now constituted exercising similar functions.

          (b) The Mortgagor hereby confirms the representations and warranties set forth in Section 4.1(P) of the Loan Agreement (relating to liabilities of the Mortgagor under applicable Environmental Laws) insofar as such representations and warranties apply to the Mortgaged Estate.

          (c) The Mortgagor shall notify the Mortgagee promptly of any written notice or order that the Mortgagor receives from any Governmental Authority with respect to the Mortgagor's compliance with any Legal Requirements, including Environmental Laws, relating to the Facility and promptly take any and all actions necessary to bring its operations at the Facility into compliance with such Legal Requirements, including Environmental Laws, (and shall fully comply with the requirements of such Legal Requirements, including Environmental Laws, that at any time are applicable to its operations at the Facility) all to the extent required under the applicable provisions of the Loan Agreement; provided, that the Mortgagor at its expense may, after prior notice to the Mortgagee, contest by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence, the validity or application, in whole or in part, of any such Legal Requirements, including Environmental Laws, as long as (i) neither the Mortgaged Estate nor any part thereof or any interest therein, will be sold, forfeited or lost if the Mortgagor pays the amount or satisfies the condition being contested, and the Mortgagor would have the opportunity to do so, in the event of the Mortgagor's failure to prevail in the contest, (ii) the Mortgagee would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which the Mortgagor has not furnished additional security as provided in clause (iii) below, or to any risk of criminal liability, and neither the Mortgaged Estate nor any interest therein would be subject to the imposition of any lien for which the Mortgagor has not furnished additional security as provided in clause (iii) below as a result of the failure to comply with such Legal Requirement or Environmental Law or of such proceeding and (iii) the Mortgagor shall have furnished to the Mortgagee additional security in respect of the claim being contested or the loss or damage that may result from the Mortgagor's failure to prevail in such contest in such amount as may be reasonably requested by the Mortgagee.

          (d) After 30 days' prior written notice and the Mortgagor's failure to so comply, but subject to subparagraph (c) above, the Mortgagee, at its election and in its sole discretion may (but shall not be obligated to) cure any failure on the part of the Mortgagor to comply with any Legal Requirements, including Environmental Laws, and without limitation, may take any of the following actions:

          (i) arrange for the prevention of any Release or threat of Release of Hazardous Substances at the Facility in violation of, or potentially requiring clean up under, Environmental Laws, and pay any costs associated with such prevention;

         (ii) arrange for the removal or remediation of Hazardous Substances that may be Released or result from a Release at the Facility in violation of, or potentially requiring clean up under, Environmental Laws, and pay any costs associated with such removal and/or remediation;

        (iii) pay, on behalf of the Mortgagor, any costs, fines or penalties imposed on the Mortgagor by any Governmental Authority in connection with such Release or threat of Release of Hazardous Substances in violation of, or potentially requiring clean up under, Environmental Laws; or

         (iv) make any other payment or perform any other act intended to prevent a lien in favor of any Governmental Authority from attaching to the Mortgaged Estate.

Any partial exercise by the Mortgagee of the remedies hereinafter set forth, or any partial undertaking on the part of the Mortgagee to cure the Mortgagor's failure to comply with such Legal Requirements, including Environmental Laws, shall not obligate the Mortgagee to complete the actions taken or require the Mortgagee to expend further sums to cure the Mortgagor's noncompliance; nor shall the exercise of any such remedies operate to place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Facility or make the Mortgagee the "operator" of the Facility within the meaning of any Environmental Laws. Any amount paid or costs incurred by the Mortgagee as a result of the exercise by the Mortgagee of any of the rights hereinabove set forth, together with interest thereon at the Default Rate from the date paid by the Mortgagee, shall be due and payable by the Mortgagor to the Mortgagee within ten days after demand therefor, and until paid shall be added to and become a part of the Loan Obligations secured hereby; and the Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of the Mortgagor to seek reimbursement from any third parties, including, without limitation, a predecessor-in-interest to the Mortgagor's title who may be a "responsible party" or otherwise liable under any Environmental Law in connection with any such Release or threat of Release of Hazardous Substances.

          (e) If the Mortgagee suspects that Remedial Work may be required, the Mortgager may request that an environmental survey and risk assessment with respect to the Mortgaged Estate be prepared, the Mortgagor agrees to supply such a survey and risk assessment by an Independent engineering firm selected by the Mortgagor and satisfactory to the Mortgagee, in form and detail satisfactory to the Mortgagee (including, if the Mortgagee suspects that Remedial Work may be required, test borings of the ground and chemical analyses of air, water and waste discharges), estimating current liabilities and assessing potential sources of future liabilities of the Mortgagor or any other owner or operator of the Facility under applicable Environmental Laws.

          (f) The Mortgagor agrees to indemnify, reimburse, defend, and hold harmless the Mortgagee for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of the Mortgagee, Deed of Trust Trustee, Servicer and Trustee), asserted against, resulting to, imposed on, or incurred by the Mortgagee, Deed of Trust Trustee, Servicer and Trustee, directly or indirectly, except to the extent same are directly and solely caused by the Mortgagee's, Deed of Trust Trustee's, Servicer's or Trustee's gross negligence or willful misconduct, in connection with any of the following:

          (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

         (ii) any Environmental Claim against any Person whose liability for such Environmental Claim the Mortgagor has or may have assumed or retained either contractually or by operation of law; or

        (iii) the breach of any environmental representation, warranty or covenant set forth in this Mortgage or the Loan Agreement.

          The indemnity provided in this Section 2.08(f) shall not be included in any exculpation of the Mortgagor or its partners from personal liability provided in this Mortgage or in any of the other Loan Documents. Nothing in this Section 2.08(f) shall be deemed to deprive the Mortgagee of any rights or remedies provided to it elsewhere in this Mortgage or the other Loan Documents or otherwise available to it under law.

          Section 2.09. Limitations of Use. The Facility is used exclusively as a skilled nursing home, assisted living facility and/or congregate care facility and uses ancillary thereto. [This is to be specified for each Facility.] The Mortgagor shall not, without the prior written consent of the Mortgagee, (a) materially change the use of the Facility or (b) initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of the Facility or any part thereof, except as may be necessary in connection with additional or alternate uses permitted pursuant to clause (a) above. The Mortgagor shall comply with the provisions of all leases, licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Facility except where the failure to comply is not reasonably likely to have a Material Adverse Effect.

          Section 2.10. Inspection of the Property. The Mortgagor shall keep adequate records, accounts and books in accordance with generally accepted accounting principles (or such other accounting basis reasonably acceptable to the Mortgagee) consistently applied and shall permit the Mortgagee and its authorized representatives to enter the Facility and inspect the Mortgaged Estate, to examine the records, accounts and books of the Mortgagor with respect thereto and make copies or extracts thereof, all upon reasonable advance notice and at such reasonable times as may be requested by the Mortgagee, subject, however, to the rights of the tenants, occupants and residents of the Facility.

          Section 2.11. Actions to Protect Mortgaged Estate. If the Mortgagor shall fail to (a) effect the insurance required by Section 2.05, or (b) make the payments required by Section 2.06, the Mortgagee may, without obligation to do so, and upon notice to the Mortgagor (except in an emergency) effect or pay the same. If the Mortgagor shall fail to perform or observe any of its other covenants or agreements hereunder, the Mortgagee may, without obligation to do so, and upon 30 days' prior written notice to the Mortgagor (except in an emergency) effect the same. To the maximum extent permitted by law, all sums, including reasonable attorneys' fees and disbursements, so expended or expended to sustain the lien or estate of this Mortgage or its priority, or to protect or enforce any of the rights hereunder, or to recover any of the Loan Obligations, shall be a lien on the Mortgaged Estate, shall be deemed to be added to the Loan Obligations secured hereby, and shall be paid by the Mortgagor within ten days after demand therefor, together with interest thereon at the Default Rate.

          Section 2.12.  Condemnation.

          (a) Should the Mortgaged Estate or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner (a "Taking"), or should the Mortgagor receive any written notice regarding any such proceeding, the Mortgagor shall give prompt notice thereof to the Mortgagee.

          (b) The Mortgagee shall be entitled to all compensation, awards, damages and other payments or relief arising out of any Taking involving the Mortgaged Estate or any part thereof net of the Mortgagor's reasonable collection costs approved by the Mortgagee (collectively, "Condemnation Proceeds"), and all such compensation, awards, damages and other payments or relief, together with all rights and causes of action relating thereto or arising out of any Taking, are hereby assigned to the Mortgagee. The Mortgagor shall execute such further assignments of the Condemnation Proceeds as the Mortgagee may from time to time require. Without limiting the generality of the foregoing, following the occurrence of any Taking involving the Mortgaged Estate or any part thereof, the Mortgagor shall cause all Condemnation Proceeds payable as a result of such Taking to be paid into the Custodial Account or to the Mortgagee in accordance with Section 2.13, as additional collateral security hereunder subject to the lien of this Mortgage.

          (c) Notwithstanding anything to the contrary in paragraph (b), the Mortgagee agrees that the Mortgagee shall make the Condemnation Proceeds available to the Mortgagor for the Mortgagor's repair, restoration and replacement of the Improvements, Equipment and Inventory affected by the Taking on the following terms and subject to the Mortgagor's satisfaction of the following conditions:

          (i) At the time of such Taking and at all times thereafter while the Mortgagee is holding any portion of such Condemnation Proceeds, there shall exist no Default or Event of Default;

          (ii) The Improvements, Equipment and Inventory affected by the Taking shall be capable of being restored to their pre-existing condition and utility in all material respects with a value equal to or greater than prior to such Taking and shall be capable of being completed prior to January 1, 2001;

          (iii) The Mortgagor shall demonstrate to the Mortgagee's reasonable satisfaction the Mortgagor's ability to pay the Loan Obligations coming due during such restoration period;

          (iv) Within 30 days from the date of such Taking the Mortgagor shall have given the Mortgagee a written notice electing to have the Condemnation Proceeds applied for such purpose;

          (v) Within 60 days following the date of notice under the preceding subparagraph (iv) and prior to any Condemnation Proceeds being disbursed to the Mortgagor, the Mortgagor shall have provided to the Mortgagee all of the following:

               (v) if loss or damage exceeds $250,000, complete plans and specifications for restoration, repair and replacement of the Improvements, Equipment and Inventory damaged to the condition, utility and value required by the preceding subparagraph (ii),

               (w) if loss or damage exceeds $250,000, fixed-price or guaranteed maximum cost construction contracts for completion of the repair and restoration work in accordance with such plans and specifications,

               (x) if loss or damage exceeds $250,000, builder's risk insurance for the full cost of construction with the Mortgagee named under a standard mortgagee loss-payable clause,

               (y) such additional funds as in the Mortgagee's reasonable opinion are necessary to complete the repair, restoration and replacement, and

               (z) if loss or damage exceeds $250,000, copies of all permits and licenses necessary to complete the work in accordance with the plans and specifications;

          (vi) If loss or damage exceeds $250,000, the Mortgagee may, at the Mortgagor's expense to the extent such expenses and fees are reasonable, retain an independent inspector to review and approve plans and specifications and completed construction and to approve all requests for disbursement, which approvals shall be conditions precedent to release of the Condemnation Proceeds as work progresses;

          (vii) No portion of such Condemnation Proceeds shall be made available by the Mortgagee for purposes which are not directly attributable to the cost of repairing, restoring or replacing the Improvements, Equipment and Inventory;

          (viii) The Mortgagor shall commence such work within 120 days after such Taking and shall diligently pursue such work to completion;

          (ix) If loss or damage exceeds $250,000, each disbursement by the Mortgagee of such Condemnation Proceeds shall be funded subject to conditions and in accordance with disbursement procedures which a commercial construction lender would typically establish in the exercise of sound banking practices and shall be made only upon receipt of disbursement requests on an AIA G702/703 form (or similar form approved by the Mortgagee) signed and certified by the Mortgagor and its architect and general contractor with appropriate invoices and lien waivers as required by the Mortgagee;

          (x) The Mortgagee shall have a first lien and security interest in all building materials and completed repair and restoration work and in all fixtures and equipment acquired with such Condemnation Proceeds, and the Mortgagor shall execute and deliver such mortgages, deeds of trust, security agreements, financing statements and other instruments as the Mortgagee shall reasonably request to create, evidence, or perfect such lien and security interest; and

          (xi) In the event and to the extent such Condemnation Proceeds are not required or used for the repair, restoration and replacement of the Improvements, Equipment and Inventory affected by the Taking, or in the event the Mortgagor fails to timely make such election or having made such election fails to timely comply with the terms and conditions set forth herein, upon five Business Days prior notice to the Mortgagor, the Mortgagee shall be entitled without consent from the Mortgagor to apply such Condemnation Proceeds, or the balance thereof, at the Mortgagee's option either (x) to the full or partial payment or prepayment of the Loan Obligations without the Yield Maintenance Premium in accordance with
     Section 2.7(b) of the Loan Agreement, or (y) to the repair, restoration and/or replacement of all or any part of such Improvements, Equipment and Inventory affected by the Taking.

     (d) The Mortgagee shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any Taking involving an amount in controversy in excess of $250,000, and the Mortgagor shall within ten Business Days after request therefor reimburse the Mortgagee for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by the Mortgagee in connection with such participation. The Mortgagor shall not make any compromise, adjustment or settlement in connection with any such claim in excess of $250,000 without the approval of the Mortgagee.

     Section 2.13.  Insurance and Condemnation Proceeds.

     (a) In the event of a casualty or Taking with respect to the Mortgaged Estate, the Mortgagor and the Mortgagee shall cause all of the Insurance Proceeds and the Condemnation Proceeds

(collectively, the "Loss Proceeds"), except for those to be made available to the Mortgagor for restoration pursuant to Section 2.05(e) or Section 2.12(c) (as the case may be), to be paid by the respective insurers directly to the Custodial Account, whereupon the Mortgagee shall apply same to reduce the Loan Obligations without the Yield Maintenance Premium in accordance with Section 2.7(b) of the Loan Agreement;

     (b) In the event that Loss Proceeds are to be applied toward restoration, the Mortgagee shall hold such funds in a segregated bank account at the Bank, and shall disburse same in accordance with Section 2.05(e)(ix) or Section 2.12(c)(ix), as the case may be; provided, however, that if the Loss Proceeds are made available for restoration, (i) all Insurance Proceeds of policies described in Section 2.05(a)(v) (in respect of any insurance policy providing business interruption coverage) and (ii) any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Cash Collateral Account, to be applied by the Mortgagee in the same manner as Rent received from Manager with respect to the operation of the Facility; provided, further, that in the event that (i) the Insurance Proceeds of policies described in Section 2.05(a)(v) or (ii) the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, the Mortgagee shall hold such Loss Proceeds in a segregated interest-bearing escrow account at the Bank, shall estimate, in the Mortgagee's reasonable discretion, the number of months required for the Mortgagor to restore the damage caused by the casualty or that such Mortgaged Estate shall be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Proceeds or Condemnation Proceeds by such number of months, and shall disburse from such escrow account into the Cash Collateral Account each month during the performance of such restoration such monthly installment of said Loss Proceeds.

     (c) Notwithstanding the foregoing, if any Loss Proceeds are received by the Mortgagor, such Loss Proceeds shall be received in trust for the Mortgagee, shall be segregated from other funds of the Mortgagor, and shall be forthwith paid to the Custodial Account, or paid to the Mortgagee to hold in a segregated bank account, in each case to be applied or disbursed in accordance with paragraph (a) or paragraph (b) of this Section 2.13. Any Loss Proceeds made available to the Mortgagor for restoration in accordance herewith, to the extent not used by the Mortgagor in connection with, or to the extent they exceed the cost of such restoration, shall be deposited into the Custodial Account whereupon the Mortgagee shall apply the same to reduce the Loan Obligation in accordance with Section 2.7(b) of the Loan Agreement.

     Section 2.14. Leases; Management Agreements. The Mortgagor shall not, without the prior consent and approval of the Mortgagee, enter into, amend or terminate any Leases; provided, however, that without the prior consent and approval of the Mortgagee, the Mortgagor may (a) enter into any Leases or amendments of existing Leases for rental rates comparable to then-existing local market rates and on terms and conditions commercially reasonably and consistent with then-prevailing market terms and conditions and (b) cancel or terminate any Lease or accept a surrender thereof in accordance with the terms of such Lease or in the ordinary course of business. The Mortgagor shall not, without the prior consent of the Mortgagee (which consent shall not be unreasonably withheld, delayed or conditioned), enter into, amend or terminate any management agreements; provided, however, that without the prior consent and approval of the Mortgagee, the Mortgagor may enter into the Management Agreement.


                                  ARTICLE III

                    Assignment of Rents, Issues and Profits

     Section 3.01. Assignment of Rents, Issues and Profits. The Mortgagor does hereby absolutely and unconditionally assign to the Mortgagee the Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by the Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to the Mortgagee shall not be construed to bind the Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Leases or otherwise impose any obligation upon the Mortgagee. The Mortgagor agrees to execute and deliver to the Mortgagee such additional instruments, in form and substance reasonably satisfactory to the Mortgagee, as may hereafter be requested by the Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section 3.01, the Mortgagee grants to the Mortgagor a license, revocable as hereinafter provided, to operate and manage the Mortgaged Estate and to collect and use the Rents subject to the requirements of the Loan Agreement. In accordance with Section 2.12(a) of the Loan Agreement, all payments of Rent shall be payable to Manager and shall be collected, endorsed, if in the form of a check, and deposited into the applicable Collection Account by Manager.

Such Rent shall then be transferred into the Cash Collateral Account or to an account designated by the Mortgagor in accordance with Section 2.12(b) of the Loan Agreement. Upon the occurrence of an Event of Default, the license granted to Mortgagor herein may be revoked by the Mortgagee, and, upon notice of such revocation, the Mortgagee shall immediately be entitled to possession of all of the Rents then in the applicable Collection Account and the Cash Collateral Account and all Rents collected thereafter (including Rents past due and unpaid), whether or not the Mortgagee enters upon or takes control of the Mortgaged Estate. The Mortgagee is hereby granted and assigned by the Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Estate in Person, by agent or by court appointed receiver to collect Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Loan Obligations in accordance with
Section 2.8 of the Loan Agreement.


                                   ARTICLE IV

                               Security Agreement

     Section 4.01. Security Agreement. This Mortgage creates a lien on and a security interest in that part of the Mortgaged Estate which constitutes personal property under any applicable Uniform Commercial Code, and shall constitute a security agreement under the applicable Uniform Commercial Code or other law applicable to the creation of liens on personal property. This Mortgage shall constitute a financing statement under the applicable Uniform Commercial Code with the Mortgagor as the "debtor" and the Mortgagee as the "secured party". If an Event of Default occurs, the Mortgagee, in addition to the rights and remedies granted to the Mortgagee by applicable law and this Mortgage, shall have all rights and remedies of a secured party under the applicable Uniform Commercial Code. Any notice of sale, disposition or other intended action by the Mortgagee with respect to the Mortgagee's rights under such Uniform Commercial Code sent to the Mortgagor in accordance with the notice provision hereof at least ten days prior to such action shall constitute reasonable notice to the Mortgagor. The proceeds of any such sale or disposition, or any part thereof, may be applied by the Mortgagee to the payment of the Loan Obligations in accordance with Section 2.8 of the Loan Agreement.

     Section 4.02. Warranties, Representations and Covenants. The Mortgagor hereby warrants, represents and covenants that: (a) the Equipment and Inventory will be kept on or at the Facility and the Mortgagor will not remove any Equipment or Inventory from the Facility, except such portions or items of the Equipment or Inventory that are consumed or worn out in ordinary usage, all of which shall be promptly replaced by the Mortgagor, except as otherwise expressly provided in Section
2.07 with respect to Equipment, (b) all covenants and obligations of the Mortgagor contained herein relating to the Mortgaged Estate shall be deemed to apply to the Equipment and Inventory whether or not expressly referred to herein and (c) this Mortgage constitutes a security agreement and "fixture filing" as those terms are used in the applicable Uniform Commercial Code. Information relative to the security interest created hereby may be obtained by application to the Mortgagee (secured party) c/o Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, Attention: Geoffrey K. Hurley, Esq. The mailing addresses of the Mortgagor and the Mortgagee are set forth on Page 1.


                                   ARTICLE V

                          Events of Default; Remedies

     Section 5.01. Events of Default. The term "Event of Default" wherever used in this Mortgage, shall mean any one or more of the following events:

         (a) The occurrence of any "Event of Default" under any other Loan Documents (including the other Mortgages); or

         (b) Except as permitted by the Loan Agreement, the sale, transfer, lease of all or substantially all, assignment, or other disposition, voluntarily or involuntarily, of the Mortgaged Estate, or any part thereof or any interest therein, including a sale or transfer in lieu of a Taking, or, except for Permitted Encumbrances, any further encumbrance of the Mortgaged Estate, unless the prior written consent of the Mortgagee is obtained (which consent may be withheld with or without cause in the Mortgagee's discretion).

     Section 5.02. Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, then the entire principal amount of the indebtedness secured hereby with interest accrued thereon shall, at the option of the Mortgagee, become due and payable without notice or demand, time being of the essence; and any omission on the part of the Mortgagee to exercise such option when entitled to do so shall not be considered as a waiver of such right.

     Section 5.03.  Default Remedies.

     (a) If an Event of Default shall have occurred and be continuing, this Mortgage may, to the maximum extent permitted by law, be enforced, and the Mortgagee may exercise any right, power or remedy permitted to it hereunder, under the Loan Agreement or under any of the other Loan Documents or by law, and, without limiting the generality of the foregoing, the Mortgagee may, personally or by its agents, to the maximum extent permitted by law:

         (i) enter into and take possession of the Mortgaged Estate or any part thereof, exclude the Mortgagor and all Persons claiming under the Mortgagor whose claims are junior to this Mortgage, wholly or partly therefrom, and use, operate, manage and control the same either in the name of the Mortgagor or otherwise as the Mortgagee shall deem best, and upon such entry, from time to time at the expense of the Mortgagor and the Mortgaged Estate, make all such repairs, replacements, alterations, additions or improvements to the Facility or any part thereof as the Mortgagee may deem proper and, whether or not the Mortgagee has so entered and taken possession of the Mortgaged Estate or any part thereof, collect and receive all Rents and apply the same to the payment of all expenses that the Mortgagee may be authorized to make under this Mortgage, the remainder to be applied to the payment of the Loan Obligations until the same shall have been repaid in full; if the Mortgagee demands or attempts to take possession of the Mortgaged Estate or any portion thereof in the exercise of any rights hereunder, the Mortgagor shall promptly turn over and deliver complete possession thereof to the Mortgagee; and

         (ii) personally or by agents, with or without entry, if the Mortgagee shall deem it advisable:

               (x) sell the Mortgaged Estate at a sale or sales held at such place or places and time or times and upon such notice and otherwise in such manner as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and from time to time adjourn any such sale by announcement at the time and place specified for such sale or for such adjourned sale without further notice, except such as may be required by law;

               (y) proceed to protect and enforce its rights under this Mortgage, by suit for specific performance of any covenant contained herein or in the Loan Documents or in aid of the execution of any power granted herein or in the Loan Documents, or for the foreclosure of this Mortgage (as a mortgage or otherwise) and the sale of the Mortgaged Estate under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right as the Mortgagee shall deem most effectual for such purpose, provided, that in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Estate, this Mortgage shall continue as a lien on, and security interest in, the remaining portion of the Mortgaged Estate; or

               (z) exercise any or all of the remedies available to a secured party under the applicable Uniform Commercial Code, including, without limitation:

                    (1) either personally or by means of a court appointed receiver, take possession of all or any of the Equipment and Inventory and exclude therefrom the Mortgagor and all Persons claiming under the Mortgagor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of the Mortgagor in respect of the Equipment and Inventory or any part thereof; if the Mortgagee demands or attempts to take possession of the Equipment and Inventory in the exercise of any rights hereunder, the Mortgagor shall promptly turn over and deliver complete possession thereof to the Mortgagee;

                    (2) without further notice to or demand upon the Mortgagor (except those otherwise required hereby or by the Loan Agreement), make such payments and do such acts as the Mortgagee may deem necessary to protect its security interest in the Equipment and Inventory, including, without limitation, paying, purchasing, contesting or compromising any encumbrance that is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority paying all expenses incurred in connection therewith;

                    (3) require the Mortgagor to assemble the Equipment and
               Inventory or any portion thereof, at a place designated by the Mortgagee and reasonably convenient to both parties, and promptly to deliver the Equipment and Inventory to the Mortgagee, or an agent or representative designated by it; the Mortgagee, and its agents and representatives, shall have the right to enter upon the premises and property of the Mortgagor to exercise the Mortgagee's rights hereunder;

                    (4) sell, lease or otherwise dispose of the Equipment and Inventory, with or without having the Equipment and Inventory at the place of sale, and upon such terms and in such manner as the Mortgagee may determine (and the Mortgagee may be a purchaser at any such sale); and

                    (5) unless the Equipment and Inventory are perishable or threaten to decline speedily in value or are of a type customarily sold on a recognized market, the Mortgagee shall give the Mortgagor at least ten days' prior notice of the time and place of any sale of the Equipment and Inventory or other intended disposition thereof.

          (b) If an Event of Default shall have occurred and be continuing, the Mortgagee, to the maximum extent permitted by law, shall be entitled, as a matter of right, to the appointment of a receiver of the Mortgaged Estate, without notice or demand, and without regard to the adequacy of the security for the Loan Obligations or the solvency of the Mortgagor. The Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Mortgagee in case of entry and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Estate, unless such receivership is sooner terminated.

          (c) If an Event of Default shall have occurred and be continuing, the Mortgagor shall, to the maximum extent permitted by law, pay monthly in advance to the Mortgagee, or to any receiver appointed at the request of the Mortgagee to collect Rents, the fair and reasonable rental value for the use and occupancy of the Land, the Improvements and the Equipment or of such part thereof as may be in the possession of the Mortgagor. Upon default in the payment thereof, the Mortgagor shall vacate and surrender possession of the Land, the Improvements and the Equipment to the Mortgagee or such receiver, and upon a failure so to do may be evicted by summary proceedings.

          (d) In any sale under any provision of this Mortgage or pursuant to any judgment or decree of court, the Mortgaged Estate, to the maximum extent permitted by law, may be sold in one or more parcels or as an entirety and in such order as the Mortgagee may elect, without regard to the right of the Mortgagor or any Person claiming under the Mortgagor to the marshalling of assets. The purchaser at any such sale shall take title to the Mortgaged Estate or the part thereof so sold free and discharged of the estate of the Mortgagor therein, the purchaser being hereby discharged from all liability to see to the application of the purchase money. Upon the completion of any such sale by virtue of this Section 5.03 the Mortgagee shall execute and deliver to the purchaser an appropriate instrument that shall effectively transfer all of the Mortgagor's estate, right, title, interest, property, claim and demand in and to the Mortgaged Estate or portion thereof so sold, but without any covenant or warranty, express or implied. The Mortgagee is hereby irrevocably appointed the attorney-in-fact of the Mortgagor in its name and stead to make all appropriate transfers and deliveries of the Mortgaged Estate or any portions thereof so sold and, for that purpose, the Mortgagee may execute all appropriate instruments of transfer, and may substitute one or more Persons with like power, the Mortgagor hereby ratifying and confirming all that said attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, the Mortgagor shall ratify and confirm, or cause to be ratified and confirmed, any such sale or sales by executing and delivering, or by causing to be executed and delivered, to the Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of the Mortgagee, for such purpose, and as may be designated in such request. Any sale or sales made under or by virtue of this Mortgage, to the extent not prohibited by law, shall operate to divest all the estate, right, title, interest, property, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in, to and under the Mortgaged Estate, or any portions thereof so sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and against any and all Persons claiming or who may claim the same, or any part thereof, by, through or under the Mortgagor. The powers and agency herein granted are coupled with an interest and are irrevocable.

          (e) All rights of action under the Loan Documents and this Mortgage may be enforced by the Mortgagee without the possession of the Loan Documents and without the production thereof at any trial or other proceeding relative thereto.

          Section 5.04.  Application of Proceeds.

          (a) The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage, or of any monies held by the Mortgagee hereunder shall, to the maximum extent permitted by law, be applied:

          (i) first to the payment of all costs and expenses of such sale, including the Mortgagee's reasonable attorneys' fees and disbursements;

         (ii) then to the payment of all charges, expenses and advances incurred or made by the Mortgagee in order to protect the lien and estate of this Mortgage or the security afforded hereby;

        (iii) then to the payment of the Loan Obligations allocated to the Mortgaged Estate:

          (1) First, to the interest due on the Allocated Loan Amount of the Mortgaged Estate; and

          (2)  then, to such Allocated Loan Amount;

         (iv) then to the payment in full of the remaining Loan Obligations, in accordance with Section 2.8 of the Loan Agreement;

and after payment in full of all Loan Obligations any surplus remaining shall be paid to the Mortgagor or to whomsoever may be lawfully entitled to receive the same.

          (b) No sale or other disposition of all or any part of the Mortgaged Estate pursuant to Section 5.03 shall be deemed to relieve the Mortgagor of its obligations under the Loan Agreement or any other Loan Document except to the extent the proceeds thereof are applied to the payment of such obligations. If the proceeds of sale, collection or other realization of or upon the Mortgaged Estate are insufficient to cover the costs and expenses of such realization and the payment in full of the Loan Obligations, the Mortgagor shall remain liable for any deficiency subject to the provisions of Section 6.14.

          Section 5.05. Right to Sue. Subject to the provisions of Section 6.14, the Mortgagee shall have the right from time to time to sue for any sums required to be paid by the Mortgagor under the terms of this Mortgage as the same become due, without regard to whether or not the Loan Obligations shall be, or have become, due and without prejudice to the right of the Mortgagee thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any Event of Default existing at the time such earlier action was commenced.

          Section 5.06. Powers of the Mortgagee. The Mortgagee may at any time or from time to time renew or extend this Mortgage or (with the agreement of the Mortgagor) alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof, in whole or in part, and may release or reconvey any portion of the Mortgaged Estate or any other security, and grant such extensions and indulgences in relation to the Loan Obligations, or release any Person liable therefor as the Mortgagee may determine without the consent of any junior lienor or encumbrancer, without any obligation to give notice of any kind thereto, without in any manner affecting the priority of the lien and estate of this Mortgage on or in any part of the Mortgaged Estate, and without affecting the liability of any other Person liable for any of the Loan Obligations.

          Section 5.07.  Remedies Cumulative.

          (a) No right or remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Mortgage, or under applicable law, whether now or hereafter existing; the failure of the Mortgagee to insist at any time upon the strict observance or performance of any of the provisions of this Mortgage or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.

          (b) The Mortgagee shall be entitled to enforce payment and performance of any of the obligations of the Mortgagor and to exercise all rights and powers under this Mortgage or under any Loan Document or any laws now or hereafter in force, notwithstanding that some or all of the Loan Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise; neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the

Mortgagee's right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being stipulated that the Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may determine; every power or remedy given by the Loan Agreement, this Mortgage or any of the other Loan Documents to the Mortgagee, or to which the Mortgagee is otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee, and the Mortgagee may pursue inconsistent remedies.

          Section 5.08. Waiver of Stay, Extension, Moratorium Laws; Equity of Redemption. To the maximum extent permitted by law, the Mortgagor shall not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, that may affect observance or performance of the provisions of this Mortgage; nor claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Mortgaged Estate or any portion thereof prior to any sale or sales thereof that may be made under or by virtue of Section 5.03; and the Mortgagor, to the extent that it lawfully may, hereby waives all benefit or advantage of any such law or laws. The Mortgagor, for itself and all who may claim under it, hereby waives, to the maximum extent permitted by applicable law, any and all rights and equities of redemption from sale under the power of sale created hereunder or from sale under any foreclosure of this Mortgage and (if an Event of Default shall have occurred) all notice or notices of seizure, and all right to have the Mortgaged Estate marshalled upon any foreclosure hereof. The Mortgagee shall not be obligated to pursue or exhaust its rights or remedies as against any other part of the Mortgaged Estate and the Mortgagor hereby waives any right or claim of right to have the Mortgagee proceed in any particular order.

          Section 5.09. Waiver of Homestead. The Mortgagor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Estate as against the collection of the Loan Obligations, or any part thereof.

          Section 5.10. Discontinuance of Proceedings. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to Mortgagee, then in every such case, the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Mortgagee shall continue as if no such proceedings had occurred.

                                  ARTICLE VI

                                 Miscellaneous
                                 -------------

          Section 6.01. Reconveyance by Mortgagee. Upon payment in full of the Loan Obligations or a payment with respect to the Mortgaged Estate which complies with Section 2.11 of the Loan Agreement, the Mortgagee shall release the lien of this Mortgage, or upon the request of the Mortgagor, and at the Mortgagor's expense, assign this Mortgage without recourse to the Mortgagor's designee, or to the Person or Persons legally entitled thereto, by an instrument duly acknowledged in form for recording.

          Section 6.02. Notices. All notices, demands, consents, requests or other communications that are permitted or required to be given by any party to the other hereunder shall be in writing and given in the manner specified in
Section 8.6 of the Loan Agreement.

          Section 6.03. Amendments; Waivers; etc. This Mortgage cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by the Mortgagor and the Mortgagee.

          Section 6.04. Successors and Assigns. This Mortgage applies to, inures to the benefit of and binds each of the parties hereto and their respective successors and assigns and shall run with the Land.

          Section 6.05. Captions. The captions or headings at the beginning of each Article and Section hereof are for the convenience of the parties hereto and are not a part of this Mortgage.

          Section 6.06. Severability. If any term or provision of this Mortgage or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the maximum extent permitted by law. If any portion of the Loan Obligations shall for any reason not be secured by a valid and enforceable lien upon any part of the Mortgaged Estate, then any payments made in respect of the Loan Obligations (whether voluntary or under foreclosure or other enforcement action or procedure or otherwise) shall, for purposes of this Mortgage (except to the extent otherwise required by applicable law) be deemed to be made (a) first, in respect of the portion of the Loan Obligations not secured by the lien of this Mortgage, (b) second, in respect of the portion of the Loan Obligations secured by the lien of this Mortgage, but which lien is on less than all of the Mortgaged Estate, and (c) last, to the portion of the Loan Obligations secured by the lien of this Mortgage, and which lien is on all of the Mortgaged Estate.

          Section 6.07. Indemnity; Expenses. Except for actions by the Mortgagor against the Mortgagee where the Mortgagor is the successful party, the Mortgagor will pay or reimburse the Mortgagee for all reasonable attorneys' fees, costs and expenses incurred by the Mortgagee in any suit, action, legal proceeding or dispute of any kind in which the Mortgagee is made a party or appears as party plaintiff or defendant, affecting the Loan Obligations, this Mortgage or the interest created herein, or the Mortgaged Estate, or any appeal thereof, including, but not limited to, any foreclosure action, any condemnation action involving the Mortgaged Estate or any action to protect the security hereof, any bankruptcy or other insolvency proceeding commenced by or against the Mortgagor, or any lessee of the Mortgaged Estate (or any part thereof), and any such amounts paid by the Mortgagee shall be added to the Loan Obligations and shall be secured by this Mortgage. The Mortgagor will indemnify, defend and hold the Mortgagee harmless from and against all claims, damages, and expenses, including reasonable attorneys' fees and court costs, resulting from any action by a third party against the Mortgagee relating to this Mortgage or the interest created herein, or the Mortgaged Estate, including, but not limited to, any action or proceeding claiming loss, damage or injury to Person or property, or any action or proceeding claiming a violation of or liability under any Legal Requirements, including those applicable Environmental Laws, provided the Mortgagor shall not be required to indemnify the Mortgagee for matters directly and solely caused by the Mortgagee's willful misconduct or gross negligence.
The Mortgagor acknowledges that it has undertaken the obligation to pay all intangibles taxes and documentary taxes now or hereafter due in connection with the Loan Obligations and the Loan Documents, and the Mortgagor agrees to indemnify and hold the Mortgagee harmless from any intangibles taxes and documentary stamp taxes, and any interest or penalties, which the Mortgagee may hereafter be required to pay in connection with the

Loan Obligations or Loan Documents. The agreements of this Section 6.07 shall expressly survive satisfaction of this Mortgage and repayment of the Loan Obligations.

          Section 6.08. Estoppel Certificates. The Mortgagor and the Mortgagee each hereby agree at any time and from time to time upon not less than 15 days prior written notice by the Mortgagor and the Mortgagee to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Mortgage is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the best knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to the Mortgagee's obligation to deliver the statement pursuant to this Section 6.08, that the Mortgagee shall have received, together with the Mortgagor's request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

          Section 6.09. Applicable Law. This Mortgage shall be governed by the laws of the State of ________.

          Section 6.10. Limitation of Interest. It is the intent of the Mortgagor and the Mortgagee in the execution of this Mortgage and all other Loan Documents to contract in strict compliance with the usury laws governing the Loan. In furtherance thereof, the Mortgagee and the Mortgagor stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the Maximum Amount. The Mortgagor or any endorser or other party now or hereafter becoming liable for the payment of the Note shall never be liable for unearned interest on the Note and shall never be required to pay interest on the Note at a rate in excess of the Maximum Amount, and the provisions of this Section 6.10 shall control over all other provisions of the Note and any other Loan Document which may be in apparent conflict herewith. In the event any holder of the Note shall collect monies that are deemed to constitute interest and that would otherwise increase the effective interest rate on the Note to a rate in excess of the Maximum Amount, all such sums deemed to constitute interest in excess of the Maximum Amount shall be applied to the unpaid principal balance of the Note and if in excess of such balance, shall be immediately returned to the Mortgagor upon such determination.

          Section 6.11. Assignment. The Mortgagee shall have the right to assign this Mortgage and the obligations hereunder to any Person in accordance with the Loan Agreement. The parties hereto acknowledge that following the execution and delivery of this Mortgage, the Mortgagee expects to sell, transfer and assign this Mortgage and certain other Loan Documents to Trustee. All references to "Mortgagee" hereunder shall be deemed to include the assigns of the Mortgagee and the parties hereto acknowledge that actions taken by the Mortgagee hereunder may be taken by Servicer on the Mortgagee's behalf or, after the Securitization Closing Date, on behalf of Trustee.

          Section 6.12. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of the Mortgagor under this Mortgage, the Note and all other Loan Documents.

          Section 6.13. Waiver of Jury Trial. THE MORTGAGOR HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING OUT OF OR IN ANY WAY RELATED TO THIS MORTGAGE OR THE LOAN, OR (B) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF MORTGAGOR AND/OR THE MORTGAGEE WITH RESPECT TO THE LOAN DOCUMENTS OR IN CONNECTION WITH THIS MORTGAGE OR THE EXERCISE OF EITHER PARTY'S RIGHTS AND REMEDIES UNDER THIS MORTGAGE OR OTHERWISE, OR THE CONDUCT OR THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE MORTGAGOR AGREES THAT THE MORTGAGEE MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED AGREEMENT OF THE MORTGAGOR IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT OF THE MORTGAGEE TO MAKE THE LOAN, AND THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY DISPUTE OR CONTROVERSY WHATSOEVER (WHETHER OR NOT MODIFIED HEREIN) BETWEEN THE MORTGAGOR AND THE MORTGAGEE SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

          Section 6.14. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this
Section 6.14 to the contrary, the Mortgagee shall not enforce the liability and obligation of the Mortgagor to perform and observe the obligations contained in this Mortgage, the Note, the Loan Agreement or any of the other Loan Documents executed and delivered by the Mortgagor by any action or proceeding wherein a money judgment shall be sought against the Mortgagor or its partners, except that the Mortgagee may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) solely for the purpose of enabling the Mortgagee to realize upon (i) the Mortgagor's interest in the Mortgaged Property, (ii) the Rents and Accounts arising from the Facilities to the extent
(x) received by the Mortgagor after the occurrence of an Event of Default or (y) distributed to the Mortgagor or its partners during or with respect to any period for which the Mortgagee did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Sections 2.7(c) or (d) of the Loan Agreement (all Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to the Mortgagee under the Loan Documents ((i), (ii) and (iii), collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against the Mortgagor only to the extent of any such Default Collateral. The provisions of this Section 6.14 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Note or in any way affect or impair the Liens of this Mortgage or any of the other Loan Documents or the right of the Mortgagee to foreclose this Mortgage or the other Mortgages following an Event of Default; (b) impair the right of the Mortgagee to name the Mortgagor as a party defendant in any action or suit for judicial foreclosure and sale under this Mortgage or any of the other Mortgages;
(c) affect the validity or enforceability of the Note, this Mortgage or the other Loan Documents; (d) impair the right of the Mortgagee to obtain the appointment of a receiver; (e) impair the enforcement of the Assignments of Leases or the Pledge and Security Agreement (subject to the nonrecourse provisions thereof); (f) impair the right of the Mortgagee to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by the Mortgagor or any other Person in connection with this Mortgage, the Note, the other Mortgages, the Loan Agreement or the other Loan Documents; (g) impair the right of the Mortgagee to obtain the Recourse Distributions received by the Mortgagor, including, without limitation, the right to proceed against the Mortgagor's partners to the extent any such Recourse Distributions have actually theretofore been distributed to the Mortgagor's partners; (h) impair the right of the Mortgagee to bring suit with respect to the Mortgagor's misappropriation of security deposits or Rents collected more than one month in advance; (i) impair the right of the Mortgagee to obtain Insurance Proceeds or Condemnation Proceeds due to the Mortgagee pursuant to this Mortgage and the other Mortgages; (j) impair the right of the Mortgagee to enforce the provisions of Sections 4.1(P) or 5.1(D)-(I) of the Loan Agreement even after repayment in full by the Mortgagor of the Indebtedness; (k) prevent or in any way hinder the Mortgagee from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of the Mortgagee to bring suit with respect to any misapplication of any funds; (m) impair the right of the Mortgagee to enforce the Indemnity Agreement even after repayment in full by the Mortgagor of the Indebtedness; or (n) impair the right of the Mortgagee to sue for, seek or demand a deficiency judgment against the Mortgagor solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (n) shall be enforceable against the Mortgagor only to the extent of any of the Default Collateral. The provisions of this Section
6.14 shall be inapplicable to the Mortgagor if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to the Mortgagor, or if the Mortgagor shall institute any proceeding for the dissolution or liquidation of the Mortgagor, or if the Mortgagor shall make an assignment for the benefit of creditors, in which event the Mortgagee shall have recourse against all of the assets of the Mortgagor and the interests in the Mortgagor owned by, and the Recourse Distributions received by, the Mortgagor's partners (but excluding the other assets of the Mortgagor's partners to the extent the Mortgagee would not have had recourse against such assets other than in accordance with the provisions of this Section 6.14). Notwithstanding the foregoing, in the event an Individual Property is released from the lien created by the Related Mortgage, the Mortgagor shall be released in all respects from any further liability with respect to the Loan other than any further liability for certain kinds of environmental matters arising under Sections 4.1(P) or 5.1(D)-(I) of the Loan Agreement as the same applies to such Individual Property.

          Section 6.15. Exhibits. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Mortgage with the same effect as if set forth in the body hereof.

          IN WITNESS WHEREOF, this Mortgage has been duly executed by the Mortgagor as of the day and year first above written.

                              FRP FINANCING LIMITED, L.P., a
                                Delaware limited partnership


                              By:   Forum Retirement, Inc.,
                                    a Delaware corporation,
                                    General Partner


                                    By:__________________________
                                       Name:
                                       Title:


Signed and acknowledged
in the presence of:


_________________________


_________________________

STATE OF NEW YORK     )
                      )  ss:
COUNTY OF NEW YORK    )


          On this __ day of December, 1993, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared ______________, to me known who, being by me duly sworn, did depose and say that [he] [she] resides at _________________________; that [he] [she] is the ______________ of FORUM RETIREMENT, INC., the corporation described in and that executed the foregoing instrument as the general partner of FRP FINANCING LIMITED, L.P., a Delaware limited partnership; and that [he] [she] signed [his] [her] name thereto under authority of the board of directors of said corporation for and on behalf of said partnership as its act and deed for the uses and purposes therein mentioned.

          WITNESS my hand and seal hereto affixed the day and year first above written.


                              ___________________________
                              NOTARY PUBLIC in and for
                              the State of New York.
                              My Commission expires:

                                   EXHIBIT A

                            DESCRIPTION OF PROPERTY
                            -----------------------


          The following land and premises located in ___________________ County, ____________:


                     [Insert metes and bounds description]

                                   EXHIBIT B

                             PERMITTED ENCUMBRANCES
                             ----------------------


1.   a. This Mortgage;
     b. Assignment of Leases in favor of the Mortgagee; and
     c. all other recorded Loan Documents.

2. [Insert all Liens and other matters disclosed in the related Title Insurance Policy and approved by Mortgagee.]

3. Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with Section 2.06(b) of the Mortgage.

4. [Insert mechanics' and materialmen's Liens deleted from the exceptions to, or affirmatively insured against collection with respect to, under the related Title Insurance Policy.]

5. Any and all governmental, public utility and private restrictions, covenants, reservations, easements, licenses or other agreements of an inconsequential nature which may hereafter be granted by Mortgagor and which do not affect (x) the marketability of title to the Facility, (y) the fair market value thereof, or (z) the use thereof as of the Closing Date.

6. Deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance, made in the ordinary course of Mortgagor's business.

7. Rights of existing and future tenants and residents as tenants or residents, as the case may be, only pursuant to Leases.

                                PROMISSORY NOTE

$50,706,556                                                   New York, New York
                                                               December 28, 1993

     FOR VALUE RECEIVED, the undersigned, FRP FINANCING LIMITED, L.P., a Delaware limited partnership ("Maker"), promises to pay to the order of NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation (together with any subsequent holder of this Note, "Holder") at its office located at 2 World Financial Center, Building B, New York, New York 10281-1198, or at such other address as Holder may from time to time designate in writing, the principal sum of Fifty Million Seven Hundred and Six Thousand Five Hundred and Fifty-Six Dollars and 00/100 Dollars ($50,706,556), together with interest thereon, and Yield Maintenance Premiums, if any; such principal, interest and Yield Maintenance Premiums to be payable as provided in that certain Loan Agreement dated as of even date herewith between Maker and Holder (as modified and supplemented and in effect from time to time, the "Loan Agreement"). Reference to the Loan Agreement is hereby made for a statement of the rights of Holder and the duties and obligations of Maker, but neither this reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Maker to pay the principal, interest and Yield Maintenance Premiums, if any, of this Note when due. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement. The outstanding principal amount shall bear interest at the rates provided for in the Loan Agreement.

          All payments shall be applied as provided in Section 2.8 of the Loan Agreement.

          This Note is secured by the Mortgages and the certain other Loan Documents and Liens described in Section 2.3 of the Loan Agreement.

          The principal sum evidenced by this Note, together with accrued interest, shall become immediately due and payable at the option of Holder upon the occurrence of any Event of Default, which such "Events of Default" are incorporated herein by reference as if set forth in full herein.

          If Maker fails to make (i) the payment due on the Maturity Date or
(ii) any other payment of principal of or interest on the Loan within five Business Days of such payment becoming due, the unpaid amount will bear interest at the Default Rate from the date due until paid. Maker will also pay to Holder, in addition to the amount due, all reasonable costs of collecting, securing, or attempting to collect or secure this Note, including, without limitation, court costs and reasonable attorneys' fees (including reasonable attorneys' fees on any appeal by either Maker or Holder and in any bankruptcy proceedings).

          With respect to the amounts due pursuant to this Note, Maker waives the following:

          (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any state thereof;

          (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note except for notices required by Governmental Authorities and notices required by the Loan Agreement; and

          (3) Any further receipt by or acknowledgement of any collateral now or hereafter deposited as security for the Loan.

          In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable Legal Requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable Legal Requirements (the "Maximum Amount"), and in the event such payment is inadvertently paid by Maker or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal (without application of the Yield Maintenance Premium), and if in excess of such balance, shall be immediately returned to Maker upon such determination. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

          Holder shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by Holder. All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

          Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

          Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of Maker to Holder.

          This Note was negotiated in New York, and made by Holder and accepted by Maker in the State of New York, and the proceeds of this Note were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Note, and this Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to
(S) 5-1401 of the New York General Obligations Law.

          Any legal suit, action or proceeding against Holder or Maker arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to (S) 5-1402 of the New York General Obligations Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Maker does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention:
Robert A. Profusek, Esq. as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by such agent in accordance with the terms hereof) with a copy to Maker at 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498, Attention: General Counsel, and written notice of said service of Maker mailed or delivered to Maker in the manner provided in the Loan Agreement shall be deemed in every respect effective service of process upon Maker, in any such suit, action or proceeding in the State of New York. Maker (i) shall give prompt notice to Holder of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

          MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. MAKER AGREES THAT HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF MAKER IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

          Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this paragraph to the contrary, Holder shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note or any of the other Loan Documents executed and delivered by Maker by any action or proceeding wherein a money judgment shall be sought against Maker or its partners, except that Holder may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, to obtain a deficiency judgment) solely for the purpose of enabling Holder to realize upon
(i) Maker's interest in the Mortgaged Property, (ii) the Rents and Accounts arising from the Facilities to the extent (x) received by Maker after the occurrence of an Event of Default or (y) distributed to Maker or its partners during or with respect to any period for which Holder did not receive the full amounts it was entitled to receive as prepayments of the Loan pursuant to Sections 2.7(c) or (d) of the Loan Agreement (all Rents and Accounts covered by clauses (x) and (y) being hereinafter referred to as the "Recourse Distributions") and (iii) any other collateral given to Holder under the Loan Documents ((i), (ii) and (iii), collectively, the "Default Collateral"); provided, however, that any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of any such Default Collateral.
The provisions of this paragraph shall not, however, (a) impair the validity of the Indebtedness evidenced by this Note or in any way affect or impair the Liens of the Mortgages or any of the other Loan Documents or the right of Holder to foreclose the Mortgages following an Event of Default; (b) impair the right of Holder to name Maker as a party defendant in any action or suit for judicial foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of this Note, the Mortgages or the other Loan Documents; (d) impair the right of Holder to obtain the appointment of a receiver; (e) impair the enforcement of the Assignments of Leases or the Pledge and Security Agreement (subject to the nonrecourse provisions thereof); (f) impair the right of Holder to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by Maker or any other Person in connection with this Note, the Loan Agreement, the Mortgages or the other Loan Documents; (g) impair the right of Holder to obtain the Recourse Distributions received by Maker, including, without limitation, the right to proceed against Maker's partners to the extent any such Recourse Distributions have actually theretofore been distributed to Maker's partners;
(h) impair the right of Holder to bring suit with respect to Maker's misappropriation of security deposits or Rents collected more than one month in advance; (i) impair the right of Holder to obtain Insurance Proceeds or Condemnation Proceeds due to Holder pursuant to the Mortgages; (j) impair the right of Holder to enforce the provisions of Sections 4.1(P) or 5.1(D)-(I) of the Loan Agreement even after repayment in full by Maker of the Indebtedness;
(k) prevent or in any way hinder Holder from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing this Note as provided in the Loan Documents; (l) impair the right of Holder to bring suit with respect to any misapplication of any funds; (m) impair the right of Holder to enforce the Indemnity Agreement even after repayment in full by Maker of the Indebtedness; or (n) impair the right of Holder to sue for, seek or demand a deficiency judgment against Maker solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment referred to in this clause (n) shall be enforceable against Maker only to the extent of any of the Default Collateral. The provisions of this paragraph shall be inapplicable to Maker if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to Maker, or if Maker shall institute any proceeding for the dissolution or liquidation of Maker, or if Maker shall make an assignment for the benefit of creditors, in which event Holder shall have recourse against all of the assets of Maker and the interests in Maker owned by, and the Recourse Distributions received by, Maker's partners (but excluding the other assets of Maker's partners to the extent Holder would not have had recourse against such assets other than in accordance with the provisions of this paragraph). Notwithstanding the foregoing, in the event an Individual Property is released from the lien created by the Related Mortgage, Maker shall be released in all respects from any further liability with respect to the Loan other than any further liability for certain kinds of environmental matters arising under Sections 4.1(P) or 5.1(D)-(I) of the Loan Agreement as the same applies to such Individual Property.

          IN WITNESS WHEREOF, Maker has caused this Note to be properly executed on the date of the notarial acknowledgements below, and has authorized this Note to be dated as of the day and year first above written.

                                 FRP FINANCING LIMITED, L.P.,
                                 a Delaware limited partnership

                                 By:  Forum Retirement, Inc., a
                                      Delaware corporation, General
                                      Partner


                                       By:__________________________(SEAL)
                                          Name:
                                          Title:



                                                            [  Corporate Seal  ]

STATE OF NEW YORK        )
                          : ss.:
COUNTY OF NEW YORK       )


          On the ______ day of December, 1993, before me personally came __________________________, to me known, who, being by me duly sworn, did depose, acknowledge and say that he/she resides at __________________________; that he/she is the _____________________ of FORUM RETIREMENT, INC., the corporation described in and which executed the foregoing instrument as the general partner of FRP FINANCING LIMITED, L.P., a Delaware limited partnership; that he/she signed his/her name thereto by order of the board of directors of said corporation for and on behalf of said partnership as its act and deed for the uses and purposes therein mentioned.



                                        ______________________________
                                                Notary Public

My commission expires:


_________________________                                   [SEAL]

                         PLEDGE AND SECURITY AGREEMENT


                                     among


                             FORUM RETIREMENT, INC.


                                  as Pledgor,


                        FORUM RETIREMENT PARTNERS, L.P.


                                  as Pledgor,


                                      and


                        NOMURA ASSET CAPITAL CORPORATION


                                   as Pledgee


                         Dated as of December 28, 1993

                         PLEDGE AND SECURITY AGREEMENT


          PLEDGE AND SECURITY AGREEMENT, dated as of December 28, 1993 (this "Agreement"), among FORUM RETIREMENT, INC., a Delaware corporation having an address at 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498 ("FRI"), FORUM RETIREMENT PARTNERS, L.P., a Delaware limited partnership having an address at 8900 Keystone Crossing, Suite 200, Indianapolis, Indiana 46240-0498 ("FRP"; FRI and FRP, collectively, "Pledgors"), and NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation having an address at 2 World Financial Center, Building B, New York, New York 10281-1198 ("Pledgee").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, FRI is the sole general partner of FRP Financing Limited, L.P., a Delaware limited partnership ("Borrower"), and FRP is the sole limited partner of Borrower;

          WHEREAS, Borrower holds title to a fee simple interest in and to certain real property described on Exhibit H to the Loan Agreement (as defined below), together with all buildings, structures and other improvements located thereon, all easements, rights of way and other property rights appurtenant thereto, all equipment, fixtures, furniture and other personal property attached to, located at or otherwise used in connection with the foregoing (collectively, the "Mortgaged Property"; each, an "Individual Property");

          WHEREAS, pursuant to that certain Loan Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Loan Agreement"), by and between Borrower, as borrower, and Pledgee, as lender, Pledgee has made a certain loan (the "Loan") to Borrower, which Loan is evidenced by a promissory note, dated the date hereof, made by Borrower, as maker, with respect to the Mortgaged Property, in favor of Pledgee, as payee, in the aggregate original principal amount of $50,706,556 (as modified and supplemented and in effect from time to time, the "Note");

          WHEREAS, it is a condition precedent to the making of the Loan that Pledgors shall have executed and delivered to Pledgee this Agreement; and

          WHEREAS, Borrower and Pledgee contemplate that within several months after the Closing Date, Pledgee's interest in and to the Loan and certain Loan Documents will be assigned by Pledgee to the Trustee for the benefit of the Certificateholders, and in the case of this Agreement and certain other Loan Documents to Custodian, as custodian for the benefit of the Certificateholders in connection with the Securitization (all of the foregoing capitalized terms as defined in the Loan Agreement unless otherwise defined herein);

          NOW, THEREFORE, in consideration of the foregoing, and in order to induce Pledgee to make the Loan to Borrower and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgors do hereby covenant and agree with, and represent and warrant to, Pledgee, as follows:

          1. Definitions. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Loan Agreement, and the following terms shall have the following meanings:

          "Agreement" has the meaning provided in the first paragraph of this Agreement.

          "Borrower" has the meaning provided in the recitals to this Agreement.

          "Code" means the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

          "Default" means any event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "Default Collateral" means cash distributions received by Pledgors with respect to the Pledged Interests described in Section 6(b) and Section 6(d).

          "Event of Default" has the meaning provided in Section 8.

          "FRI" has the meaning provided in the first paragraph of this Agreement.

          "FRP" has the meaning provided in the first paragraph of this Agreement.

          "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indemnified Parties" has the meaning provided in Section 18.

          "Individual Property" has the meaning provided in the recitals to this Agreement.

          "IRC" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of

Treasury regulations issued pursuant thereto in temporary or final form.

          "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting an Individual Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Code or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan" has the meaning provided in the recitals to this Agreement.

          "Loan Agreement" has the meaning provided in the recitals to this Agreement.

          "Mortgage" means a first priority Mortgage, Assignment of Rents, Security Agreement and Fixture Filing or Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, in the form attached to the Loan Agreement as Exhibit J, dated as of the Closing Date, granted by Borrower for the benefit of Pledgee (or in the case of a Deed of Trust, to Deed of Trust Trustee for the benefit of Pledgee) with respect to an Individual Property as security for the Loan, as same may hereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto, but shall exclude any such instrument released by Pledgee pursuant to Section
2.11 of the Loan Agreement, and "Mortgages" means all such instruments collectively.

          "Mortgaged Property" has the meaning provided in the recitals to this Agreement.

          "Note" has the meaning provided in the recitals to this Agreement.

          "Obligations" means (a) the unpaid principal amount of, and accrued interest on, the Note, (b) all other fees and other amounts owing by Borrower to Pledgee under the Loan Documents and (c) any and all indebtedness, obligations and other liabilities of Borrower to Pledgee, arising out of, or in connection with or otherwise relating to any of the Loan Documents or any other agreement of Borrower with Pledgee pertaining thereto, in each case whether now or hereafter existing.

          "Partnership Agreement" means that certain Agreement of Limited Partnership dated as of December 28, 1993 pursuant to which Borrower was formed, as amended from time to time subject to the provisions of the Loan Agreement and the other Loan Documents.

          "Partnership Collateral" has the meaning provided in Section 2(a).

          "Person" means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "Pledged Interests" means the general partner and limited partner interests of Borrower at any time held by Pledgors.

          "Pledgee" has the meaning provided in the first paragraph of this Agreement.

          "Pledgors" has the meaning provided in the first paragraph of this Agreement.

          "Pooling and Servicing Agreement" means that certain Pooling and Servicing Agreement to be entered into by and among Pledgee, as depositor, Servicer, as servicer, and Trustee, as trustee, on the Securitization Closing Date.

          "Servicer" means Bankers Trust Company of California, N.A., any Person appointed as servicer under the Pooling and Servicing Agreement or such Person's successor in interest.

          "Transfer" has the meaning provided in Section 4(g).

          2.  Grant of Security Interest.

          (a) As security for the full and punctual payment of the Obligations when due and payable (whether upon stated maturity, by acceleration or otherwise), each Pledgor hereby grants to Pledgee a first and continuing lien on and security interest in, and as a part of such grant, hereby transfers and assigns to Pledgee as collateral security, all of the following, whether now owned or hereafter acquired, now existing or hereafter arising and wherever located (the "Partnership Collateral"): all of Pledgor's right, title and interest in and to the Pledged Interests including, without limitation, (i) all rights, privileges, authority and power arising from the Pledged Interests, (ii) the capital of Borrower and any and all profits, distributions and allocations attributable thereto as well as the proceeds of any distribution thereof, whether arising under the Partnership Agreement or otherwise, (iii) all other payments, if any, due or to become due to Pledgor in respect of the Pledged Interests, under or arising out of the Partnership Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise, (iv) all of Pledgor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement or the ownership of the Pledged Interests, (v) all present and future claims, if any, of Pledgor against Borrower under or arising out of the Partnership Agreement for monies loaned or advanced, for services rendered or otherwise, (vi) to the extent permitted by applicable law, all of Pledgor's rights, if any, in Borrower pursuant to the Partnership Agreement or at law, to exercise and enforce every right, power, remedy, authority, option and privilege of Pledgor relating to the Pledged Interests, including any power to terminate, cancel or modify the Partnership Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of Pledgor in respect of the Pledged Interests and Borrower, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce or collect any of the foregoing or any property of Borrower, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing except that Pledgee shall have no right to seek indemnification (other than against Pledgor pursuant to the indemnification provisions hereof), contribution or reimbursement from or subrogation to the rights of Pledgor whether arising by contract, at law or in equity, and (vii) to the extent not otherwise included, all proceeds (as defined in the Code) of any or all of the foregoing.

          (b) Nothing contained in Section 2(a) shall be deemed or construed to be a limitation on, or waiver by Pledgee of, any of Pledgee's other rights or remedies hereunder or under any of the other Loan Documents including, without limitation, pursuant to the provisions of Section 7.2 of the Loan Agreement.

          3. Powers of Pledgors Prior to an Event of Default. Notwithstanding anything contained herein to the contrary, unless an Event of Default shall have occurred and be continuing, Pledgors shall be entitled to, subject to the Loan Agreement, receive the distributions and profits allocable to the Pledged Interests and exercise (but only in a manner that will not (a) violate or be inconsistent with the terms hereof or of any Loan Document or (b) have the effect of impairing the position or interests of Pledgee) the voting, consent, administration, management and other powers, rights and remedies of Pledgors under the Partnership Agreement (including all other rights and powers thereunder which are pledged hereunder, including, without limitation, all items listed under Section 2(a)(i) through (vii)), with respect to the Pledged Interests. Upon the occurrence of an Event of Default, all such powers, rights and remedies permitted Pledgors pursuant to the preceding sentence shall cease and the provisions of Section 9 shall apply.

          4. Representations, Warranties and Covenants of Pledgors. Each Pledgor hereby covenants with, and represents and warrants to, Pledgee as follows:

          (a) (i) FRI is a duly organized and validly existing corporation in good standing under the laws of the state of Delaware, and in each state in which an Individual Property is located, (ii) FRP is a duly formed and validly existing limited partnership in good standing under the laws of the state of Delaware, (iii) each Pledgor has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which a Facility is located, and (iv) each Pledgor has the requisite power, authority and legal right to acquire, own and pledge the Pledged Interests and to execute and deliver, and perform its obligations under this Agreement;

          (b) The execution and delivery by each Pledgor of this Agreement, each Pledgor's performance of its obligations hereunder and the creation of the security interests and Liens provided for in this Agreement have been duly authorized by all requisite action on the part of each Pledgor, and will not violate any provision of law, any order of any court or other Governmental Authority, the Partnership Agreement or any indenture or material agreement or other instrument to which Pledgor is a party, or by which Pledgor is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of such Pledgor pursuant to any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, neither Pledgor is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement, and no such consent, filing, recording or registration is required to perfect the Lien purported to be created by this Agreement;

          (c) Each Pledgor will defend Pledgee's right, title and interest in and to the Partnership Collateral pledged by it pursuant hereto and in which it has granted a security interest pursuant hereto against the claims and demands of all other Persons and each Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to Pledgee as Partnership Collateral hereunder;

          (d) Each Pledgor is the legal and beneficial owner of the Partnership Collateral in which it has granted a security interest pursuant hereto, free and clear of all Liens, except such as are created pursuant to this Agreement. Each Pledgor has the legal right to pledge and grant a security interest in the same as herein provided without the consent of any other Person other than any such consent that has been obtained;

          (e) The Pledged Interests were validly issued to each Pledgor and are duly and validly pledged hereunder;

          (f) FRI is the sole general partner of Borrower and will at all times hereafter during the term of this Agreement continue to be the sole general partner of Borrower. FRP is the sole limited partner of Borrower and will at all times hereafter during the term of this Agreement continue to be the sole limited partner of Borrower. Neither Pledgor has outstanding any options or rights or other agreements to sell or otherwise transfer all or any portion of the Pledged Interests, except as set forth in the Loan Documents and this Agreement;

          (g) Neither Pledgor will sell, assign, transfer or otherwise dispose of, or mortgage, encumber, pledge or grant a security interest in, any of the Partnership Collateral or any interest therein, or suffer or permit any of the foregoing to occur (any of the foregoing, a "Transfer"). Any Transfer made in violation of the foregoing provisions shall be an immediate Event of Default hereunder without notice or opportunity to cure and shall be void and of no force and effect, and upon demand of Pledgee, shall forthwith be cancelled or satisfied by an appropriate instrument in writing. Without limiting the generality of the foregoing, each Pledgor will, within 30 days after such Pledgor has actual knowledge thereof, discharge or cause to be discharged as a Lien of record by payment or filing of the bond required by law, or otherwise, any judgment, tax or other involuntary Liens (as to which no right to contest or opportunity to cure is elsewhere provided in the Loan Documents) filed or otherwise asserted against the Partnership Collateral, and any proceedings for the enforcement thereof; provided, however, that as long as no Event of Default shall have occurred and be continuing hereunder, each Pledgor shall have the right to contest in good faith and with reasonable diligence the validity of any such judgment liens or tax or other such involuntary liens upon the filing of such bond or, if no such bond is required by law to be filed, establishing reserves equal to one hundred ten percent (110%) of the full amount in dispute. If a Pledgor fails to so discharge or bond or contest Liens in the manner provided above, then Pledgee may, but shall not be required to, procure the release and discharge of any such Lien and any judgment or decree thereon, and in furtherance thereof may, in its reasonable discretion, effect any settlement or compromise or furnish any security or indemnity as may be required. Each Pledgor shall reimburse Pledgee, upon demand, for any reasonable amounts expended by Pledgee in connection with the provisions of this Section 4(g), and all amounts expended by Pledgee hereunder shall be secured by the Partnership Collateral hereunder;

          (h) The principal place of business and chief executive office or address, as the case may be, of each Pledgor, and the principal place where each Pledgor's records concerning the Partnership Collateral are kept, is as set forth and identified as the office of each Pledgor in the first paragraph of this Agreement. Neither Pledgor will change such principal place of business or chief executive office or address, as applicable, or remove such records unless such Pledgor shall have provided Pledgee with written notice thereof at least 30 days prior to such change and there shall have been taken such action, satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee hereunder at all times fully perfected and in full force and effect. Neither Pledgor shall change its name unless such Pledgor shall have given Pledgee written notice thereof at least 30 days prior to such change and shall have taken such action, satisfactory to Pledgee, as may be necessary to maintain the security interest of Pledgee in the Partnership Collateral granted hereunder at all times fully perfected and in full force and effect;

          (i) Giving effect to the aforesaid grant and assignment to Pledgee, Pledgee has, as of the date of this Agreement, and to Partnership Collateral acquired from time to time after the date hereof, shall have, a valid, perfected and continuing first lien upon and security interest in the Partnership Collateral; except that no representation or warranty is made with respect to the perfected status of the security interest of Pledgee in the proceeds of Partnership Collateral consisting of "cash proceeds" or "non-cash proceeds" as defined in the Code, unless, and only to the extent that, the provisions of
Section 9-306 of the Code shall have been complied with;

          (j) There are no financing statements under the Code covering any or all of the Partnership Collateral, and Pledgor will not, without the prior written consent of Pledgee, execute and there will not ever be on file in any public office, any enforceable financing statement or statements covering any or all of the Partnership Collateral, except financing statements filed or to be filed in favor of Pledgee as secured party;

          (k) The Partnership Agreement and this Agreement have been duly executed and delivered by Pledgor and constitute the legal, valid and binding obligation of each Pledgor, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles and the matters described in the opinions delivered pursuant to Section 3.1(B) of the Loan Agreement. Neither Pledgor is in default under or with respect to, nor has any such Pledgor received any notice alleging any default that remains uncured under or with respect to, any of such Pledgor's obligations under the Partnership Agreement;

          (l) The Partnership Agreement delivered to Pledgee is a true, correct and complete copy of a signed counterpart thereof of the complete and entire Partnership Agreement in effect on the date hereof and has not, as of the date hereof, been further modified or amended;

          (m) Each Pledgor shall deliver to Pledgee a copy of each notice of default given or received by it under the Partnership Agreement within 15 days after such Pledgor gives or receives such notice;

          (n) Neither Pledgor shall withdraw as a partner of Borrower, or file or pursue or take any action which may, directly or indirectly, cause a dissolution or liquidation of Borrower or seek a partition of any property of Borrower;

          (o) Neither Pledgor will (i) terminate or agree to terminate the Partnership Agreement, or (ii) amend or modify, or agree to amend or modify, the Partnership Agreement in contra-vention of the terms and conditions of this Agreement or the Loan Agreement;

          (p) None of the Partnership Collateral is, as of the date of this Agreement, and as to Partnership Collateral which arises from time to time after such date will be, evidenced by any instrument, note or chattel paper, except such as have been or will be endorsed, assigned or pledged and delivered to Pledgee by Pledgors simultaneously with the creation thereof; and

          (q) Each Pledgor shall, at its sole cost and expense, keep, observe, perform and discharge, duly and punctually, all and singular the material obligations, terms, covenants, conditions, representations and warranties of the Partnership Agreement on the part of the applicable Pledgor to be kept, observed, performed and discharged. Each Pledgor shall hold Pledgee harmless and indemnify Pledgee against any loss or expense (including, without limitation, reasonable attorneys' fees and disbursements) that Pledgee may incur or sustain by reason of the failure on such Pledgor's part to so perform and observe the Partnership Agreement or to satisfy, perform and observe such conditions thereunder.

          If either Pledgor fails to perform any covenant contained herein and such failure shall continue for a period of five days after such Pledgor's receipt of written notice thereof from Pledgee, Pledgee may itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of Pledgee incurred in connection therewith shall be payable by Pledgor to Pledgee within ten days after demand therefor, together with interest thereon at the Default Rate and shall be secured by the Partnership Collateral hereunder.

          5.  Special Provisions Concerning Borrower and Pledgors.

          (a) Each Pledgor covenants and agrees that, except as otherwise permitted by the Loan Documents, it will not take or permit any action which will cause Borrower:

             (i) to merge or consolidate with any other Person or liquidate, wind-up, dissolve or suffer any liquidation or dissolution (in whole or in part), discontinue the business of Borrower, or convey, lease (except for space leasing permitted under the Loan Agreement and the Mortgages), sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or a substantial part of Borrower's assets, whether now or hereafter acquired;

         (ii) to enter into any line of business other than the ownership and operation of the Mortgaged Property, or otherwise cease to be a Single-Purpose Entity or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business; or

         (iii) to make, incur, assume or suffer to exist, directly or indirectly, any Lien on any of Borrower's assets or properties other than Liens which are Permitted Encumbrances.

     (b) To the extent either Pledgor receives any cash distributions in contravention of the Loan Agreement, such Pledgor shall take all necessary actions to cause such cash distributions to be remitted directly to Pledgee for application to the Obligations to the extent payment thereof is required under the Loan Agreement.

     6.  Distributions.

     (a) Except as otherwise provided in Section 6(d), and subject to the limitations set forth in the Loan Documents, including, without limitation, the Loan Agreement, unless an Event of Default shall have occurred and is continuing, each Pledgor at any time may receive and retain all distributions with respect to its interest in the capital or profits or other cash distributions, liquidating or otherwise, with respect to the Pledged Interests.

     (b) Upon the occurrence and continuance of any Event of Default, if, notwithstanding any prohibition in any of the Loan Documents, a Pledgor shall at any time receive any cash distributions with respect to the Pledged Interests, all such amounts received by such Pledgor shall, immediately upon receipt, be remitted to Pledgee for application to the Obligations in accordance with the Loan Agreement, and until so remitted shall be received and held by such Pledgor in trust for Pledgee. In the event a non-cash distribution shall be paid or made to a Pledgor, such Pledgor shall receive the same in trust for the sole purpose of forthwith delivering the same in kind (appropriately endorsed) to Pledgee, to be added to the Partnership Collateral hereunder.

     (c) If a Pledgor shall become entitled to receive or shall receive from Borrower, any instrument, certificate, option or right, as an addition to, in substitution of, or in exchange for, the Pledged Interests or any part thereof, such Pledgor shall hold the same as the agent and in trust for Pledgee, and shall deliver it forthwith to Pledgee in the exact form received, with such Pledgor's endorsement or assignment or other instrument as Pledgee may deem appropriate, to be held by Pledgee, subject to the terms hereof, as further Partnership Collateral for the Obligations.

     (d) To the extent a Pledgor receives any cash distributions in contravention of the Loan Agreement, such Pledgor shall take all necessary actions to cause future cash distributions to be remitted directly to Pledgee for application to the Obligations to the extent payment thereof is required under the Loan Agreement.

     7.  Application of Partnership Collateral.  All proceeds of the
Partnership Collateral (including, without limitation, any proceeds from the sale of all or any portion of the Pledged Interests, and all distributions, liquidating and otherwise, received by Pledgee in respect of the Pledged Interests) now or at any time hereafter received or retained by Pledgee pursuant to the provisions of this Agreement (including, without limitation, the provisions of Section 9) shall, after the occurrence and during the continuance of an Event of Default be applied by Pledgee to the Obligations pursuant to the terms of the Loan Agreement.

     8. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

     (a) Any representation or warranty made by either Pledgor contained in this Agreement is false or misleading in any material respect on the date hereof;

     (b) Either Pledgor's failure to comply with, or breach of any term, covenant or agreement contained in this Agreement, if such failure or breach, as the case may be, shall continue for ten days after notice shall have been given by Pledgee specifying such failure or breach, as the case may be, and requiring such failure or breach, as the case may be, to be remedied in the case of any failure or breach which can be cured by the payment of a sum of money or for 30 days after notice from Pledgee in the case of any other failure or breach (unless otherwise provided herein); provided, however, that if the nature of the failure or breach is such that it is curable by such Pledgor but cannot be cured within such 30 day period, then an Event of Default shall not be deemed to have occurred hereunder if such Pledgor, promptly after delivery of such notice, commences to cure such failure or breach, as the case may be, and proceeds with diligence to cure the same, and such failure or breach, as the case may be, shall not be deemed an Event of Default hereunder so long as such Pledgor is diligently pursuing the cure of such failure or breach, as the case may be, but in no event shall such grace period exceed 180 days after the original notice to such Pledgor by Pledgee; or

     (c) If an "Event of Default" as defined or described in the Loan Agreement or any of the other Loan Documents shall occur whether as to Borrower or all or any portion of the Mortgaged Property.

     9.  Remedies.  If an Event of Default shall occur and is continuing:

     (a) Upon acceleration of the Obligations, Pledgee, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right to, in addition to all rights, powers and remedies of a secured party pursuant to the Code, at any time and from time to time, (i) cause any or all of the Pledged Interests to be registered in or transferred into the name of Pledgee or into the name of a nominee or nominees, or designee or designees, of Pledgee, and/or (ii) sell, resell, assign and deliver, in its sole discretion, any or all of the Partnership Collateral or any other collateral security for the Obligations (whether in whole or in part and at the same or different times) and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit (by Pledgee only), and in connection therewith Pledgee may grant options and may impose reasonable conditions such as requiring any purchaser to represent that any "securities" constituting any part of the Partnership Collateral are being purchased for investment only, Pledgor hereby waiving and releasing any and all right of redemption. If all or any of the Partnership Collateral is sold by Pledgee upon credit (by Pledgee only), Pledgee shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Pledgee may resell such Partnership Collateral. It is expressly agreed that Pledgee may exercise its rights with respect to less than all of the Partnership Collateral, leaving unexercised its rights with respect to the remainder of the Partnership Collateral; provided, however, that such partial exercise shall in no way restrict or jeopardize Pledgee's right to exercise its rights with respect to all or any other portion of the Partnership Collateral at a later time or times.

     (b) Pledgee may exercise, either by itself or by its nominee or designee, in the name of Pledgors, the rights, powers and remedies granted to Pledgee in Section 2 in respect of the Partnership Collateral. Such rights and remedies shall include, without limitation, the right to exercise all voting, consent, managerial and other rights relating to the Pledged Interests, whether in Pledgor's name or otherwise, and the right to exercise Pledgors' rights, if any, to dissolve Borrower and either continue the Borrower's business or sell or dispose of all or a part of its assets.

     (c) Each Pledgor hereby irrevocably authorizes and empowers Pledgee and assigns and transfers unto Pledgee, and constitutes and appoints Pledgee and any of its assigns its true and lawful attorney-in-fact, and as its agent, irrevocably, with full power of substitution for it and in its name, in order to more fully vest in Pledgee the rights and remedies provided for herein, and each Pledgor further authorizes and empowers Pledgee and any of its assigns, as its attorney-in-fact, and as its agent, irrevocably, with full power of substitution for it and in its name, to proceed from time to time in such Pledgor's name in any statutory or non-statutory proceeding affecting such Pledgor or the Partnership Collateral, and Pledgee, any of its assigns or their respective nominees may (i) execute and file proof of claim for the Partnership Collateral and vote such claims for all or any portion of the Partnership Collateral (x) for or against proposal or resolution, (y) for a trustee or trustees or for a receiver or receivers or for a committee of creditors and/or (z) for the acceptance or rejection of any proposed arrangement, plan or reorganization, composition or extension, and Pledgee or its nominee may receive any payment or distribution and give acquittance therefor and may exchange or release any portion or all of the Partnership Collateral; and (ii) endorse any draft or other instrument for the payment of money, execute releases and negotiate settlements; provided, however, that the power provided for in this sentence shall not give Pledgee the right to make capital calls on Pledgors or to seek indemnification (other than pursuant to the indemnification provisions hereof), contribution or reimbursement from or subrogation to the rights of Pledgors, whether arising by contract, at law or in equity. Nothing contained in the foregoing provisions of this Section 9(c) shall be deemed or construed to be a limitation on, or waiver by Pledgee of, any of Pledgee's other rights or remedies hereunder or under any of the other Loan Documents, including, without limitation, pursuant to the provisions of Section 7.2 of the Loan Agreement. Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. The foregoing powers-of-attorney are irrevocable and coupled with an interest, and any similar or dissimilar powers heretofore given by either Pledgor in respect of the Pledged Interests to any other Person are hereby revoked. The power-of-attorney granted herein shall terminate automatically upon the termination of this Agreement in accordance with the terms hereof.

     (d) Pledgee may at such time and from time to time thereafter, without notice to, or assent by, Pledgor or any other Person (to the extent permitted by law), but without affecting any of the Obligations, in the name of either or both Pledgors or in the name of Pledgee, (i) notify any other party to make payment and performance directly to Pledgee, (ii) extend the time of payment and performance of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any obligations owing to one or both Pledgors, or claims of one or both Pledgors under the Partnership Agreement,
(iii) file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by Pledgee reasonably necessary or advisable for the purpose of collecting upon or enforcing the Partnership Agreement, and (iv) execute any instrument and do all other things deemed reasonably necessary and proper by Pledgee to protect and preserve and realize upon the Partnership Collateral or any portion thereof and the other rights contemplated hereby.

     (e) Pledgee may without notice to, or assent by, Pledgors, require that (i) any and all distributions, dividends, interest and other payments payable to a Pledgor with respect to all or any part of the Pledged Interests be paid to Pledgee and (ii) Pledgee shall have the right to cause Pledgee or its nominee, designee, agent or assignee to become substitutes for either or both Pledgors, or their designee, as officers and/or directors in Borrower.

     (f) Pursuant to the power-of-attorney provided for above, Pledgee may reasonably take any action and exercise and execute any instrument which it may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, Pledgee shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to either or both Pledgors representing any interest, payment of principal or other distribution payable in respect of the Partnership Collateral or any part thereof, and for and in the name, place and stead of either or both Pledgors, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of the Pledged Interests and any other property which is or may become a part of the Partnership Collateral hereunder.

     (g) Pledgee may exercise all of the rights and remedies of a secured party under the Code.

     (h) Without limiting any other provision of this Agreement, and without waiving or releasing Pledgors from any obligation or default hereunder, Pledgee shall have the right, but not the obligation, to perform any act or take any appropriate action, as it, in its reasonable judgment, may deem necessary to cure such Event of Default or cause any term, covenant, condition or obligation required under this Agreement to be performed or observed by a Pledgor to be promptly performed or observed on behalf of such Pledgor or to protect the security of this Agreement. All reasonable amounts advanced by, or on behalf of, Pledgee in exercising its rights under this Section 9(h) (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon at the Default Rate from the date of each such advance, shall be payable by such Pledgor to Pledgee within ten days after demand therefor and shall be secured by the Partnership Collateral.

     10. Sales of the Partnership Collateral. No demand, advertisement or notice, all of which are hereby expressly waived by Pledgors, shall be required in connection with any sale or other disposition of all or any part of the Partnership Collateral, except that Pledgee shall give Pledgors at least ten Business Days' prior written notice of the time and place of any public sale or of the time and the place at which any private sale or other disposition is to be made, which notice each Pledgor hereby agrees is reasonable, all other demands, advertisements and notices being hereby waived. To the extent permitted by law, Pledgee shall not be obligated to make any sale of the Partnership Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given, and Pledgee may without notice or publication adjourn any public or private sale, and such sale may, without further notice, be made at the time and place to which the name was so adjourned. Upon each public or private sale of any portion of or all of the Partnership Collateral, unless prohibited by any applicable statute which cannot be waived, Pledgee (or its nominee or designee) may purchase any or all of the Partnership Collateral being sold, free and clear of and discharged from any trusts, claims, equity or right of redemption of Pledgors, all of which are hereby waived and released to the extent permitted by law, and may make payment therefor by credit against any of the Obligations in lieu of cash or any other obligations. In the case of any sale, public or private, of any portion of or all of the Partnership Collateral, Pledgors shall be responsible for the payment of all reasonable costs and expenses of every kind for the sale and delivery, including, without limitation, brokers' and reasonable attorneys' fees and disbursements and any tax imposed thereon. The proceeds of the sale of the Partnership Collateral shall be available to cover such costs and expenses, and, after deducting such costs and expenses from the proceeds of the sale, Pledgee shall apply any residue to the payment of the Obligations in the order of priority as set forth in the Loan Agreement.

     11.  Securities Act of 1933, Etc.

     (a) If an Event of Default shall have occurred and be continuing, Pledgee shall have accelerated the Obligations and either Pledgor shall have received from Pledgee a written request that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Pledged Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Interests, including, without limitation, registration under the Securities Act of 1933, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided that Pledgee shall furnish to such Pledgor such information regarding Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to Pledgee such number of prospectuses, offering circulars or other documents incident thereto as Pledgee from time to time may reasonably request, and will indemnify Pledgee and all others participating in the distribution of such Pledged Interests against all losses, liabilities, claims or damages caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by Pledgee expressly for use therein.

     (b) If at any time when Pledgee shall determine to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 10, and such Pledged Interests or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, Pledgee may, in its sole and absolute discretion, sell such Pledged Interests or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least ten Business Days' notice of the time and place of any such sale shall be given to Pledgors. Without limiting the generality of the foregoing, in any such event Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Interests or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single potential purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Interests or part thereof. In the event of any such sale, Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Interests at a price which Pledgee may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

     12. Receipt of Sale Proceeds. Upon any sale of the Partnership Collateral, or any portion thereof, by Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Partnership Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

     13. Waivers; Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          14. Remedies Cumulative. The rights, powers and remedies of Pledgee under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Pledgee may have against Pledgors pursuant to this Agreement or the other Loan Documents executed by or with respect to Borrower, or existing at law or in equity or otherwise. Pledgee's rights, powers or remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Pledgee may determine in Pledgee's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver by Pledgee of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

          15. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in accordance with the terms of, and methods of delivery set forth in, the Loan Agreement addressed as hereinafter set forth. A party receiving a notice which does not comply with the technical requirements for notice under this Section 15 may elect to waive any deficiencies and treat the notice as having been properly given.

             If to FRI or FRP:

               8900 Keystone Crossing
               Suite 200
               Indianapolis, Indiana 46240-0498
               Attn:  John H. Sharpe, Esq.
               Facsimile:  (317) 575-1246

             with a copy to:

               Jones, Day, Reavis & Pogue
               599 Lexington Avenue
               New York, New York 10022
               Attn:  Robert A. Profusek, Esq.
               Facsimile:  (212) 755-7306

             If to Pledgee:

               Nomura Asset Capital Corporation
               2 World Financial Center
               Building B
               New York, New York  10281-1198
               Attention:  Raymond M. Anthony
               Facsimile:  (212) 667-1014

             with a copy to:

               Milbank, Tweed, Hadley & McCloy
               1 Chase Manhattan Plaza
               New York, New York 10005
               Attention:  Geoffrey K. Hurley, Esq.
               Facsimile:  (212) 530-5219

          16. Assignment. Pledgee shall have the right to assign this Agreement and the obligations hereunder to any Person in accordance with the Loan Agreement. The parties hereto acknowledge that following the execution and delivery of this Agreement, Pledgee expects to sell, transfer and assign this Agreement and certain other Loan Documents to Custodian on the Securitization Closing Date. All references to "Pledgee" hereunder shall be deemed to include the assigns of Pledgee and the parties hereto acknowledge that actions taken by Pledgee hereunder may, after the Securitization Closing Date.

          17.  Pledgee Not Bound.

          (a) Nothing herein shall be construed to make Pledgee liable as a general partner or a limited partner of Borrower, and Pledgee, by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or a limited partner of Borrower. The parties hereto expressly agree that, unless and until Pledgee shall become the absolute owner of all or any portion of the Pledged Interests pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture between Pledgee and FRI or FRP.

          (b) The mere execution and delivery of this Agreement shall not be deemed to evidence any intention of Pledgee to become a constituent partner of Borrower or of either Pledgor or otherwise be deemed to be a co-venturer with respect to either Pledgor or Borrower; provided, however, that Pledgee may, in Pledgee's sole discretion, upon the occurrence and continuance of an Event of Default and acceleration of the Obligations, after the exercise of Pledgee's remedies hereunder, elect to become a constituent partner in Borrower. Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a partner of Borrower or of either Pledgor until such time as Pledgee actually becomes a constituent partner in Borrower.

          (c) Pledgee shall not be obligated to perform or discharge any obligation of either Pledgor as a result of the collateral assignment hereby effected.

          (d) The acceptance by Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee to appear in or defend any action or proceeding relating to the Partnership Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Partnership Collateral.

          18. Acts of Pledgee. All of the Partnership Collateral at any time delivered to Pledgee pursuant hereto shall be held by Pledgee subject to the terms, covenants and conditions herein set forth. Neither Pledgee nor any of Pledgee's directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by such party or parties relative to any of the Partnership Collateral, except for such party's or parties' own gross negligence or willful misconduct. Pledgee shall be entitled to rely in good faith upon any writing or other document, telegram or telephone conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and, with respect to any legal matter, Pledgee may rely in acting or in refraining from acting upon the advice of counsel selected by it concerning all matters hereunder. Each Pledgor hereby agrees to indemnify, defend and hold harmless Pledgee and any of Pledgee's directors, officers, agents, employees or counsel (collectively, the "Indemnified Parties") from and against any and all claims, demands, losses, judgments and liabilities (including, without limitation, Pledgee's exercise of the rights, remedies or powers under or in accordance with the terms hereof or otherwise, but excluding those losses, judgments and liabilities of Pledgee resulting from Pledgee's gross negligence or willful misconduct), of whatsoever kind or nature without limitation, and to reimburse, within ten days after written demand therefor, Pledgee for all costs and expenses, including, without limitation, attorneys' fees arising out of or resulting from this Agreement or the exercise by Pledgee of any right or remedy granted to it hereunder, such as selling or disposing of the Partnership Collateral, together with interest on such sums at the Default Rate from the date such expenses were paid by Pledgee to the date of payment to Pledgee of such sums (all such costs, expenses and attorneys' fees to be secured by the Partnership Collateral hereunder). In any action to enforce this Agreement and following termination of this Agreement and/or any release of the Partnership Collateral, the provisions of this Section 18 shall, to the extent permitted by law, prevail notwithstanding any provision of applicable law respecting the recovery of costs, disbursements and allowances to the contrary.

          19. Custody of Partnership Collateral; Notice of Exercise of Remedies. Pledgee shall not have any duty as to the collection or protection of the Partnership Collateral or any income thereon or payments with respect thereto, or as to the preservation of any rights pertaining thereto beyond exercising reasonable care with respect to the custody of any thereof actually in its possession. Each Pledgor hereby waives notice of acceptance hereof, and except as otherwise specifically provided herein or required by provision of law which may not be waived, hereby waives any and all notices or demands with respect to any exercise by Pledgee of any rights or powers which it may have or to which it may be entitled with respect to the Partnership Collateral.

          20. No Release, Etc. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstances or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, any of the Loan Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement or any other Loan Document; (c) any furnishing of any additional security to Pledgee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by Pledgee; or (d) any invalidity, irregularity or unenforceability of all or part of the Obligations or of any security therefor.

          21. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          22. Further Assurances. Each Pledgor agrees to do such further acts and things and to execute and deliver to Pledgee such additional conveyances, assignments, agreements and instruments as Pledgee from time to time may reasonably require or deem reasonably advisable to carry into effect this Agreement or to further assure and confirm unto Pledgee the rights, powers and remedies intended to be granted hereunder or under any other Loan Document; provided, however, that no such further acts and things and conveyances, assignments, agreements and instruments shall increase Pledgors' obligations under this Agreement or under any other Loan Document. Each Pledgor hereby agrees to sign and deliver to Pledgee financing statements, continuation statements and other documents, in form acceptable to Pledgee, as Pledgee may from time to time reasonably request or are reasonably necessary in the opinion of Pledgee to establish and maintain a valid and perfected security interest in the Partnership Collateral and to pay any filing fees relative thereto. Each Pledgor also authorizes Pledgee, to the extent permitted by law, to file such financing statements and amendments thereto relating to all or any part of the Partnership Collateral without the signature of such Pledgor and further authorizes Pledgee, to the extent permitted by law, to file a photographic or other reproduction of this Agreement or of a financing statement in lieu of a financing statement.

          23. Headings. The Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          24. Release. Pledgee agrees to release its security interest in the Partnership Collateral upon satisfaction of all of the following conditions precedent (subject to Section 8.1 of the Loan Agreement):

          (a) That the documents to effect such release be prepared, in form and substance reasonably satisfactory to Pledgee, at the expense of Pledgors;

          (b) That the aggregate principal amount of, and accrued interest on, the Note and all other Obligations shall have been fully paid and performed; and

          (c) That all reasonable costs, fees, expenses and other sums actually paid or actually incurred by or on behalf of Pledgee in exercising any of Pledgee's rights, powers, options, privileges and remedies hereunder or under any of the Loan Documents, including, without limitation, reasonable attorneys' fees and disbursements, plus accrued interest thereon at the Default Rate as provided in the Loan Documents, shall have been fully paid.

          Any release pursuant to this Section 24 and any documents delivered to confirm the same shall expressly provide that such release is made without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such release has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Partnership Collateral). If the Partnership Collateral is so released, Pledgee, at the request and sole cost and expense of a Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and any Code financing statements filed in connection herewith, and will duly assign, transfer and deliver, without recourse and without any representation or warranty, express or implied (except that Pledgee shall represent that such release has been and is duly authorized, that all necessary consents to the execution and delivery thereof have been obtained and that it has not assigned or encumbered the Partnership Collateral), to such Pledgor such of the Partnership Collateral as may be in the possession of Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by Pledgee hereunder and not applied to the payment of the Obligations.

          25. Exculpation. Notwithstanding anything herein or in any other Loan Document to the contrary, except as otherwise set forth in this Section 25 to the contrary, Pledgee shall not enforce the liability and obligation of either Pledgor to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment shall be sought against such Pledgor or its shareholders, partners, officers or directors, except that Pledgee may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding, and may exercise all of the remedies of a secured party under the Code or other applicable laws, (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Pledgee to realize upon the Partnership Collateral and the Default Collateral; provided, however, that any judgment in any such action or proceeding shall be enforceable against Pledgors only to the extent of any such Partnership Collateral and Default Collateral. The provisions of this Section 25 shall not, however, (a) impair the validity of the Indebtedness evidenced by the Note or in any way affect or impair the Liens of the Mortgages or any of the other Loan Documents or the right of Pledgee to foreclose the Mortgages following an Event of Default; (b) impair the right of Pledgee to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of the Note, the Mortgages or the other Loan Documents; (d) impair the right of Pledgee to obtain the appointment of a receiver; (e) impair the enforcement of the Assignments of Leases (subject to the nonrecourse provisions thereof); (f) impair the right of Pledgee to bring suit for actual damages, losses and costs resulting from fraud or intentional misrepresentation by a Pledgor or any other Person in connection with this Agreement, the Note, the Mortgages or the other Loan Documents; (g) impair the right of Pledgee to obtain the Default Collateral received by a Pledgor; (h) impair the right of Pledgee to bring suit with respect to a Pledgor's or Borrower's misappropriation of security deposits or Rents collected more than one month in advance; (i) impair the right of Pledgee to obtain Insurance Proceeds or Condemnation Proceeds due to Pledgee pursuant to the Mortgages; (j) impair the right of Pledgee to enforce the provisions of Sections 4.1(P) or 5.1(D)-(I) of the Loan Agreement even after repayment in full by Borrower of the Indebtedness; (k) prevent or in any way hinder Pledgee from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Pledgee to bring suit with respect to any misapplication of any funds; (m) impair the right of Pledgee to enforce the Indemnity Agreement even after repayment in full by

Borrower of the Indebtedness; or (n) impair the right of Pledgee to sue for, seek or demand a deficiency judgment against Borrower solely for the purpose of foreclosing the Mortgaged Property or any part thereof, or realizing upon the Default Collateral; provided, however, that any such deficiency judgment shall be enforceable against a Pledgor only to the extent of any of the Partnership Collateral and the Default Collateral. The provisions of this Section 25 shall be inapplicable to a Pledgor if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or acquiesced in by or with respect to such Pledgor, or if such Pledgor shall institute any proceeding for the dissolution or liquidation of such Pledgor, or if such Pledgor shall make an assignment for the benefit of creditors, in which event Pledgee shall have recourse against all of the assets of such Pledgor and the Default Collateral received by such Pledgor.

             26.  Miscellaneous.

          (a) In enforcing any rights hereunder or under any of the other Loan Documents, Pledgee shall not be required to resort to any particular security, right or remedy through foreclosure or otherwise or to proceed in any particular order of priority, or otherwise act or refrain from acting, and, to the extent permitted by law, each Pledgor hereby waives and releases any right to a marshaling of assets or a sale in inverse order of alienation.

          (b) Whenever any payment or performance of any Obligation shall be due on a day which is not a Business Day (as defined in the Loan Agreement), such payment or performance shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the time period within which such payment may be made or performance rendered without a Default or an Event of Default occurring hereunder.

          (c) In the event that a claim or adjudication is made that Pledgee, its assigns, or their respective agents, including, without limitation, Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Mortgages or the other Loan Documents, Pledgee, its assigns, or their respective agents, as the case may be, has an obligation to act reasonably or promptly, each Pledgor agrees that none of, Pledgee, its agents, and their respective agents, including, without limitation, Servicer, shall be liable for any monetary damages, and each Pledgor's sole remedy shall be to commence an action seeking injunctive relief or a declaratory judgment. The parties hereto agree that any action or proceeding to determine whether such Pledgor has acted reasonably shall be determined by an action seeking declaratory judgment.

          (d) FRI, FRP and Pledgee each hereby agree at any time and from time to time upon not less than 15 days' prior notice by any party hereto to execute, acknowledge and deliver to Pledgee or any other party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto) and stating whether or not to the knowledge of such certifying party any Default or Event of Default has occurred and is continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Pledgee's obligation to deliver the statement pursuant to this Section 26(d), that Pledgee shall have received, together with a Pledgor's request for such statement, a certificate from an authorized officer of such Pledgor stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

          (e) This Agreement may be executed in any number of counterparts by the parties hereto, each of which counterpart when so executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          27.  Governing Law.

          (a) This Agreement was negotiated in New York, and executed and delivered by each Pledgor and Pledgee in the State of New York, and the parties agree that the State of New York has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, each Pledgor hereby unconditionally and irrevocably waives any claims to assert that the law of any other jurisdiction governs this Agreement and this Agreement shall be governed by and construed in accordance with the laws of the State of New York pursuant to (S) 5-1401 of the New York General Obligations Law.

          (b) Any legal suit, action or proceeding against either Pledgor or Pledgee arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to (S) 5-1402 of the New York General Obligations Law, and each Pledgor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each Pledgor hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Each Pledgor does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention: Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York,

New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York, as such agent shall designate in writing in accordance with the terms hereof) and written notice of said service of such Pledgor mailed or delivered to such Pledgor in the manner set forth herein, shall be deemed in every respect effective service of process upon such Pledgor, in any such suit, action or proceeding in the State of New York. Each Pledgor (i) shall give prompt notice to Pledgee of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent provided that such substitute has an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

             [Signature Page Follows]

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the day and year first above written.

                              PLEDGORS:

                              FORUM RETIREMENT, INC., A Delaware
                              corporation



                              By:______________________________
                                 Name:
                                 Title:


                              FORUM RETIREMENT PARTNERS, L.P.,
                              a Delaware limited partnership


                              By:  Forum Rretirement, Inc., a
                                    Delaware corporation, General
                                    Partner


                                    By:______________________________
                                       Name:
                                       Title:


                              PLEDGEE:

                              NOMURA ASSET CAPITAL CORPORATION,
                              a Delaware corporation



                              By:______________________________
                                 Name:
                                 Title: